                                                                   Exhibit 10.31

                                STATE OF FLORIDA
                           DEPARTMENT OF ELDER AFFAIRS
                      AGENCY FOR HEALTH CARE ADMINISTRATION
                            CONTRACT No. 2002-2003-02

This contract is entered into between the State of Florida. Department of Elder Affairs hereinafter referred to as the "department, " the Agency for Health Care Administration hereinafter referred to as the "agency:" and Physicians Healthcare Plans, Inc. hereinafter referred to as the "Contractor."

THE PARTIES AGREE:

        THE CONTRACTOR AGREES:

A.      To provide services according to the conditions specified in Attachment
        I.

B.      FEDERAL LAWS AND REGULATIONS

                If this contract contains federal funds, the Contractor shall comply with the provisions of 45 CFR. Part 74. and/or 45 CFR,
                Part 92, and other applicable regulations.

                If this contract contains federal funding, the Contractor must, prior to contract execution, complete the Certification Regarding Lobbying form, Attachment II. If a Disclosure of Lobbying Activities form, Standard Form LLL, is required, it may be obtained from the department. All disclosure forms as required by the Certification Regarding Lobbying form must be completed and returned to the department no more than 10 days after contract execution.

        3. If this contract contains federal funding in excess of $100,000, the Contractor shall comply with all applicable standards, orders, or regulations issued under Section 306 of the Clean Air Act, as amended (42 U.S.C. 1857(h) et seq.). Section 508 of the Clean Water Act. as amended (33 U.S.C. 1368 et seq.), Executive Order 11738, and Environmental Protection agency regulations (40 CFR Part 15). The Contractor shall report any violations of the above to the department within ten (10) days of the discovery of any such violation.

        4. To comply with the provisions of the U.S. Department of Labor, Occupational Safety and Health Administration (OSHA) code, 29 CFR, Part 1910.1030.

        5. If this contract contains federal funding in excess of $100,000, the Contractor must, prior to contract execution, complete the Debarment, Suspension. Ineligibility and Voluntary Exclusion Certification form Attachment III.

        6. To comply with the Department of Health and Human Services Privacy Regulations in the Code of Federal Regulations, Title 45, sections 160 and 164, regarding disclosure of protected health information and as specified in Attachment VI.

C.      EMPLOYMENT

        If the Contractor is a non-governmental organization, it is expressly understood and agreed that the Contractor will not knowingly employ unauthorized alien workers. Such employment constitutes a violation of the employment provisions as determined pursuant to section 274A(e) of the Immigration & Naturalization Act (INA), 8 U.S.C. s.1324 a (e) (section 274A(e)"). Violation of the employment provisions as determined pursuant to section 274A(e) shall be grounds for unilateral cancellation of this contract.

D.      AUDITS AND RECORDS

                To maintain books, records, and documents (including electronic storage media) in accordance with generally accepted accounting procedures and practices, which sufficiently and properly reflect all revenues and expenditures of funds, provided under this contract.

                To assure that these records shall be subject at all reasonable times to inspection, review, or audit by state personnel and other personnel duly authorized by the department or agency as well as by federal personnel.

        3. To maintain and file with the department such progress, fiscal and inventory reports as specified, in Attachment I and other reports as the department may require within the period of this contract.

        4. To provide a financial and compliance audit as specified in Attachment V, and to ensure that all related party transactions are disclosed to the auditor.

        5. To include these aforementioned audit and record keeping requirements in all approved subcontracts and assignments.

        6. To respond to requests for client information and statistical data for research and evaluative purposes when requested by the department or agency.

E.      RETENTION OF RECORDS

                Unless otherwise expressly set forth in this contract, the Contractor agrees to retain all client records, financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertinent to this contract for a period of five (5) years after termination of this contract, or if an audit has been initiated and audit findings have not been resolved, the records shall be retained until resolution of the audit findings. Any special provisions regarding retention of records must be in accord with applicable state or federal law or regulation.

        2. Persons duly authorized by the department or agency and federal auditors, pursuant to 45 CFR, Parts 92.36(i)(10), 92.42(e)(1) and (2), and 74.53(e), shall have full access to and the right to examine any of said records and documents during said retention period.

F.      MONITORING

                To provide reports as specified in Attachment I. These reports will be used for monitoring progress or performance of the contractual services.

                To permit persons duly authorized by the department or agency to inspect any records, papers, documents, facilities, goods and services of the Contractor which are relevant to this contract or the mission and statutory authority of the department and agency, and/or interview any clients and employees of the Contractor to be assured of satisfactory performance of the terms and conditions of this contract. Following such inspection the department will deliver to the Contractor a list of its concerns with regard to the manner in which said goods or services are being provided. The Contractor will rectify all noted deficiencies provided by the department within the time set forth by the department or provide the department with a reasonable and acceptable justification for the Contractor's failure to correct the noted shortcomings. The department shall determine whether such failure is reasonable and acceptable. The Contractor's failure to correct or justify within a reasonable time as specified by the department may result in the agency taking any of the actions identified in the Suspension section, or the department and agency deeming the provider's failure to be a breach of contract.

G.      INDEMNIFICATION

        If the Contractor is a state or local governmental entity, pursuant to subsection 768.28 (18) Florida Statutes, the provisions of this section do not apply.

                To indemnify, defend, and hold harmless the department and agency and all of their officers, agents, and employees from any claim, loss, damage, cost, charge, or expense arising out of any acts, actions, neglect or omission by the Contractor, its agents, employees, or subcontractors during the performance of the contract, whether direct or indirect, and whether to any person or property to which the department, agency or said parties may be subject, except that neither Contractor nor any of its subcontractors will be liable under this section for damages arising out of injury or damage to persons or property directly caused or resulting from the sole negligence of the department, agency or any of their officers, agents, or employees.

        2. Contractor's obligation to indemnify, defend, and pay for the defense or at the department's option, to participate and associate with the department or agency in the defense and trial of any claim and any related settlement negotiations, shall be triggered by the department's notice of claim for indemnification to Contractor. The Contractor's inability to evaluate liability or its evaluation of liability shall not excuse the Contractor's duty to defend and indemnify the department or agency, upon notice by the department. Notice shall be given by registered or certified mail, return receipt requested. Only an adjudication or judgment after the highest appeal is exhausted specifically finding the department or agency solely negligent shall excuse performance of this provision by the Contractor. The Contractor shall pay all costs and fees related to this obligation and its enforcement by the department. The department's failure to notify the Contractor of a claim shall not release the Contractor of the above duty to defend.

                It is the intent and understanding of the parties that the Contractor is not an agent of the department or agency for purposes of application of section 768.28. F.S., and is not entitled or subject to any of the benefits and limitations therein. Contractor expressly agrees to and does hereby waive any and all claims or entitlement to any and all application of section 768.28 F.S., Contractor may have or may hereafter acquire by reason of this agreement or by interpretation of this agreement and applicable law by any court of law equity, or by or through any other dispute resolution method or forum, regarding any all claims that may directly or indirectly arise from or otherwise involve Contractor's direct or indirect involvement, obligations, or benefits under this agreement. Not withstanding the foregoing provisions, nothing in this agreement shall serve as a waiver of sovereign immunity, or any other defense, by the department or agency. Neither the Contractor nor any of its subcontractors are employees of the department or agency and shall not hold themselves out as employees or agents of the department or agency without specific authorization from the department. It is the further intent and understanding of the parties that the department or agency does not control the employment practices of the Contractor and shall not be liable for any wage and hour, employment discrimination, or other labor and employment claims, which arise against the Contractor.

H.      INSURANCE

                To provide adequate liability insurance coverage on a comprehensive basis and to hold such liability insurance at all times during the existence of this contract. The Contractor accepts full responsibility for identifying and determining the type(s) and extent of liability insurance necessary to provide reasonable financial protections for the Contractor and the clients to be served under this contract. Upon the execution of this contract, the Contractor shall furnish the department written verification supporting both the determination and existence of such insurance coverage. A self-insurance program established and operating under the laws of the State of Florida may provide such coverage. The department reserves the right to require additional insurance where appropriate.

        2.      If the Contractor is a state agency or subdivision as defined by section 768.28. Florida Statutes, the Contractor shall furnish the department, upon request, written verification of liability protection in accordance with section 768.28, Florida Statutes. Nothing herein shall be construed to extend any party's liability beyond that provided in section 768.28, Florida Statutes. (See also indemnification paragraph above.)

        ABUSE, NEGLECT AND EXPLOITATION REPORTING

        In compliance with Chapter 415. Florida Statutes, an employee of the Contractor who knows, or has reasonable cause to suspect, that a child, aged person or disabled adult is or has been abused, neglected, or exploited, shall immediately report such knowledge or suspicion to the State of Florida central abuse registry and tracking system on the statewide toll-free telephone number (1-800-96ABUSE)

J.      TRANSPORTATION DISADVANTAGED

        If clients are to be transported under this contract, the Contractor will comply with the provisions of Chapter 427, Florida Statutes, and Rule Chapter 41-2, Florida Administrative Code.

K.      SAFEGUARDING INFORMATION

        Not to use or disclose any information concerning a recipient of services under this contract for any purpose not in conformity with applicable state and federal regulations (42 CFR 431.304-307

        Confidentiality Statement), except upon written consent of the recipient, or the custodial parent or legal guardian of the recipient, as authorized by law.

L.      CLIENT INFORMATION

        To submit management, program, and client identifiable data, as specified in this contract.

M.      ASSIGNMENTS AND SUBCONTRACTS

                To neither assign the responsibility of this contract to another party nor subcontract for any of the work contemplated under this contract without prior written approval of the department and agency. No such approval by the department and agency of any assignment or subcontract shall be deemed in any event or in any manner to provide for the incurrence of any obligation of the department or agency in addition to the total dollar amount agreed upon in this contract. All such assignments or subcontracts shall be subject to the conditions of this contract (except Section I, Paragraph P.I., Section II, Paragraph B., and
                Section I, Paragraph W, unless the subcontractor is a political subdivision of the state) and to any conditions of approval that the department or agency shall deem necessary.

                Unless otherwise stated in the contract between the Contractor and subcontractor, payments made by the Contractor to the subcontractor must be within seven (7) working days after receipt by the Contractor of full or partial payments from the agency in accordance with section 287.0585, Florida Statutes. Failure to pay within seven (7) working days will result in a penalty charged against the Contractor and paid to the subcontractor in the amount of one-half of 1 percent of the amount due, per day from the expiration of the period allowed herein for payment. Such penalty shall be in addition to actual payments owed and shall not exceed fifteen (15) percent of the outstanding balance due.

        3. That this contract and its Attachments I, II, III, IV, V, and VI as referenced are binding upon the Contractor, its successors, subcontractors, assignees and transferees.

N.      FINANCIAL REPORTS

        To provide financial reports to the department as specified in Attachment I.

O.      RETURN OF FUNDS

                To return to the agency any overpayments due to unearned funds or funds disallowed pursuant to the terms of this contract that were disbursed to the Contractor by the agency. The Contractor shall return any overpayment to the agency within forty (40) calendar days after either discovery by the Contractor, or notification by the agency, of the overpayment. In the event that the Contractor or its independent auditor discovers an overpayment has been made, the Contractor shall repay said overpayment within forty (40) calendar days without prior notification from the agency. In the event that the agency first discovers an overpayment has been made, the agency will notify the Contractor by letter of such a finding. Should repayment not be made in a timely manner, the agency will charge interest of one (1) percent per month compounded on the outstanding balance after forty (40) calendar days after the date of notification or discovery.

        2. For universities located in the state of Florida, should repayment not be made within forty (40) calendar days after the date of notification, the agency will notify the State Comptroller's Office who will then enact a transfer of the amounts owed from the state university's account to the account of the Agency for Health Care Administration.

P.      PURCHASING

                PRIDE
                It is expressly understood and agreed that any articles which are the subject of, or are required to carry out this contract shall be purchased from Prison Rehabilitative Industries and Diversified Enterprises. Inc. (PRIDE) identified under Chapter
                946. Florida Statutes, in the same manner and under the procedures set forth in subsections 946.515(2) and (4), Florida Statutes. For purposes of this contract, the person, firm, or other business entity carrying out the provisions of this contract shall be deemed to be substituted for the department insofar as dealings with PRIDE. This clause is not applicable to any subcontractors, unless otherwise required by law. An abbreviated list of products/services available from PRIDE may be obtained by contacting PRIDE'S Tallahassee branch office at
                (850) 487-3774 or SunCom 277-3774.

        2.      Procurement of Products or Materials with Recycled Content

                Additionally, it is expressly understood and agreed that any products or materials which are the subject of, or are required to carry out this contract shall be procured in accordance with the provisions of section 403.7065 and 287.045, Florida Statutes.

        3.      Equity in Contracting

                Pursuant to Section 287.09451, F.S., and in compliance with the governor's One Florida Initiative, Executive Order 99-281, the department is committed to embracing diversity and providing fair and equal opportunities to all qualified businesses to compete for state contracts, so that vendors for procurement of goods and services reflect the diversity of the state's population. The department requests a report monthly demonstrating university in the provider's selection of vendors for procurement of goods and services.

Q.      CIVIL RIGHTS REQUIREMENTS

        1. To give this assurance in consideration of and for the purpose of obtaining federal grants, loans, contracts (except contracts of insurance or guaranty), property, discounts, or other federal financial assistance to programs or activities receiving or benefiting from federal financial assistance. The Contractor agrees to complete the Civil Rights Compliance Questionnaire, DOEA Form 101 A and B, if services are provided to clients and if fifteen (15) or more persons are employed.

                        ensure  that it will comply with:

                                Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color, or national origin.

                b. Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.

                c. Title IX of the Education Amendments of 1972, as amended, 20 U.S.C. 1681 et seq., which prohibits discrimination on the basis of sex.

                d. The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.

                e. Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended 42 U.S.C. 9849, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

                f. The Americans with Disabilities Act of 1990, 42 USC, 12101, et.seq., which prohibits discrimination on the basis of disability and requires reasonable accommodations.

                g. All regulations, guidelines, and standards as are now or may be lawfully adopted under the above statutes.

        3. To establish procedures to handle complaints of discrimination involving services or benefits through this contract related to employment and labor issues. The contractor shall advise clients, employees, and participants of the right to file a complaint, the right to appeal a denial or exclusion from the services or benefits from this contract, and their right to a fair hearing. Complaints of discrimination involving services or benefits through this contract may also be filed with the Secretary of the department or the appropriate federal or state agency.

        4. That compliance with this assurance is a condition of continued receipt of or benefit from federal financial assistance, and that it is binding upon the Contractor, its successors, transferees, and assignees for the period during which such assistance is provided. The Contractor further assures that all contractors, subcontractors, sub-grantees, or others with whom it arranges to provide services or benefits to participants or employees in connection with any of its programs and activities are not discriminating against those participants or employees in violation of the above statutes, regulations, guidelines, and standards. In the event of failure to comply, the Contractor understands that the department, at its discretion, seeks a court order requiring compliance with the terms of this assurance or seeks other appropriate judicial or administrative relief, including but not limited to, termination of and denial of further assistance.

R.      REQUIREMENTS OF SECTION 287.058, FLORIDA STATUTES

                To submit bills for fees or other compensation for service or expenses in sufficient detail for a proper pre-audit and post-audit thereof.

        2. Where applicable, to submit bills for any travel expenses in accordance with section 112.061, Florida Statutes.

                To provide units of deliverables, including reports, findings, and drafts as specified in this contract to be received and accepted by the contract manager prior to payment.

        4. To comply with the criteria and final date by which such criteria must be met for completion of this contract as specified in section III, paragraph A-2 of this contract.

        5. To allow public access to all documents, papers, letters, or other materials subject to the provisions of Chapter 119, Florida Statutes, and made or received by the Contractor in conjunction with this contract. It is expressly understood that substantial evidence of the Contractor's refusal to comply with this provision shall constitute a breach of contract.

S.      WITHHOLDINGS AND OTHER BENEFITS

                To be responsible for Social Security and Income Tax withholdings.

        2. To not be entitled to state retirement or leave benefits except where the Contractor is a state agency.

        3. Unless justified by the Contractor and agreed to by the department in Attachment N/A, section N/A the department will not furnish services of support (e.g., office space, office supplies, telephone service, secretarial, or clerical support) normally available to career service employees.

T.      SPONSORSHIP

        1. As required by section 286.25, Florida Statutes, if the Contractor is a non-governmental organization which sponsors a program financed wholly or in part by state funds, including any funds obtained through this contract, it shall, in publicizing, advertising or describing the sponsorship of the program state:
                "Sponsored by: Physicians Healthcare Plans, Inc. and the State of Florida Department of Elder Affairs and the Agency For Health Care Administration." If the sponsorship reference is in written material, the words "State of Florida, Department of Elder Affairs and the Agency For Health Care Administration" shall appear in the same size letters and type as the name of the organization. This shall include, but is not limited to, any correspondence or other writing, publication or broadcast that refers to such program.

        2. If the contractor is a governmental entity or political subdivision of the state, the department requests compliance with the conditions specified in the above paragraph.

        3. To not use the words "The State of Florida Department of Elder Affairs" or "The Agency for Health Care Administration" to indicate sponsorship of a program otherwise financed unless specific authorization has been obtained by the department prior to use.

U.      FINAL INVOICE

        To submit the final invoice for payment to the agency no more than 90 days after the contract ends or is terminated; if the Contractor fails to do so, all right to payment is forfeited and the agency will not honor any requests submitted after the aforesaid time period. Any payment due under the terms of this contract may be withheld until all reports due from the Contractor and necessary adjustments thereto have been approved by the agency.

V.      USE OF FUNDS FOR LOBBYING PROHIBITED

        To comply with the provisions of section 216.347, Florida Statutes, which prohibits the expenditure of contract funds for the purpose of lobbying the Legislature, a judicial branch or a state agency.

W.      PUBLIC ENTITY CRIME

        Denial or revocation of the right to transact business with public entities. It is the intent of the legislature to place the following restrictions on the ability of persons convicted of public entity crimes to transact business with the department or agency per section 287.133, Florida Statutes:

        A person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not submit a bid on a contract to provide any goods or services to a public entity, may not submit a bid on a contract with a public entity for the construction or repair of a public building or public work, may not submit bids on leases of real property to a public entity, may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity, and may not transact business with any public entity in excess of the threshold amount provided in s.
        287.017 for CATEGORY TWO for a period of 36 months form the date of being placed on the convicted vendor list.

X.      CONFLICT OF INTEREST

        The Contractor hereby agrees that it will ensure that its employees, board members, management and subcontractors, will avoid any conflict of interest or the appearance of a conflict of interest when disbursing or using the funds described in this agreement or when contracting with another entity which will be paid by the funds described in this agreement. A conflict of interest includes but is not limited to receiving, or agreeing to receive, a direct or indirect benefit, or anything of value from a provider, client, subcontractor, or any person wishing to benefit from the use or disbursement of these funds. To avoid conflict of interest a Contractor must ensure that all individuals make a disclosure to the department of any relationship which may be, or may be perceived to be as a conflict of interest within thirty (30) days of an individual's original appointment or placement on a board, or if the individual is serving as an incumbent, within days of the commencement of the contract.

Y.      SUCCESSORS AND TRANSFEREES

        This contract and its attachments are binding on the recipient and its successors and transferees.

II.     THE DEPARTMENT AND AGENCY AGREE:

A.      CONTRACT AMOUNT

        To pay for contracted services according to the conditions of this contract in an amount not to exceed $ 10,350,926.00 subject to the availability of funds. The State of Florida's performance and obligation to pay under this contract is contingent upon an annual appropriation by the Legislature. The costs of services paid under any other contract or from any other source are not eligible for reimbursement under this contract.

B.      CONTRACT PAYMENT

        Pursuant to Section 215.422. Florida Statutes, agencies shall take no longer than 5 working days to inspect and approve goods and services, unless bid specifications or the contract specifies otherwise. With the exception of payments to health care contractors for hospital, medical, or other health care services, if payment is not available within 40 days, measured from the latter of the date the invoice is received or the goods or services are received, inspected and approved, a separate interest penalty set by the Comptroller pursuant to Section 55.03, Florida Statutes, will be due and payable in addition to the invoice amount. Payments to health care contractors for hospitals, medical or other health care services, shall be made not more than 35 days from the date eligibility for payment is determined, and the interest penalty is set by Subsection 215.422(13). Florida Statutes. Invoices returned to a vendor due to preparation errors will result in a payment delay. Invoice payment requirements do not start until a properly completed invoice is provided to the agency.

        A Vendor Ombudsman has been established within the Department of Banking and Finance. The duties of this individual include acting as an advocate for vendors who may be experiencing problems in obtaining timely payment(s) from a state agency. The Vendor Ombudsman may be contacted at
        (850) 488-2924 or by calling the State Comptroller's Hotline, 1-800-848-3792.

III.    THE CONTRACTOR, DEPARTMENT AND AGENCY MUTUALLY AGREE:

A.      EFFECTIVE DATE

                This contract shall begin on July 1, 2002 or the date on which all parties have signed the contract, whichever is later.

        2.      This contract shall end on June 30, 2003.

B.      TERMINATION

                TERMINATION AT WILL

                This contract may be terminated by a party upon no less than sixty days (60) calendar days notice, without cause, unless a lesser time is mutually agreed upon by all parties. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. In the event the provider terminates a contract at will the provider agrees to submit, at the time it serves notice of intent to terminate, a plan which identifies procedures to ensure services to clients will not be interrupted or suspended by the termination.

        2.      TERMINATION BECAUSE OF LACK OF FUNDS

                In the event funds to finance this contract become unavailable due to lack of allocation of funds by the Administration Commission or the Legislature, the agency will notify the Contractor in writing within twenty-four (24) hours after the agency learns of such unavailability of funds. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. In the event of a fiscal emergency of the State of Florida as determined by the Administration Commission or the Legislature, the department, in consultation with the agency may terminate the contract no less than twenty-four (24) hours after the contractor has received written notice. The agency shall be the final authority as to the availability of funds.

        3.      TERMINATION FOR BREACH

                Unless the Contractor's breach is waived by the department in writing, or the provider fails to cure the breach within the time specified by the department, the department may, by written notice to the Contractor, terminate this contract or breach if the provider fails to cure such breach within thirty

                (30) days after the Contractor receives from the department written notification explaining the nature of the material breach; provided however, the department may terminate this contract for material breach upon no less than twenty four (24) hours written notice to the Contractor if the Contractor has committed a material breach of the contract which causes an immediate danger to the public health and if the Contractor has not cured such breach within the notice period upon no less than twenty-four (24) hours notice. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. If applicable, the department may employ the default provisions in Chapter 60A-1.006(3). Florida Administrative Code.

                If the Contractor does not receive all or a substantial portion of its capitation payment within (10) days after it is due. the Contractor shall furnish written notification to the department and the Contractor may terminate this contract if the agency fails to make payment within twenty (20) days after the department's receipt of such notice.

                Waiver of breach of any provisions of this contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this contract. The provisions herein do not limit the department's or agency's right to remedies at law or to damages of legal or equitable nature.

C.      SUSPENSION

                The department may, for reasonable cause, temporarily suspend the use of funds by a Contractor pending corrective action, or pending a decision on terminating the contract. Reasonable cause is such cause as would compel a reasonable person to suspend the use of funds pursuant to this contract: it includes, but is not limited to. the Contractor's failure to permit inspection of records, or to provide reports, or to rectify deficiencies noted by the department within the time specified by the department, or to utilize funds as agreed in this contract, or such other cause as might constitute breach of any of the terms of this contract.

        2. The department may prohibit the Contractor from receiving further payments and may prohibit the Contractor from incurring additional obligations of funds. The suspension may apply to any part, or to all of the Contractor's operations

        3. To suspend operations of the Contractor, the department will notify the Contractor in writing by Certified Mail of the action taken, the reason(s) for such action: and the conditions of the suspension. The notification will also indicate what corrective actions are necessary to remove the suspension: the Contractor's right to a review of the department's decision and give the Contractor the appropriate time period to request a review before the effective date of the suspension (unless Contractor actions warrant an immediate suspension).

D.      NOTICE AND CONTACT

                The name, address and telephone number of the contract manager for the department:

                Anne Frost
                Department of Elder Affairs
                4040 Esplanade Way
                Tallahassee, Florida 32399
                (850) 414-2308

        2. The name, address and telephone number of the representative for the agency:

                Susan Kaempfer
                Agency for Health Care Administration
                2727 Mahan Drive
                Mail Stop 20
                Tallahassee, Florida 32308
                (850)487-2618

        3. The name, address and telephone number of the representative of the Contractor responsible for administration of the program under this contract is:

                JoAnne Dutcher. Director
                Physicians Healthcare Plans, Inc.
                398 West Camino Gardens Boulevard, Suite 109
                Boca Raton, Florida 33432
                (561) 750-8866 ext. 2222

        4. If different representatives are designated after execution of this contract, notice of the new representative will be rendered in writing to the other parties and attached to the originals of this contract.

E.      RENEGOTIATION OR MODIFICATION

                Modifications of provisions of this contract shall only be valid when they have been reduced to writing and duly signed. The parties agree to renegotiate this contract if federal and/or state revisions of any applicable laws, or regulations make changes in this contract necessary.

        2. The rate of payment and the total dollar amount may be adjusted retroactively to reflect price level increases and changes in the rate of payment when these have been established through the appropriations process and subsequently identified in the agency's operating budget.

F.      NAME, MAILING AND STREET ADDRESS OF PAYEE

                The name (Contractor name as shown on page 1 of this contract) and mailing address of the official payee to whom the payment shall be made:

                Physicians Healthcare Plans, Inc.
                1410 North Westshore Boulevard, Suite 200
                Tampa, Florida 33607

                The name of the contact person and street address where financial and administrative records are maintained:

                Peter Jimenez
                Physicians Healthcare Plans, Inc.
                55, Alahambra Plaza, 7th Floor
                Coral Gables, Florida 33134

G.      ALL TERMS AND CONDITIONS INCLUDED

        This contract and Attachments I, II, III, IV, V, and VI as referenced, contain all terms and conditions agreed upon by the parties.

IN WITNESS THEREOF, the parties hereto have caused this seven (7) page contract to be executed by their undersigned officials as duly authorized.

CONTRACTOR: Physicians Healthcare         STATE OF FLORIDA, DEPARTMENT OF ELDER
Plans, Inc.                               AFFAIRS

SIGNED BY: /s/ Miguel B. Fernandez        SIGNED BY: /s/ Terry F. White
           -----------------------                   ---------------------------
NAME:      Miguel B. Fernandez            NAME:      Terry F. White
           -----------------------

TITLE:     Chief Executive Officer        TITLE:     Secretary
           -----------------------

DATE:      6-25-02                        DATE:      6/27/02
           -----------------------                   ---------------------------

CONTRACTOR FEDERAL ID NUMBER
65-0318864
----------------------------

                                          STATE OF FLORIDA, AGENCY FOR
CONTRACTOR FISCAL YEAR ENDING DATE:       HEALTH CARE ADMINISTRATION
December 31
-----------------------------------
                                          SIGNED BY: /s/ Rhonda M. Medows, M.D.
                                                     ---------------------------
                                          NAME:      Rhonda M. Medows, M.D.

                                          TITLE:     Secretary

                                          DATE:      6/27/02
                                                     ---------------------------

                       CONTRACT IS NOT VALID UNTIL SIGNED
                            AND DATED BY ALL PARTIES

                                  ATTACHMENT I

                                STATE OF FLORIDA
                           DEPARTMENT OF ELDER AFFAIRS
                      AGENCY FOR HEALTH CARE ADMINISTRATION
                            CONTRACT NO. 2002-2003-02

                              Attachment I- 1 of 55

                                                       Contract No. 2002-2003-02

DEFINITIONS .................................................................  4
SECTION 1   GENERAL CONTRACT REQUIREMENTS ...................................  8
     1.1    Contractor Qualifications .......................................  8
     1.2    Contract Management .............................................  8
     1.3    Insolvency Protection ...........................................  9
     1.4    Surplus Requirements ............................................ 10
     1.5    Bonds ........................................................... 10
     1.6    Insurance ....................................................... 11
     1.7    Interest and Savings ............................................ 11
     1.8    Third Party Resources ........................................... 11
     1.9    Ownership and Management Disclosure ............................. 12
     1.10   Subcontracts .................................................... 13
     1.11   Independent Provider ............................................ 16
     1.12   Termination ..................................................... 16
     1.13   State Ownership ................................................. 17
     1.14   Damages from Federal Disallowances .............................. 17
     1.15   Offer of Gratuities ............................................. 17
     1.16   Attorneys Fees .................................................. 17
     1.17   Venue or Court of Jurisdiction .................................. 17
     1.18   Assignment ...................................................... 18
     1.19   Force Majeure ................................................... 18
     1.20   Disputes of Appropriate Enrol1ments.............................. 18
     1.21   Misuse of Symbols, Emblems, or Names in Reference to Medicaid ... 19
     1.22   Non-Renewal ..................................................... 19
     1.23   Reporting ....................................................... 19
     1.24   Legal Action Notification ....................................... 19
     1.25   Fiscal Intermediary ............................................. 19
     1.26   Sanctions ....................................................... 19
     1.27   Federal Provisions .............................................. 20
SECTION 2   RECIPIENT ELIGIBILITY TO PARTICIPATE IN THE PROJECT.............. 20
     2.1    Eligibility ..................................................... 20
     2.2    Eligibility Determination ....................................... 20
     2.3    Persons Not Eligible for Enrollment in the Project .............. 20
SECTION 3   MARKETING, CHOICE COUNSELING, ENROLLMENT AND DISENROLLMENT....... 21
     3.1    Marketing/ Choice Counseling .................................... 21
     3.2    Enrollment Procedures ........................................... 21
     3.3    Effective Date of Enrollment .................................... 21
     3.4    Transition Care Planning ........................................ 22
     3.5    Orientation ..................................................... 22
     3.6    Disenrollment ................................................... 23
SECTION 4   SERVICE PROVISIONS............................................... 24
     4.1    General ......................................................... 24
     4.2    Long-Term Care Services ......................................... 25
     4.3    Acute-Care Services ............................................. 28
     4.4    Optional Services ............................................... 29
     4.5    Expanded Services ............................................... 30
     4.6    Minimum Long-Term Care Service Provider Qualifications .......... 30
     4.7    Acute Care Provider Qualifications .............................. 31
     4.8    Availability/Accessibility of Services .......................... 31
     4.9    Staffing Requirements ........................................... 32
     4.10   Integration of Care ............................................. 32
     4.11   Plan of Care .................................................... 33
     4.12   Out of Network Use of Non-Emergency Services .................... 34

                              Attachment I- 2 of 55

                                                       Contract No. 2002-2003-02

SECTION 5   QUALITY ASSURANCE AND IMPROVEMENT REQUIREMENTS .................. 35
     5.1    General ......................................................... 35
     5.2    Quality Assurance Program ....................................... 35
     5.3    Quality Assurance Committee ..................................... 35
     5.4    Quality of Care Studies ......................................... 36
     5.5    Independent Quality Review ...................................... 36
SECTION 6.  GRIEVANCE PROCEDURES ............................................ 36
SECTION 7   ENROLLEE RECORDS ................................................ 40
SECTION 8   REPORTING REQUIREMENTS .......................................... 40
     8.1    General Requirements ............................................ 40
     8.2    Enrollment, Disenrollment, and Cancellation Report for Payment .. 41
     8.3    Contractor Disenrollment Summary ................................ 42
     8.4    Encounter Data .................................................. 43
     8.5    Grievance Report ................................................ 45
SECTION 9   FINANCIAL REPORTING ............................................. 45
     9.1    General ......................................................... 45
     9.2    Audited Financial Statements .................................... 45
     9.3    Unaudited Quarterly Financial Statements ........................ 46
     9.4    Financial Reporting Template .................................... 46
     9.5    Balance Sheet ................................................... 47
     9.6    Statement of Revenues, Expenses, and Net Worth .................. 50
     9.7    Statement of Changes in Financial Position and Net Worth ........ 53
SECTION 10  PAYMENT ......................................................... 54
     10.1   Payment to Contractor ........................................... 54
     10.2   Capitation Rates ................................................ 55
     10.3   Payment in Full ................................................. 55
     10.4   Capitation Rate Adjustments ..................................... 55
     10.5   Payment Errors .................................................. 55

                               Attachment I- 3 of 55

                                                       Contract No. 2002-2003-02

                                   DEFINITIONS

The following terms as used in this contract, shall be construed and/or interpreted as follows, unless the context otherwise expressly requires a different construction and/or interpretation. In the event of a conflict in language between the definitions, attachments and other sections of the contract, the language in the core contract shall govern.

ADL - Activities of Daily Living; include, dressing, grooming, bathing, eating, transferring in and out of bed or a chair, walking, climbing stairs, toileting, bladder/bowel control, and the wearing and changing of incontinent briefs.

Adverse Determination - Adverse determination means any instance in which coverage for the requested service is denied, reduced, or terminated. The contractor's decision to deny, reduce or terminate coverage must be based on the review of whether an admission, availability of care, continued stay, or other service required in accordance with this contract meets the contractor's requirements for medical necessity, appropriateness, health care setting, level of care, or effectiveness

Agency - State of Florida, Agency for Health Care Administration.

Ancillary Services - Services provided at a hospital include, but are not limited to, radiology, pathology, neurology, and anesthesiology as specified in the Hospital Coverage and Limitations Handbook.

Area Agency on Aging - an agency designated by the department to develop and administer a plan for a comprehensive and coordinated system of services for older persons.

Benefits - a schedule of medical or social services to be delivered to enrollees covered under this contract.

CMS - Centers for Medicare and Medicaid Services.

Capitation Rate - the monthly fee paid by the agency to the contractor for each enrollees enrolled under the contract for the provision of services during the payment period.

Care Plan - A plan which describes the service needs of each recipient, showing the projected duration, desired frequency, type of provider furnishing each service, and scope of the services to be provided.

CARES - Comprehensive Assessment and Review for Long Term Care Services. A nursing home pre-admission assessment program, which provides a comprehensive, on-site assessment of individuals seeking admission to a nursing home under a state assisted program. The program explores all available options to nursing home placement and recommends, and may facilitate alternative placements for individuals who are determined able to remain in the community.

CFR - Code of Federal Regulations.

Complaint - Complaint means any expression of dissatisfaction by an enrollee, including dissatisfaction with the administration, claims practices, or provision of services, which relates to the quality of care provided by a provider pursuant to the contractor's contract and which is submitted to the contractor or to a state agency. A complaint is part of the informal steps of a grievance procedure and is not part of the formal steps of a grievance procedure unless it is a grievance.

Complainant - a person who has filed a complaint regarding the contractor pursuant to Section 641.47(5), Florida Statutes, as amended by Chapter 97-159 Laws of Florida.

Contractor - the organizational entity serving as the primary contractor and with whom this agreement is executed. The term contractor shall include all employees, subcontractors, agents, volunteers, and anyone acting on behalf of, in the interest of, or for a contractor.

Covered Services - see Benefits.

Department - Department of Elder Affairs.

DHHS - United States Department of Health and Human Services.

Disenrollment - the discontinuance of an enrollee's membership in the contractor's plan.

                              Attachment I- 4 of 55

                                                       Contract No. 2002-2003-02

Durable Medical Equipment - medical equipment that can withstand repeated use; is primarily and customarily used to serve a medical purpose; is generally not useful in the absence of illness or injury; and is appropriate for use in the recipient's home.

Enrollee - a Medicaid recipient who is enrolled in the contractor's Long Term Care Community Diversion Program.

Enrollment - the process by which an eligible Medicaid recipient becomes an enrollee in the Long Term Care Community Diversion Program.

Facility - any premises (a) owned, leased, used or operated directly or indirectly by or for the contractor or its affiliates for purposes related to this contract; or (b) maintained by a subcontractor to provide services on behalf of the contractor.

Fair Hearing - the opportunity to present one's case to a reviewing authority in accordance with the terms and conditions in 42 CFR Part 431, State Organization and General Administration, Subpart E, and 59G-1.030, Florida Administrative Code.

Fiscal Agent - any corporation or other legal entity that has contracted with the agency to receive, process and adjudicate claims under the Medicaid program.

Furnished - means supplied, given, prescribed, ordered, provided, or directed to be provided in any manner.

Grievance - means a written complaint submitted by or on behalf of an enrollee to the contractor or a state agency regarding the availability, coverage for the delivery, or quality of services required in accordance with this contract. This also includes a complaint regarding an adverse determination made pursuant to utilization review; claims payment, handling, or reimbursement for services required in accordance with this contract; or matters pertaining to the contractual relationship between an enrollee and the contractor. A grievance does not include a written complaint submitted by or on behalf of an enrollee eligible for a grievance and appeals procedure provided by the contractor pursuant to contract with the federal government under Title XVIII of the Social Security Act.

Grievance Procedure - a written protocol and procedure, in compliance with
Section 641.511, Florida Statutes, as amended by Chapter 97-159, Laws of Florida, detailing an organized process by which enrollees or providers may file a grievance.

Grievant - an enrollee, subcontractor, or other service provider that files a grievance with the contractor.

HMO - Health Maintenance Organization as certified pursuant to Chapter 641, Florida Statutes.

Hospital - a facility licensed in accordance with the provisions of Chapter 395, Florida Statutes, or the applicable laws of the state in which the service is furnished.

IADL - Instrumental Activities of Daily Living; include making and answering telephone calls, shopping, transportation ability, preparing meals, laundry, light housekeeping, heavy chores, taking medication, and managing money.

ICP - The Medicaid Institutional Care Program.

Ineligible Recipient - a Medicaid recipient that does not qualify for enrollment in the Long Term Care Community Diversion Program.

Insolvency - A financial condition that exists when an entity is unable to pay its debts as they become due in the usual course of business, or when the liabilities of the entity exceed its assets.

Lead Agency - means an entity designated by an area agency on aging and given the authority and responsibility to coordinate services for functionally impaired elderly persons.

Long-Term Care Record - a record that includes information regarding the medical and long-term care services an enrollee is receiving including the plan of care and documentation of case management activities including efforts to coordinate and integrate the delivery of all services to the enrollee.

                              Attachment I- 5 of 55

                                                       Contract No. 2002-2003-02

Marketing - any activity conducted by or on behalf of the contractor where information regarding the services offered by the contractor is disseminated in order to encourage eligible enrollees to enroll or accept any application for enrollment in the Long Term Care Community Diversion Program developed under this contract.

Medicaid - the medical assistance program authorized by Title XIX of the federal Social Security Act, 42 U.S.C.s.1396 et seq., and regulations there under, as administered in this state by the agency under Section 409.901 et seq., Florida Statutes.

Medicaid HMO - an HMO as defined in the Medicaid State Plan.

Medicare - the medical assistance program authorized by Title XVIII of the federal Social Security Act, 42 U.S.C.s. 1395 et seq., and regulations there under.

Nursing Facility - an institutional care facility licensed under Chapter 395, Florida Statutes, or Chapter 400, Florida Statutes, that furnishes medical or allied inpatient care and services to individuals needing such services.

Other Qualified Provider - a contracted provider who meets the qualifications of
Section 430.703(7), Florida Statutes.

Outpatient - a patient of an organized medical facility or distinct part of that facility who is expected by the facility to receive and who does receive professional services for less than a 24-hour period regardless of the hour of admission, whether or not a bed is used, or whether or not the patient remains in the facility past midnight.

Peer Review - an evaluation of the professional practices of a provider by peers of the provider in order to assess the necessity, appropriateness, and quality of care furnished as such care is compared to that customarily furnished by the provider's peers and to recognized health care standards.

Plan of Care - See Care Plan.

Prepaid Health Plan or Plan - the prepaid health care plan developed by the contractor in performance of its duties and responsibilities under this contract; or a contractual arrangement between the agency and a comprehensive health care contractor for the provision of Medicaid care, goods, or services on a prepaid basis to Medicaid recipients.

Primary Care Physician - a Medicaid-participating or prepaid health plan-affiliated physician practicing as a general or family practitioner, internist, pediatrician, obstetrician, gynecologist, or other specialty approved by the agency, who furnishes primary care and patient management services to an enrollee.

Prior Authorization - the act of authorizing specific services before they are rendered.

Project - Long Term Care Community Diversion Program.

Protocols - written guidelines or documentation outlining steps to be followed for handling a particular situation, resolving a problem, or implementing a plan of medical, social, nursing, psycho social, developmental and educational services.

Provider - a person or entity who is responsible for or directly provides any medical or social services authorized by this contract.

Provider Handbook - a document that provides information to a Medicaid provider regarding enrollee eligibility, claims submission and processing, provider participation, covered care, goods, or services and limitations, procedure codes and fees, and other matters related to Medicaid program participation.

Quality Assurance - the process of assuring that the delivery of health care is appropriate, timely, accessible, available, and medically necessary.

                              Attachment I- 6 of 55

                                                       Contract No. 2002-2003-02

Recipient - any individual whom the Department of Children and Families determines is eligible, pursuant to federal and state law, to receive medical or allied care, goods, or services for which the agency may make payments under the Medicaid program and is enrolled in the Medicaid program.

Risk - the potential for loss that is assumed by an entity and that may arise because the cost of providing care, goods, or services may exceed the capitation or other payment made by the agency to the plan under terms of the contract.

Service Area - the designated geographical area within which the contractor is authorized by contract to furnish covered services to enrollees and within which the enrollees reside.

State - State of Florida.

Subcontract - an agreement entered into by a contractor for the provision of benefits to enrollees or to perform any administrative function or service for the contractor specifically related to securing or fulfilling the contractor's obligations under this contract. Subcontracts include, but are not limited to the following: agreements with all providers of medical or ancillary services, unless directly employed by the contractor; management or administrative agreements; third party billing or other indirect administrative/fiscal services, including provision of mailing lists or direct mail services; and any contract which benefits any person with a control interest in the contractor's organization.

Subcontractor - any person to which the contractor has contracted or delegated some of its functions, services or its obligations under this contract.

Surplus - Net worth, i.e., total assets minus total liabilities.

Third Party Resources - an individual, entity, or program, excluding Medicaid, that is, may be, could be, should be, or has been liable for all or part of the cost of medical services related to any medical assistance covered by Medicaid. An example is an individual's auto insurance company, which typically provides payment of some medical expenses related to automobile accidents and injuries.

Transportation - an appropriate means of conveyance furnished to an enrollee to obtain services authorized under this contract.

Transition Care Services - services necessary in order to safely maintain a person in the community both prior to and after the effective date of their enrollment in the project until the initial Plan of Care is implemented.

Transition Period - the period of time from the effective date of enrollment until the initial Plan of Care is effective.

Urgent Grievance - an adverse determination when the standard timeframe of the grievance procedure would seriously jeopardize the life or health of an enrollee, or the enrollee's ability to regain maximum function.

Violation - each determination by the department and/or agency that a contractor failed to act as specified in the contract or in applicable statutes or rules governing Medicaid prepaid health plans. Each day that an ongoing violation continues may be considered for the purposes of this contract to be a separate violation. In addition, each instance of failing to furnish necessary and/or required services or items to enrollees is considered for purposes of this contract to be a separate violation.

                              Attachment I- 7 of 55

                                                       Contract No. 2002-2003-02

          LONG-TERM CARE COMMUNITY DIVERSION PILOT PROJECT REQUIREMENTS

SECTION  GENERAL CONTRACT REQUIREMENTS

        CONTRACTOR QUALIFICATIONS

        To qualify as a long-term care community diversion program contractor, the contractor must:
        A. Have a certificate of authority from the Florida Department of Insurance to operate as a health maintenance organization (HMO) pursuant to Chapter 641 Part I, Florida Statutes, and have a health care provider certificate from the Agency for Health Care Administration (agency) pursuant to Chapter 641.49, Florida Statutes, for those counties in the service area in which the applicant will apply to provide services or;
        B. Have a license issued pursuant to Chapter 400, Florida Statutes, and meet the provisions of an "other qualified provider" set forth in Section 430.703(7), Florida Statutes, including satisfying all financial and quality assurance requirements for a provider service network as specified in Section 409.912, Florida Statutes, and;
        C. Have, or have a subcontractor that has, prior experience in providing home and community-based long-term care services in the project service area and;
        D. Have the capacity to integrate the delivery of acute and long-term care services to enrollees; and
        E. Meet all the requirements to enroll as a Medicaid prepaid health services provider; and
        F. Meet all other requirements in the remaining provisions of this contract and its attachments.

1.2     CONTRACT MANAGEMENT

        A.      STATE RESPONSIBILITIES
                1. The Department of Elder Affairs (department) and the Agency for Health Care Administration (agency) will share contract management responsibilities for the project. General responsibilities of the department and agency are outlined in this subsection. The Area Agency on Aging in the project service area may also be designated to serve as an agent of the department in executing contract management responsibilities. The department will have the right to approve, disapprove, or require modification of procedures developed by the contractor under the contract where necessary to assure compliance with department or agency rules or the contract.
        B.      DEPARTMENT RESPONSIBILITIES
                1. Develop, analyze and revise policies and procedures for the project in consultation with the agency.
                2. Approve, in consultation with the agency, the contractor's readiness to deliver services under the contract.
                3. Determine the clinical eligibility of persons applying for Medicaid long-term care assistance through the Comprehensive Assessment and Review for Long-Term Care Services (CARES) program.
                4. Provide, through the CARES program, information regarding long-term care options to persons applying for Medicaid long-term care assistance.
                5. Provide policy clarification and contract clarification, in consultation with the agency, as requested by the contractor.
                6. Monitor, with the agency, the contractor's compliance with the terms of the contract and impose appropriate corrective and remedial measures as warranted.
                7. Analyze and monitor data provided by the contractor pursuant to the terms of the contract.
                8. Receive all materials that must be submitted by the contractor and forward them to the appropriate entity.

                              Attachment I- 8 of 55

                                                       Contract No. 2002-2003-02

                9. Oversee the daily operations of the project in terms of enrollment and payments to the contractor.
                10. Serve as the liaison between the contractor and the agency.
        C.      AGENCY RESPONSIBILITIES
                1. Calculate capitation payment rates for the services included in the contract.
                2. Make Medicaid provider handbooks available to the contractor.
                3. Provide policy and contract clarification, in consultation with the department, as requested by the contractor.
                4. Monitor, with the department, the contractor's compliance with the terms of the contract and impose appropriate corrective and remedial measures as warranted.
                5. Make Medicaid capitation payments to the contractor through the Medicaid fiscal agent.
                6. Oversee all the activities of the Medicaid fiscal agent related to the project.
                7. Serve as a liaison between the contractor and the Medicaid fiscal agent.
                8. Approve, in consultation with the department, the contractor's readiness to deliver services under the contract.
                9. Approve, in consultation with the department, all consumer information materials developed by the contractor for use in the project.
                10. Serve as the liaison between the department and the Medicaid Fiscal Agent.
        D.      CONTRACTOR RESPONSIBILITIES
                1. The contractor is responsible for the administration and management of all contractor functions, including all subcontracts, employees, agents and anyone acting for or on behalf of the contractor.
                2. The contractor will not interpret general Medicaid policy. When interpretations are required, the contractor must submit written requests to the contract manager. The contract manager will contact the appropriate agencies in responding to the request.
                3. If the contractor delegates administrative and management functions to a third party administrator
                        (TPA), the TPA must be licensed to do business as a TPA in Florida. Such delegation to a TPA does not relieve the contractor of responsibility for the administration and management required under this contract.
                4. The relationship between management personnel and the governing body must be set forth in writing, including each person's authority, responsibilities and function.
                5. The contractor must develop and maintain written policies and procedures to implement the provisions of the contract.
                6. The contractor must agree to the responsibilities and to the performance of all services as set forth in all provisions of this contract and its attachments.

1.3     INSOLVENCY PROTECTION

        A. The contractor must establish a restricted insolvency protection account with a federally guaranteed financial institution licensed to do business in Florida in accordance with Section 1903(m)(1) of the Social Security Act (amended by Section 4706 of the Balanced Budget Act of 1997), and Section 409.912(15)(a), Florida Statutes. The contractor must deposit into that account five percent of the capitation payments made by the agency each month until a maximum total of two percent of the annualized total current contract amount is reached. No interest may be withdrawn from this account until the minimum balance of 2% of the contract annual amount is reached. Withdrawals from the account may not cause the balance therein to fall below the 2% of annual contract amount minimum. This provision will remain in effect as long as the contractor continues to contract with the department and agency. The restricted insolvency protection account may be drawn upon with the authorized signatures of two persons designated by the contractor, one person designated by the agency, and one person designated by the department. The signature card must be resubmitted when a change in authorized personnel occurs. If the authorized persons remain the same, the contractor must submit an attestation to this effect annually. All such agreements or other signature cards must be approved in advance by the agency. Upon request, a

                              Attachment I- 9 of 55

                                                       Contract No. 2002-2003-02

                sample form (Multiple Signature Verification Agreement) will be supplied by the department.
        B. In the event that a determination is made by the agency, in consultation with the department, that the contractor is insolvent, as defined in the glossary, the agency may draw upon the amount solely with the two authorized signatures of representatives of the department and agency and funds may be disbursed to meet financial obligations incurred by the contractor under this contract. The contractor shall provide a statement of account balance within 15 calendar days of request by the agency.
        C. If the contract is terminated, expired, or not continued, the account balance shall be released by the agency to the contractor upon receipt of proof of satisfaction of all outstanding obligations incurred under this contract.
        D. In the event the contract is terminated or not renewed and the contractor is insolvent, the agency may draw upon the insolvency protection account to pay any outstanding debts the contractor owes the agency including, but not limited to, overpayments made to the contractor, and fines imposed under the contract or
                Section 641.52, Florida Statutes, for which a final order has been issued. In addition, if the contract is terminated or not renewed and the contractor is unable to pay all of its outstanding debts to health care providers, the department, agency and the contractor agree to the court appointment of an impartial receiver for the purpose of administering and distributing the funds contained in the insolvency protection account. Should a receiver be appointed, he must give outstanding debts owed to the agency priority over other claims.
        E. Pursuant to Section 409.912(15)(b), Florida Statutes, the department, in consultation with the agency may waive the insolvency protection account requirement, in writing, when evidence of adequate insolvency insurance and reinsurance are on file with the agency which will protect enrollees in the event the contractor is unable to meet its obligations.

1.4     SURPLUS REQUIREMENTS

        A. All new contractors, after initial contract execution but prior to initial member enrollment, must submit to the department, if a private entity, proof of working capital in the form of cash or liquid assets excluding revenues from Medicaid premium payments equal to at least the first three months of operating expenses or $200,000, whichever is greater. This provision shall not apply to contractors who have been providing services to members for a period exceeding three continuous months.
        B. In accordance with Section 409.912(14), Florida Statutes, the contractor must maintain at all times in the form of cash, investments that mature in less than 180 calendar days allowable as admitted assets by the Department of Insurance, and restricted funds of deposits controlled by the agency (including the plan's insolvency protection account) or the Department of Insurance, a surplus amount equal to one and one half times the contractor's monthly Medicaid prepaid revenues. In the event that the contractor's surplus (as defined in the glossary) falls below an amount equal to one and one half times the contractor's monthly Medicaid prepaid revenues, the department will cease the contractor's enrollment authorizations until the required balance is achieved, or may terminate the contract.

1.5     BONDS

        A. The contractor must secure and maintain during the life of the contract a blanket fidelity bond from a company doing business in the State of Florida on all personnel in its employment and its board of directors. The bond must be issued in the amount of at least $250,000 per occurrence. Said bond must protect the department and agency from any losses sustained through any fraudulent or dishonest act or acts committed by any employees of the provider and subcontractors, if any. The contractor must submit proof of coverage within 60 calendar days after execution of the contract and prior to the

                              Attachment I- 10 of 55

                                                       Contract No. 2002-2003-02

                delivery of services. For fidelity bonds to be acceptable, a surety company must comply with the provisions of Chapter 624, Florida Statutes. The contractor must submit proof of the fidelity bond annually during the contract renewal period.
        B.      A contractor applying as an "other qualified provider" set forth in Section 430.703(7), Florida Statutes, must secure and
                maintain, during the life of the contract, a performance bond from a company doing business in the State of Florida. The bond must guarantee the contractor's performance and obligations in accordance with the terms, conditions and agreements in this contract and be issued in the amount of $500,000.

1.6     INSURANCE

        A. The contractor must obtain and maintain, at all times, adequate insurance coverage including general liability insurance, professional liability and malpractice insurance, fire and property insurance, and director's omission and error insurance. All insurance coverage must comply with the provisions set forth in Section 4-191.069, Florida Administrative Code, except that the reporting, administrative, and approval requirements will be submitted to the department in addition to the Department of Insurance. All insurance policies must be written by insurers licensed to do business in the State of Florida and be in good standing with the Department of Insurance. The contractor must submit all policy declaration pages annually or whenever there is a change in insurer or policy provisions to the contract manager. Each certificate of insurance must provide for notification to the department in the event of termination of the policy.
        B. The contractor must secure and maintain during the life of the contract, worker's compensation insurance for all of its employees connected with the work under the contract. Such insurance must comply with the Florida Worker's Compensation Law, Chapter 440, and Florida Statutes. Policy declaration pages must be submitted to the department annually.

1.7     INTEREST AND SAVINGS

        A. Interest generated through investments made by the contractor of funds provided to the contractor pursuant to this contract will be the property of the contractor and will be used at the contractor's discretion.
        B. The contractor will retain any savings realized under the contract after all bills, charges, and fines are paid.

1.8     THIRD PARTY RESOURCES

        A. The contractor will be responsible for making every reasonable effort to determine the legal liability of third parties to pay for services rendered to enrollees under this contract. The contractor has the same rights to recovery of the full value of services as the agency. (See Section 409.910, Florida Statutes) The following standards govern recovery.
        B. If the contractor has determined that third party liability exists for part or all of the services provided directly by the contractor to an enrollee, the contractor must make reasonable efforts to recover from third party liable sources the value of services rendered.
        C. If the contractor has determined that third party liability exists for part or all of the services provided to an enrollee by a subcontractor or referral provider, and the third party is reasonably expected to make payment within 120 calendar days, the contractor may pay the subcontractor or referral provider only the amount, if any, by which the subcontractor's allowable claim exceeds the amount of the anticipated third party payment; or, the contractor may assume full responsibility for third party collections for service provided through the subcontractor or referral provider.

                             Attachment I- 11 of 55

                                                       Contract No. 2002-2003-02

        D. The contractor may not withhold payment for services provided to an enrollee if third party liability or the amount of liabilitys cannot be determined, or if payment shall not be available within a reasonable time, beyond 120 calendar days from the date of receipt.
        E. When both the agency and the contractor have liens against the proceeds of a third party resource, the agency shall prorate the amount due to Medicaid to satisfy such liens under Section 409.910, Florida Statutes, between the agency and the contractor. This prorated amount shall satisfy both liens in full.
        F. The agency may, at its sole discretion, offer to provide third party recovery services to the contractor. If the contractor elects to authorize the agency to recover on its behalf, the contractor shall be required to provide the necessary data for recovery in the format prescribed by the agency. All recoveries, less the agency's cost to recover shall be income to the contractor. The cost to recover must be expressed as a percentage of recoveries and must be fixed at the time the contractor elects to authorize the agency to recover on its behalf.
        G. All funds recovered from third parties shall be treated as income for the contractor.

1.9     OWNERSHIP AND MANAGEMENT DISCLOSURE

        A. Federal and state laws require full disclosure of ownership, management and control of Medicaid HMOs, including other qualified providers. Disclosure must be made on forms prescribed by the agency for the areas of ownership and control interest (Form HCFACMS 1513), business transactions (42 CFR 455.105), public entity crimes (Section 287.133(3)(a), Florida Statutes), and debarment and suspension (52 Fed. Reg., pages 20360-20369, and Section 4707 of the Balanced Budget Act of 1997). The forms are available through the department and are to be submitted to the department with the initial application and then resubmitted on an annual basis. The contractor must disclose any changes in management as soon as those occur. In addition, the contractor must submit to the department full disclosure of ownership and control of Medicaid HMOs at least 60 calendar days before any change in the contractor's ownership or control occurs.
        B.      The following definitions apply to ownership disclosure:
                1. A person with an ownership interest or control interest means a person or corporation that:
                        a. Owns, indirectly or directly, 5 percent or more of the contractor's capital or stock, or receives 5 percent or more of its profits;
                        b. Has an interest in any mortgage, deed of trust, note, or other obligation secured in whole or in part by the contractor or by its property or assets and that interest is equal to or exceeds 5 percent of the total property or assets; or
                        c. Is an officer or director of the contractor if organized as a corporation, or is a partner in the contractor if organized as a partnership.
                2. The percentage of direct ownership or control is calculated by multiplying the percent of interest that a person owns by the percent of the contractor's assets used to secure the obligation. Thus, if a person owns 10 percent of a note secured by 60 percent of the contractor's assets, the person owns 6 percent of the contractor.
                3. The percent of indirect ownership or control is calculated by multiplying the percentage of ownership in each organization. Thus, if a person owns 10 percent of the stock in a corporation that owns 80 percent of the contractor's stock, the person owns 8 percent of the contractor.
        C. Changes in management are defined as any change in the management control of the contractor. Examples of such changes are those listed below or equivalent positions by another title.
                1. Changes in the Board of Directors or Officers of the contractor, Medical Director, Chief Executive Officer, Administrator, and Chief Financial Officer;
                2. Changes in the management of the contractor where the contractor has decided to contract out the operation of the contractor to a management corporation. The contractor must disclose such changes in management control and provide a copy of

                             Attachment I- 12 of 55

                                                       Contract No. 2002-2003-02

                        the contract agreement to the contract manager for approval at least 60 calendar days prior to the management contract start date.
        D. In accordance with Section 409.912(29), Florida Statutes, the contractor must annually conduct a background check with the Florida Department of Law Enforcement on all persons with five percent or more ownership interest in the contractor, or who have executive management responsibility for the managed care plan, or have the ability to exercise effective control of the contractor. The contractor must submit information to the department for such persons who have a record of illegal conduct according to the background check. The department will keep a record of all background checks to be available for department and agency review upon request.
                1. In accordance with Section 409.907(8), Florida Statutes, contractors with an initial contract beginning on or after July 1, 1997, must submit, prior to execution of a contract, complete sets of fingerprints of principals of the contractor to the agency for the purpose of conducting a criminal history record check.
                2. Principals of the contractor are defined in Section 409.907(8)(a), Florida Statutes.
        E. The contractor must submit to the department, within five working days, any information on any officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five percent of the contractor who has been found guilty of, regardless of adjudication, or who entered a plea of nolo contendere or guilty to, any of the offenses listed in
                Section 435.03, Florida Statutes.
        F. In accordance with Section 409.912(8), Florida Statutes, the department and agency will not contract with an entity that has an officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five percent of the contractor, who has committed any of the above listed offenses. In order to avoid termination, the contractor must submit a corrective action plan, acceptable to the department, that ensures such person is divested of all interest and/or control and has no role in the operation and management of the contractor
        G. The contract is subject to the provisions of Chapter 112, Florida Statutes. The contractor must disclose the name of any officer, director, or agent who is an employee of the State of Florida, or any of its agencies. Further, the contractor must disclose the name of any state employee who owns, directly or indirectly, an interest of five percent or more in the officer's firm or any of its branches. The contractor covenants that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of the services hereunder. The contractor further covenants that in the performance of the contract no person having any such known interest shall be employed. No official or employee of the department or agency and no other public official of the State of Florida or the federal government who exercises any functions or responsibilities in the review or approval of the undertaking of carrying out the contract must, prior to completion of this contract, voluntarily acquire any personal interest, direct or indirect, in this contract or proposed contract.

1.10    SUBCONTRACTS

        The contractor is responsible for all work performed under this contract, but may, with the written approval of the department, enter into subcontracts for the performance of work required under this contract. All subcontracts and amendments executed by the contractor must meet the following requirements and all model provider subcontracts must be approved, in writing, by the department in advance of implementation. All subcontractors must be eligible for participation in the Medicaid program; however, the subcontractor is not required to participate in the Medicaid program as a provider. Subcontracts are required with all major providers of services.

        The contractor must not discriminate with respect to participation, reimbursement, or indemnification as to any provider who is acting within the scope of the provider's license, or certification under applicable state law, solely on the basis of such license, or certification, in

                             Attachment I- 13 of 55

                                                       Contract No. 2002-2003-02

        accordance with Section 4704 of the Balanced Budget Act of 1997. This paragraph shall not be construed to prohibit a contractor from including providers only to the extent necessary to meet the needs of the contractor's enrollees or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the organization. No subcontract, which the contractor enters into with respect to performance under the contract, shall in any way relieve the contractor of any responsibility for the performance of duties under this contract. The contractor must assure that all tasks related to the subcontract are performed in accordance with the terms of this contract. The contractor must identify, in its subcontracts, any aspect of service that may be further subcontracted by the subcontractor. All model and executed subcontracts and amendments used by the contractor under this contract must be in writing, signed, and dated by the contractor and the subcontractor and meet the following requirements:

        A.      IDENTIFICATION OF CONDITIONS AND METHOD OF PAYMENT:
                1. The contractor agrees to make payment to all subcontractors pursuant to Section 641.3155, Florida Statutes. If third party liability exists, payment of claims must be determined in accordance with Section 70.201, Third Party Resources.
                2. Provide for prompt submission of information needed to make payment.
                3. Make full disclosure of the method and amount of compensation or other consideration to be received from the contractor. The provider must not charge for any service provided to the recipient at a rate in excess of the rates established by the contractor's subcontract with the provider in accordance with Section 1128B(d)(l), Social Security Act (enacted by Section 4704 of the Balanced Budget Act of 1997).
                4. Require an adequate record system be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to recipients under the contract.
                5.      Physician incentive plans must comply with 42 CFR
                        417.479. The contractor shall make no specific payment directly or indirectly under a physician incentive plan to a physician or physician group an inducement to reduce or limit medically necessary services furnished to an individual enrollee. Incentive plans must not contain provisions that provide incentives, monetary or otherwise, for the withholding of medically necessary care. The contractor must disclose information on provider incentive plans listed in 42 CFR 417.479(h)(1) and 417.479(1) at the times indicated in 42 CFR 417.479(d)-(g). All such arrangements must be submitted to the department for approval, in writing, prior to use. If any other type of withhold arrangement currently exists, it must be omitted from all subcontracts.
                6. Specify whether the contractor will assume full responsibility for third party collections in accordance with Section 70.201, Third Party Resources.
        B.      PROVISIONS FOR MONITORING AND INSPECTIONS:
                1. Provide that the department, agency and DHHS may evaluate through inspection or other means the quality, appropriateness and timeliness of services performed.
                2. Provide for inspections of any records pertinent to the contract by the department, agency and DHHS.
                3. Require that records be maintained for a period not less than five years from the close of the contract and retained further if the records are under review or audit until the review or audit is complete. (Prior approval for the disposition of records must be requested and approved by the provider if the subcontract is continuous.)
                4. Provide for monitoring and oversight by the contractor and the subcontractor to provide assurance that all licensed medical professionals are credentialed in accordance with the contractor's and the agency's credentialing requirements as found in Section 20.5.1, Credentialing and Re-credentialing Policies and Procedures, if the contractor has delegated the credentialing to a subcontractor.
                5. Provide for monitoring of services rendered to enrollees sponsored by the provider.
        C.      SPECIFICATION OF FUNCTIONS OF THE SUBCONTRACTOR:
                1.      Identify the population covered by the subcontract.

                             Attachment I- 14 of 55

                                                       Contract No. 2002-2003-02

                2. Specify the amount, duration and scope of services to be provided by the subcontractor, including a requirement that the subcontractor continue to provide services through the term of the capitation period for which the agency has paid the contractor.
                3.      Provide for timely access to appointments.
                4. Provide for submission of all reports and clinical information required by the contractor.
                5. Provide for the participation in any internal and external quality improvement, utilization review, peer review, and grievance procedures established by the contractor.
        D.      PROTECTIVE CLAUSES:
                1.      Require safeguarding of information about enrollees in
                        accordance with 42 CFR, Part 431, Subpart F.
                2.      Require compliance with HIPAA privacy and security
                        provisions.
                3. Require an exculpatory clause, which survives subcontract termination including breach of subcontract due to insolvency, that assures that enrollees, the department, or agency may not be held liable for any debts of the subcontractor and, in accordance with 42 CFR 447.15, that the recipient is not liable to the provider for any services for which the contractor is liable as specified in Section 641.3154, Florida Statutes.
                4. Contain a clause indemnifying, defending and holding the department, agency, and the contractor's enrollees harmless from and against all claims, damages, causes of action, costs or expense, including court costs and reasonable attorney fees arising from the subcontract agreement. This clause must survive the termination of the subcontract, including breach due to insolvency. The department may waive this requirement for itself, but not the contractor's enrollees, for damages in excess of the statutory cap on damages for public entities if the subcontractor is a public health entity with statutory immunity. All such waivers must be approved in writing by the department.
                5. Require that the subcontractor secure and maintain during the life of the subcontract worker's compensation insurance for all of its employees connected with the work under this contract unless such employees are covered by the protection afforded by the contractor. Such insurance must comply with the Florida's Worker's Compensation Law.
                6. Pursuant to Section 641.315(9), Florida Statutes, contain no provision that prohibits a physician from providing inpatient services in a contracted hospital to an enrollee if such services are determined by the organization to be medically necessary and covered services under the organization's contract with the contract holder.
                7. Contain no provision restricting the provider's ability to communicate information to the provider's patient regarding medical care or treatment options for the patient when the provider deems knowledge of such information by the patient to be in the best interest of the health of the patient.
                8. Pursuant to Section 641.315(10), contain no provision requiring providers to contract for more than one HMO product or otherwise be excluded.
                9. Pursuant to Section 641.315(6), Florida Statutes, contain no provision that in any way prohibits or restricts the health care provider from entering into a commercial contract with any other contractor.
                10. Specify that if the subcontractor delegates or subcontracts any functions of the contractor, that the subcontract or delegation include all the requirements of this section.
                11. Make provisions for a waiver of those terms of the subcontract that, as they pertain to Medicaid recipients, are in conflict with the specifications of this contract.
                12. Specify procedures and criteria for extension, renegotiation, and termination, and that the provider must give 60 days' advance written notice to the contractor, and the Department of Insurance before canceling the contract with the contractor for any reason. Nonpayment for goods or services rendered by the provider to the

                             Attachment I- 15 of 55

                                                       Contract No. 2002-2003-02

                        contractor is not a valid reason for avoiding the 60 day advance notice of cancellation pursuant to Section 641.315(2)(a)2., Florida Statutes. A copy of the notice must be filed simultaneously with the department.

        Pursuant to Section 641.315(2)(b), Florida Statutes, specify that the contractor will provide 60 days' advance written notice to the provider and the Department of Insurance before canceling, without cause, the contract with the provider, except in the case in which a patient's health is subject to imminent danger or a physician's ability to practice medicine is effectively impaired by an action by the Board of Medicine or other governmental agency, in which case notification must be provided to the agency immediately. A copy of the notice submitted to the Department of Insurance must be filed simultaneously with the agency.

        The department may waive this requirement and permit the contractor to enter into a letter of agreement with certain facilities, licensed under Chapter 400, Part II, Florida Statutes and enrolled in the Medicare and Medicaid programs, when it is determined by the department to be in the best interest of the enrollee(s) to do so.

1.11    INDEPENDENT PROVIDER

        It is expressly agreed that the contractor and any subcontractors and agents, officers, and employees of the contractor or any subcontractors, in the performance of this contract shall act in an independent capacity and not as officers and employees of the department, agency or the State of Florida. It is further expressly agreed that this contract shall not be construed as a partnership or joint venture between the contractor or any subcontractor and the department, agency or the State of Florida.

1.12    TERMINATION

        A. In conjunction with Part III section B, titled Termination in the core contract, termination procedures are required. The party initiating the termination must render written notice of termination to the other parties to this agreement by certified mail, return receipt requested, or in person with proof of delivery, or by facsimile letter followed by certified mail, return receipt requested. The notice of termination must specify the nature of termination, the extent to which performance of work under the contract is terminated, and the date on which such termination shall become effective. In accordance with 1932(e)(4), Social Security Act, the department and agency shall provide the contractor with an opportunity for a hearing prior to termination for cause.

        B. Upon receipt of final notice of termination, on the date and to the extent specified in the notice of termination, the contractor must:
                1. Stop work under the contract, but not before the termination date.
                2.      Cease enrollment of new enrollees under the contract.
                3. Assign to the State those subcontracts as directed by the department's and agency's contracting officer including all the rights, title and interest of the contractor for performance of those subcontracts.
                4. At least 30 calendar days prior to the termination effective date, provide written notification to all enrollees of the following information: the date on which the contractor will no longer participate in the State's Medicaid program; and instructions on contacting the department's CARES office to obtain information on their long-term care options.
                5. Take such action as may be necessary, or as the department and agency may direct, for the protection of property related to the contract, which is in the possession of the provider, and in which the department and agency have or may acquire an interest.
                6. Not accept its prepaid payment for any requests for payment submitted after the contract ends. Any payments due under the terms of the contract may be withheld

                             Attachment I- 16 of 55

                                                       Contract No. 2002-2003-02

                        until the department receives from the contractor all written and properly executed documents as required by the written instructions of the department.
                7. Continue to serve or arrange for provision of services to the enrollees enrolled pursuant to the contract on a fee-for-service basis up to 45 days from the notification of termination date.
                8. In the event the department has terminated this contract in one or more counties of the state, complete the performance of this contract in all other areas in which the contractor has not been terminated.

1.13    STATE OWNERSHIP

        The department and agency will have the right to use, disclose, or duplicate, all information and data developed, derived, documented, or furnished by the contractor resulting from the contract. Nothing herein will entitle the department and agency to disclose to third parties data or information which would otherwise be protected from disclosure by state or federal law.

        DAMAGES FROM FEDERAL DISALLOWANCES

        In addition to any remedies available through the contract, in law or equity, the contractor must reimburse the agency for any federal disallowances or sanctions imposed on the department or agency as a result of the contractor's failure to abide by the terms of the contract.

1.15    OFFER OF GRATUITIES

        By signing this agreement, the contractor signifies that no recipient of or a delegate of Congress, nor any elected or appointed official or employee of the State of Florida, the General Accounting Office, Department of Health and Human Services, Centers for Medicare and Medicaid Services, or any other federal department has or will benefit financially or materially from this procurement. The department may terminate the contract if it is determined that gratuities of any kind were offered to or received by any officials or employees from the offeror, his agent, or employees.

        ATTORNEYS' FEES

        In the event of a dispute, each party to the contract will be responsible for its own attorney's fees except as otherwise provided by law.

        VENUE OR COURT OF JURISDICTION

        For purposes of any legal action occurring as a result of or under the contract, between the contractor and the department or agency, the place of proper venue will be Leon County. The parties expressly agree that:
        A. The appropriate circuit or county court in Leon County, Florida will have jurisdiction of all equitable matters.
        B. The department will have the discretion to resolve all other matters by informal hearing.
        C. The department will have the sole discretion to remove any case to the Division of Administrative Hearings for a formal hearing.
        D. In the event of concurrent or overlapping jurisdiction, the department will determine the proper forum.

                             Attachment I- 17 of 55

                                                       Contract No. 2002-2003-02

1.18    ASSIGNMENT

        A. Except as provided below or with the prior written approval of the department, which approval will not be unreasonably withheld, the contract and the monies which may become due are not to be assigned, transferred, pledged or hypothecated in any way by the contractor, including by way of an asset or stock purchase of the contractor and will not be subject to execution, attachment or similar process by the contractor.
        B. Exceptions for HMOs licensed under Section 641, Florida Statutes, are as follows:
                1. As provided by Section 409.912(17). Florida Statutes, when a merger or acquisition of a contractor has been approved by the Department of Insurance pursuant to
                        Section 628.4615, Florida Statutes, the department shall approve the assignment or transfer of the appropriate Medicaid HMO contract upon the request of the surviving entity of the merger or acquisition if the contractor and the surviving entity have been in good standing with the department and agency for the most recent 12 month period, unless the department determines that the assignment or transfer would be detrimental to the Medicaid recipients or the Medicaid program.
                2. To be in good standing, a contractor must not have failed accreditation or committed any material violation of the requirements of Section 641.52, Florida Statutes, and must meet the requirements in this contract.
                3. For the purposes of this section, a merger or acquisition means a change in controlling interest of a contractor, including an asset or stock purchase.

1.19    FORCE MAJEURE

        The department and agency will not be liable for any excess cost to the contractor if the department's or agency's failure to perform the contract arises out of causes beyond the control and without the result of fault or negligence on the part of the department or agency. In all cases, the failure to perform must be beyond the control without the fault or negligence of the department or agency. The contractor will not be liable for performance of the duties and responsibilities of the contract when its ability to perform is prevented by causes beyond its control. These acts must occur without the fault or negligence of the contractor. These include destruction to the facilities due to hurricanes, fires, war, riots, and other similar acts. Annually by May 31, the contractor must submit to the department for approval an emergency management plan specifying what actions the contractor must conduct to ensure the ongoing provisions of health services in a natural disaster or man-made emergency.

1.20    DISPUTES OF APPROPRIATE ENROLLMENTS

        Any disputes arising in and under this contract, including disputes relating to the appropriateness of enrollments authorized by CARES staff pursuant to section 2.1 of this contract, will be decided by the department in consultation with the agency. This provision excludes matters brought forth by enrollees. The department must reduce its decision to writing and serve a copy on the contractor. The decision of the department will be final and conclusive. This contract with numbered attachments represents the entire agreement between the contractor, the department, and the agency with respect to the subject matter in it and supersedes all other contracts between the parties when it is duly signed and authorized by the contractor, the department and the agency. Correspondence and memoranda of understanding do not constitute part of this contract. In the event of a conflict of language between the contract and any attachments to the contract, the provisions of the contract will govern. However, the department and agency reserve the right to clarify any contractual relationship in writing with the concurrence of the contractor and such clarification will govern. Pending final determination of any dispute, the contractor must proceed diligently with the performance of the contract and in accordance with the department's direction.

                             Attachment I- 18 of 55

                                                       Contract No. 2002-2003-02

1.21    Misuse of Symbols, Emblems, or Names in Reference to Medicaid

        No person or contractor may use, in connection with any item constituting an advertisement, solicitation, circular, book, pamphlet or other communication, or a broadcast, telecast, or other production, alone or with other words, letters, symbols or emblems the words "Medicaid," or "Department of Elder Affairs," or "Agency for Health Care Administration," except as required in the core contract unless prior written approval is obtained from the department. Specific written authorization from the department is required to reproduce, reprint, or distribute any department or agency form, application, or publication, for a fee. State and local governments are exempt from this prohibition. A disclaimer that accompanies the inappropriate use of the program or the department or agency's terms does not provide a defense. Each piece of mail or information constitutes a violation.

1.22    NON-RENEWAL

        The contract will be renewed only upon mutual consent of the parties. Either party may decline to renew the contract for any reason. The parties agree there is no property interest under the contract.

1.23    REPORTING

        The contractor is responsible for complying with all the reporting requirements in accordance with the contract. The department will provide the contractor with the appropriate reporting formats, instructions, submission timetables, and technical assistance when required. The department reserves the right to modify the reporting requirements to which the contractor must adhere. Failure of the contractor to submit the required reports accurately and within the time frames specified, may result in the withholding of three (3) percent of the next monthly capitation payment by the agency pending receipt of the reports.

1.24    LEGAL ACTION NOTIFICATION

        The contractor must give the department by certified mail immediate written notification (no later than 30 calendar days after service of process) of any action or suit filed or of any claim made against the contractor by any subcontractor, vendor, or other party which results in litigation related to this contract for disputes or damages exceeding the amount of $50,000. In addition, the contractor must immediately advise the department of the insolvency of a subcontractor or of the filing of a petition in bankruptcy by or against a subcontractor.

1.25    FISCAL INTERMEDIARY

        If the contractor utilizes a fiscal intermediary service organization as defined in Section 641.316, Florida Statutes, such organization must be licensed to do business as a fiscal intermediary service organization in the state of Florida. Such delegation does not relieve the contractor of responsibility for the administration and management required under this contract.

1.26    SANCTIONS

        A. In accordance with Section 4707 of the Balanced Budget Act of 1997, and Section 409.912(19), F.S, the following sanctions may be imposed against the contractor if it is determined that the contractor has violated any provision of this contract, or the applicable statutes or rules governing Medicaid HMOs:
                1.      Suspension of the contractor's enrollment.

                             Attachment I- 19 of 55

                                                       Contract No. 2002-2003-02

                2. Suspension or revocation of payments to the plan for Medicaid recipients enrolled during the sanction period. If the contractor has violated the contract, the contractor may be ordered to reimburse the complainant for out-of-pocket medically necessary expenses incurred or order the contractor to pay non-network plan providers who provide medically necessary services.
                3. Imposition of a fine for violation of the contract with the department and agency, pursuant to Section 409.912(19), Florida Statutes.
                4.      Termination pursuant to the contract.
        B. Unless the duration of a sanction is specified, a sanction will remain in effect until the department is satisfied that the basis for imposing the sanction has been corrected and is not likely to recur.

1.27    FEDERAL PROVISIONS

        The contractor is subject to any changes in Federal law, regulations, or other policy guidance from the Centers for Medicare and Medicaid Services during the term of this contract.

SECTION 2       RECIPIENT ELIGIBILITY TO PARTICIPATE IN THE PROJECT

2.1     ELIGIBILITY

        Recipients eligible for project enrollment must be:
        A.      65 years of age or older.
        B.      Medicare Parts A & B eligible.
        C. Medicaid eligible with incomes up to the Institutional Care Program level (ICP).
        D.      Reside in the project service area.
        E. Determined by CARES to be at risk of nursing home placement and meet one or more of the following clinical criteria:
                1. Require some help with five or more activities of daily living (ADLs); or
                2. Require some help with four ADLs plus requiring supervision or administration of medication; or
                3.      Require total help with two or more ADLs; or
                4. Have a diagnosis of Alzheimer's disease or another type of dementia and require some help with three or more ADLs; or
                5. Have a diagnosis of a degenerative or chronic condition requiring daily nursing services.
        F. Determined by CARES to be a person who, on the effective date of enrollment, can be safely served with home and community-based services.

2.2     ELIGIBILITY DETERMINATION

        A. The Florida Department of Children and Families (formerly the Department of Health and Rehabilitative Services) and the federal Social Security Administration determine a person's financial and categorical Medicaid eligibility. Financial eligibility for the project will be up to the Medicaid ICP income and asset level.
        B. The department's CARES program determines a person's clinical eligibility for the project.

2.3     PERSONS NOT ELIGIBLE FOR ENROLLMENT IN THE PROJECT

        A.      Persons residing outside the project service area.
        B. Persons residing in a state hospital, intermediate care facility for persons with developmental disabilities, or a correctional institution.

                             Attachment I- 20 of 55

                                                       Contract No. 2002-2003-02

        C. Persons receiving services through a Medicaid or Medicare hospice program.
        D. Persons participating in or enrolled in another Medicaid waiver project.
        E. Medicaid eligible recipients who are served by the Florida Assertive Community Treatment Team(FACT team).
        F. Persons enrolled in any other Medicaid capitated long-term care program.

SECTION 3       MARKETING, CHOICE COUNSELING, ENROLLMENT AND DISENROLLMENT

3.1     MARKETING/ CHOICE COUNSELING

        A. The contractor may not market to prospective enrollees face to face.
        B. The contractor may use mass marketing strategies, approved by the department, to communicate information regarding the project to prospective enrollees.
        C. CARES staff will provide prospective enrollees with information regarding their Medicaid long-term care options. These options may include: enrolling in the project, participating in another Medicaid home and community-based services waiver program, placement in a nursing home, or declining long-term care assistance.
        D. CARES staff will also perform a choice counseling function for the project. The choice counseling function includes providing the prospective enrollee with contractor prepared, and department approved, marketing materials, and explaining the following:
                1. The concept of managed care and the integrated delivery of acute and long-term care.
                2. The advantages to the enrollees of the integration and coordination of acute and long-term care.
                3.      The qualifications for enrollment in the project.
                4. That the enrollee has the right to choose any of the contractors (pending the qualification of more than one contractor) in the service area and may change contractors if the enrollee is not satisfied with his/her initial choice.
                5.      The benefits provided under the project.

3.2     ENROLLMENT PROCEDURES

        A. When a person is determined to be both financially and clinically eligible and chooses to enroll in this project, CARES staff will enroll the person in the project and complete a project enrollment form.
        B. CARES staff will forward the approved enrollment form to the prospective contractor, and forward a copy of the form to the appropriate Area Agency on Aging.
        C. The contractor will forward the enrollment information to the Medicaid fiscal agent through the enrollment, disenrollment, and cancellation report for payment. This information must be transmitted to the fiscal agent by the monthly reporting deadline (usually the Wednesday preceeding the next to last Saturday of the month) in order to be effective for the subsequent month.
        D. The contractor will not be allowed to deny enrollment to anyone that is enrolled by CARES except as provided for in section 1.20

3.3     EFFECTIVE DATE OF ENROLLMENT

        In general, enrollment is effective at 12:01 a.m. on the first day of the calendar month that the enrollee's name appears on the report for payment issued by the Medicaid fiscal agent. Enrollment may begin retroactively when the contractor and the CARES staff agree that services must begin immediately pursuant to section 3.4 of this document. Enrollment is in whole months except when retroactive enrollment is agreed to, and in the case of those enrolling in hospice care pursuant to Chapter 409.912(30), Florida Statutes.

                             Attachment I- 21 of 55

                                                       Contract No. 2002-2003-02

3.4     TRANSITION CARE PLANNING

        Transition care services are those services necessary in order to safely maintain a person in the community both prior to and after the effective date of their enrollment in the project up until the time the Plan of Care is implemented.

        CARES staff will notify the contractor, the lead agency, and when appropriate, hospital discharge planning staff regarding the need for a transition care plan. CARES staff will forward, to each of these entities, any information collected during the clinical eligibility determination process related to the person's health status, functional status, caregiver, social support system, living environment and how current service needs are being met.

        By the first date of enrollment, the contractor must provide transition care services in collaboration with CARES staff, and be able to assume responsibility for meeting the enrollee's care needs. The contractor must ensure that enrollment in the project does not interrupt or delay the delivery of services needed by the enrollee.

3.5     ORIENTATION

        A. Prior to or on enrollment the contractor must provide each new enrollee with a written notice of the effective date of enrollment and a plan ID card which includes the contractor's name, address and the member services telephone number.
        B. The contractor must notify, within five (5) working days from the effective date of enrollment, all new enrollees, or their representatives to schedule program orientation. Within two (2) weeks from the date on which the contractor notifies the new enrollee, face-to-face project orientation must be completed.
        C. The contractor shall assure that appropriate foreign language versions of all materials are developed and available to members and potential members. The contractor shall provide interpreter services in person where practical, but otherwise by telephone, for applicants or members whose primary language is a foreign language. Foreign language versions of materials are required if, as provided annually by the agency, the population speaking a particular foreign (non-English) language in a county is greater than five (5) percent.
        D. The contractor must provide each new enrollee with an enrollee handbook prior to or at the time of orientation. The enrollee handbook must be written so it can be read and understood by the enrollees or their representatives and must include the following items:
                1. The project benefit's package including any benefit limitations.
                2.      An explanation of the role of the case manager.
                3. A list of the service providers in the contractor's network including their address and telephone number.
                4. Information regarding the enrollee's right to choose a provider from the list of providers within the contractor's network.
                5. Instructions on how enrollees obtain access to the services included in their care plans.
                6. The consequences of obtaining care from out-of-network providers.
                7. Grievance procedures which include each step the enrollee must take from reporting an informal complaint to a formal grievance, including contact information, timelines, and procedures.
                8. Information regarding the enrollee's right to disenroll at any time and instructions to initiate the disenrollment process. Information must explain that if voluntary disenrollment is requested prior to the fiscal agent's monthly processing deadline, disenrollment will be effective the first of the following month. If voluntary disenrollment is requested after the fisca1 agent's monthly processing deadline, disenrollment will not take place until the first of the month subsequent to the next month.

                             Attachment I- 22 of 55

                                                       Contract No. 2002-2003-02

                9. Information regarding the enrollee's rights and responsibilities.
                10. Information regarding the confidentiality of enrollee records.
                11. Information regarding the health care advanced directives pursuant to Chapter 765, Florida Statutes.
                12. Notification to the enrollee that the following items are available to them upon request:
                        a. A detailed description of the contractor's authorization and referral process for services.
                        b. A detailed description of the contractor's process used to determine whether services are medically necessary.
                        c. A detailed description of the contractor's quality assurance program.
                        d. A detailed description of the contractor's credentialing process.
                        e. The policies and procedures relating to the contractor's prescription drug benefits program.
                        f. The policies and procedures relating to the confidentiality and disclosure of the enrollee's medical records.

3.6     DISENROLLMENT

        A. Enrollees must be allowed to voluntarily disenroll at any time. If voluntary disenrollment is requested prior to the fiscal agent's monthly processing deadline, disenrollment will be effective the first of the following month. If voluntary disenrollment is requested after the fiscal agent's monthly processing deadline, disenrollment will not take place until the first of the month subsequent to the next month.
        B. The contractor must ensure that it does not restrict the enrollee's right to voluntarily disenroll in any way, and that it does not deter the enrollee's contact with the state.
        C. Immediately upon receiving a voluntary request for disenrollment, the contractor must inform the enrollee of disenrollment procedures and notify the Department of Elder Affairs.
        D. The contractor must make disenrollment assistance available during business hours. This assistance must be available through a toll-free telephone number or face-to-face contact. The contractor's written disenrollment procedure must list the staff responsible for this type of assistance.
        E. The contractor must keep a daily log of all verbal and written disenrollment requests and the disposition of such requests. The contractor must ensure that disenrollment request logs are maintained in an identifiable manner, involuntary disenrollment documents are maintained in an identifiable enrollee record, and enrollees who wish to file a grievance are afforded appropriate notice and opportunity to do so.
        F. The contractor shall assure that appropriate foreign language versions of all disenrollment materials are developed and available to members. The contractor shall provide interpreter services in person where practical, but otherwise by telephone, for members whose primary language is foreign. Foreign language versions of disenrollment materials are required if, as provided annually by the agency, the population speaking a particular foreign (non-English) language in a county is greater than five
                (5) percent.
        G.      Involuntary disenrollments are limited to the following reasons:
                1.      Enrollee death.
                2.      Ineligibility for Medicaid.
                3.      Ineligibility for the project.
                4.      Moving outside the project's service area.
                5.      Fraudulent use of the enrollee's Medicaid ID card.
                6.      Non-cooperation, subject to department approval.
        H. After providing at least one verbal and at least one written warning of the full implications of failure to follow a recommended plan of care, the contractor may submit an involuntary disenrollment request to the department for an enrollee who continues

                             Attachment I- 23 of 55

                                                       Contract No. 2002-2003-02

                not to comply. The department may approve such a request provided that a written explanation of reason for disenrollment is given to the enrollee prior to the effective date and provided that the enrollee's actions are not related to the enrollee's medical or mental condition. Enrollees must be given a reasonable opportunity to comply with the plan of care subsequent to each verbal and written warning before disenrollment is made effective except in instances where the enrollee's actions threaten the health, safety, or well being of service providers or contractor's staff or representatives. Enrollees who are disenrolled through this section are not eligible for re-enrollment without the permission of the contractor.
        I. The contractor may also submit an involuntary disenrollment request for an enrollee whose behavior is disruptive, unruly, abusive, or uncooperative to the extent that his or her enrollment with the contractor seriously impairs the contractor's ability to furnish services to either the enrollee or other enrollees. The contractor must provide at least one verbal and one written warning to the enrollee regarding the implications of his or her actions. A written explanation of the reason for disenrollment must be given to the enrollee prior to submitting the disenrollment request. The department may approve such requests provided the contractor has documented the actions described above and the enrollee's actions are not related to the enrollee's medical or mental condition. Enrollees who are disenrolled through this action are not eligible for re-enrollment without the permission of the contractor.
        J. For enrollees who wish to disenroll to participate in the Medicaid or Medicare hospice program, the contractor must submit a disenrollment request to the department for the enrollee immediately upon obtaining notice that the enrollee has been or will be admitted. The disenrollment will be effective upon the date of admission to the hospice.
        K. Disenrollment request forms, whether completed by the contractor, the enrollee, or the department, must contain the following information: name, address, telephone number, reason for disenrollment with brief explanation, a signature by the enrollee or designee (for voluntary requests submitted by the enrollee), date, signatures by the contractor's staff (for involuntary disenrollments submitted by the contractor), and an indication as to whether or not the enrollee wishes to file a grievance.
        L. All disenrollments, including those subject to prior approval, must be completed through the submission of a disenrollment report to the Medicaid fiscal agent in the enrollment, disenrollment, and cancellation report for payment.
        M. The contractor must provide disenrollment data via the disenrollment report on the first available transmission after the date of receipt of the disenrollment request. In no event will the contractor submit a disenrollment report with an effective date later than 49 calendar days after the contractor's receipt of a voluntary disenrollment request.

SECTION 4       SERVICE PROVISIONS

4.1     GENERAL

        A. The contractor must bear the underwriting risk of all services covered under this contract.
        B. Services are to be provided in accordance with an individualized plan of care. The plan of care is developed by the contractor in consultation with the enrollee and must include those services that are determined through assessment to be necessary to address the health and social service needs of the enrollee.
        C. The contractor must directly provide at least one of the services listed in section 4.2.
        D. The contractor must not require any co-payment or cost sharing from the enrollees except where the Florida Department of Children and Families has assessed a patient responsibility amount for financial contributions by the enrollee toward nursing facility and assisted living services.

                             Attachment I- 24 of 55

                                                       Contract No. 2002-2003-02

        E. The contractor must not allow enrollees to be charged for missed appointments.
        F. The contractor is responsible for Medicare co-insurance and deductibles for contractor covered services. The contractor shall reimburse providers for Medicare deductibles and co-insurance Medicaid guidelines or the rate negotiated with the provider.
        G. All services delivered by the contractor to enrollees, either directly or through a subcontract, must be guided by the following service delivery principles:
                1. Services must be individualized as a result of a competent, comprehensive understanding of an enrollee's multiple needs.
                2. Services must be delivered in a timely fashion in the least restrictive, cost-effective and appropriate setting.
                3. Long-term care services must be based upon an enrollee's plan of care and include goals, objectives, and specific treatment strategies.
                4. Services must be coordinated to address comprehensive needs and provide continuity of care.
                5. Services must be delivered regardless of geographic location within the service area, level of functioning, cultural heritage, degree of illness of the enrollee.
                6. The project's administration and service delivery system must ensure the participation of the enrollee in care planning and delivery, and, as appropriate, allow for the participation of the family, significant others, and caregivers.
                7. The contractor shall provide interpreter services in person where practical, but otherwise by telephone, for applicants or enrollees whose primary language is foreign. Foreign language versions of materials are required if, as provided annually by the agency, the population speaking a particular foreign (non-English) language in a county is greater than five (5) percent.
                8. Services must be delivered by qualified providers as defined in sections 4.4 and 4.5. The contractor must have a credentialing system approved by an accreditation organization that has been approved by the agency pursuant to Section 641.512, Florida Statutes. The system must include procedures for credentialing long-term care providers.
                9. All facilities providing services to enrollees must be accessible to persons with disabilities, be smoke free, and have adequate space, supplies, good sanitation, and fire and safety procedures.

4.2     LONG-TERM CARE SERVICES

        With the exception of nursing facility services, the long-term care services in this section are authorized under the Medicaid home and community-based waiver.
        A. Adult Companion Services: Non-medical care, supervision and socialization provided to a functionally impaired adult. Companions assist or supervise the enrollee with tasks such as meal preparation or laundry and shopping, but do not perform these activities as discrete services. The provision of companion services does not entail hands-on nursing care. This service includes light housekeeping tasks incidental to the care and supervision of the enrollee.
        B. Adult Day Health Services: Services provided pursuant to Chapter 400, Part V, Florida Statutes. For example, services furnished in an outpatient setting, encompassing both the health and social services needed to ensure optimal functioning of an enrollee, including social services to help with personal and family problems, and planned group therapeutic activities. Adult day health services include nutritional meals. Meals are included as a part of this service when the patient is at the center during meal times. Adult day health care provides medical screening emphasizing prevention and continuity of care including routine blood pressure checks and diabetic maintenance checks. Physical, occupational and speech therapies indicated in the enrollee's plan of care are furnished as components of this service. Nursing services which include periodic evaluation, medical supervision and supervision of self-care services directed toward activities of daily living and personal hygiene are also a component of this service. The inclusion of physical, occupational and speech therapy services and nursing

                             Attachment I- 25 of 55

                                                       Contract No. 2002-2003-02

                services as components of adult day health services does not require the contractor to contract with the adult day health provider to deliver these services when they are included in an enrollee's plan of care. The contractor may contract with the adult day health provider for the delivery of these services or the contractor may contract with other providers qualified to deliver these services pursuant to the terms of this contract.
        C. Assisted Living Services: Personal care services, homemaker services, chore services, attendant care, companion services, medication oversight, and therapeutic social and recreational programming provided in a home-like environment in an assisted living facility licensed pursuant to Chapter 400 Part II, Florida Statutes, in conjunction with living in the facility. This service does not include the cost of room and board furnished in conjunction with residing in the facility. This service includes 24 hour on-site response staff to meet scheduled or unpredictable needs in a way that promotes maximum dignity and independence, and to provide supervision, safety and security. Individualized care is furnished to persons who reside in their own living units (which may include dual occupied units when both occupants consent to the arrangement) which may or may not include kitchenette and/or living rooms and which contain bedrooms and toilet facilities. The resident has a right to privacy. Living units may be locked at the discretion of the resident, except when a physician or mental health professional has certified in writing that the resident is sufficiently cognitively impaired as to be a danger to self or others if given the opportunity to lock the door. The facility must have a central dining room, living room or parlor, and common activity areas, which may also serve as living rooms or dining rooms. The resident retains the right to assume risk, tempered only by a person's ability to assume responsibility for that risk. Care must be furnished in a way that fosters the independence of each consumer to facilitate aging in place. Routines of care provision and service delivery must be consumer-driven to the maximum extent possible, and treat each person with dignity and respect. Assisted living services may also include: physical therapy, occupational therapy, speech therapy, medication administration, and periodic nursing evaluations. The contractor may arrange for other authorized service providers to deliver care to residents of assisted living facilities in the same manner as those services would be delivered to a person in their own home.
        D. Case Management Services: Services which facilitate enrollees gaining access to other needed services regardless of the funding source for the services, and which contribute to the coordination and integration of care delivery. The contractor will provide this service directly.
        E. Chore Services: Services needed to maintain the home as a clean, sanitary and safe living environment. This service includes heavy household chores such as washing floors, windows and walls, tacking down loose rugs and tiles, and moving heavy items of furniture in order to provide safe entry and exit.
        F.      Consumable Medical Supply Services: The provision of disposable supplies used by the enrollee and care giver, which are
                essential to adequately care for the needs of the enrollee. These supplies enable the enrollee to perform activities of daily living or stabilize or monitor a health condition. Consumable medical supplies include adult disposable diapers, tubes of ointment, cotton balls and alcohol for use with injections, medicated bandages, gauze and tape, colostomy and catheter supplies, and other consumable supplies. Not included are items covered under the Medicaid home health service, personal toiletries, and household items such as detergents, bleach, and paper towels, or prescription drugs.
        G. Environmental Accessibility Adaptation Services: Physical adaptations to the home required by the enrollee's plan of care which are necessary to ensure the health, welfare and safety of the enrollee or which enable the enrollee to function with greater independence in the home and without which the enrollee would require institutionalization. Such adaptations may include the installation of ramps and grab-bars, widening of doorways, modification of bathroom facilities, or installation of specialized electric and plumbing systems to accommodate the medical equipment and supplies which are necessary for the welfare of the enrollee. Excluded are those

                             Attachment I- 26 of 55

                                                       Contract No. 2002-2003-02

                adaptations or improvements to the home that are of general utility and are not of direct medical or remedial benefit to the enrollee, such as carpeting, roof repair, or central air conditioning. Adaptations which add to the total square footage of the home are not included in this benefit. All services must be provided in accordance with applicable state and local building codes.
        H. Escort Services: Personal escort for enrollees to and from service providers. An escort may provide language interpretation for people who have hearing or speech impairments or who speak a language different from that of the provider. Escort providers assist enrollees in gaining access to services.
        I. Family Training Services: Training and counseling services for the families of enrollees served under this contract. For purposes of this service, "family" is defined as the individuals who live with or provide care to a person served by the contractor and may include a parent, spouse, children, relatives, foster family, or in-laws. "Family" does not include persons who are employed to care for the enrollee. Training includes instruction and updates about treatment regimens and use of equipment specified in the plan of care to safely maintain the enrollee at home.
        J. Financial Assessment/Risk Reduction Services: Assessment and guidance to the caregiver and enrollee with respect to financial activities. This service provides instruction for and/or actual performance of routine, necessary, monetary tasks for financial management such as budgeting and bill paying. In addition, this service also provides financial assessment to prevent exploitation by sorting through financial papers and insurance policies and organizing them in a usable manner. This service provides coaching and counseling to enrollees to avoid financial abuse, to maintain and balance accounts that directly relate to the enrollees living arrangement at home, or to lessen the risk of nursing home placement due to inappropriate money management.
        K. Home Delivered Meals: Nutritionally sound meals to be delivered to the residence of an enrollee who has difficulty shopping for or preparing food without assistance. Each meal is designed to provide 1/3 of the Recommended Dietary Allowance (RDA). Home delivered meals may be hot, cold, frozen, dried, canned or a combination of hot, cold, frozen, dried, canned with a satisfactory storage life.
        L. Homemaker Services: General household activities (meal preparation and routine household care) provided by a trained homemaker.
        M. Nutritional Assessment/Risk Reduction Services: An assessment, hands-on care, and guidance to caregivers and enrollees with respect to nutrition. This service teaches caregivers and enrollees to follow dietary specifications that are essential to the enrollee's health and physical functioning, to prepare and eat nutritionally appropriate meals and promote better health through improved nutrition. This service may include instructions on shopping for quality food and on food preparation.
        N. Personal Care Services: Assistance with eating, bathing, dressing, personal hygiene, and other activities of daily living. This service includes assistance with preparation of meals, but does not include the cost of the meals themselves. This service may also include housekeeping chores such as bed making, dusting and vacuuming, which are incidental to the care furnished or which are essential to the health and welfare of the enrollee, rather than the enrollee's family.
        O. Personal Emergency Response Systems (PERS): The installation and service of an electronic device which enables enrollees at high risk of institutionalization to secure help in an emergency. The PERS is connected to the person's phone and programmed to signal a response center once a "help" button is activated. The enrollee may also wear a portable "help" button to allow for mobility. PERS services are generally limited to those enrollees who live alone or who are alone for significant parts of the day and who would otherwise require extensive supervision.
        P. Respite Care Services: Services provided to enrollees unable to care for themselves furnished on a short-term basis due to the absence or need for relief of persons normally providing the care. Respite care does not substitute for the care usually provided by a registered nurse, a licensed practical nurse or a therapist. Respite care is provided in

                             Attachment I- 27 of 55

                                                       Contract No. 2002-2003-02

                the home/place of residence. Medicaid licensed hospital, nursing facility, or assisted living facility.
        Q. Occupational Therapy: Treatment to restore, improve or maintain impaired functions aimed at increasing or maintaining the enrollee's ability to perform tasks required for independent functioning when determined through a multi-disciplinary assessment to improve an enrollee's capability to live safely in the home setting.
        R. Physical Therapy: Treatment to restore, improve or maintain impaired functions by using activities and chemicals with heat, light, electricity or sound, and by massage and active, resistive, or passive exercise when determined through a multi-disciplinary assessment to improve an enrollee's capability to live safely in the home setting.
        S. Speech Therapy: The identification and treatment of neurological deficiencies related to feeding problems, congenital or trauma-related maxillofacial anomalies, autism, or neurological conditions that effect oral motor functions. Therapy services include the evaluation and treatment of problems related to an oral motor dysfunction when determined through a multi-disciplinary assessment to improve an enrollee's capability to live safely in the home setting.
        T. Nursing Facility Services: Services furnished in a health care facility licensed under Chapter 395 or Chapter 400 Part II, Florida Statutes. When an enrollee is placed in a nursing facility the enrollee continues to receive acute care services, however, the home and community-based long-term care waiver services cease.

4.3     ACUTE-CARE SERVICES

        The following services are covered for Medicaid recipients based on the Medicaid state plan approved by the federal Centers for Medicare and Medicaid Services. These services are covered in the project to the extent that they are not covered by Medicare or are reimbursed by Medicaid pursuant to Medicaid's Medicare cost-sharing policies.
        A. Community Mental Health Services: Community-based rehabilitative services, which are psychiatric in nature, recommended or provided by a psychiatrist or other physician. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Community Mental Health Coverage and Limitations Handbook except that the provider need not be a community mental health center.
        B. Hearing Services: Services including a hearing evaluation, diagnostic testing and selective amplification procedures necessary to certify an enrollee for a hearing aid device; fitting and dispensing of hearing aids; and repair services as specified in the Medicaid Hearing Services Coverage and Limitations Handbook. Medical and surgical treatment for hearing disorders is part of physician services.
        C. Home Health Care Services: Intermittent or part-time nursing services provided by a registered nurse or licensed practical nurse, or personal care services provided by a licensed home health aide, with accompanying necessary medical supplies, appliances, and durable medical equipment. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Home Health Coverage and Limitations Handbook.
        D. Independent Laboratory and Portable X-ray Services: Medically necessary and appropriate diagnostic laboratory procedures and portable x-rays ordered by a physician or other licensed practitioner of the healing arts as specified in the Independent Laboratory and Portable X-ray Services Coverage and Limitations Handbook.
        E. Inpatient Hospital Services: Medically necessary services, including ancillary services, furnished to inpatient enrollees, provided under the direction of a physician or dentist, in a hospital maintained primarily for the care and treatment of patients with disorders other than mental diseases. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Hospital Coverage and Limitations Handbook.

                             Attachment I- 28 of 55

                                                       Contract No. 2002-2003-02

        F. Outpatient Hospital/Emergency Medical Services: Outpatient preventive, diagnostic, therapeutic, or palliative care provided under the direction of a physician at a licensed hospital. Such services include emergency room, dressings, splints, oxygen, physician ordered services and supplies necessary for the clinical treatment of a specific diagnosis or treatment as specified in the Medicaid Hospital Coverage and Limitations Handbook.
        G. Physician Services: Those services and procedures rendered by a licensed physician at a physician's office, patient's home, hospital, nursing facility or elsewhere when dictated by the need for preventive, diagnostic, therapeutic or palliative care, or for the treatment of a particular injury, illness, or disease as specified in the Medicaid Physicians Coverage and Limitations Handbook.
        H. Prescribed Drug Services: Products and services associated with dispensing medicinal drugs pursuant to a valid prescription as defined in Chapter 465, Florida Statutes (the "Florida Pharmacy Act"). This benefit generally includes all legend drugs dispensed to enrollees in outpatient settings and includes patent or proprietary preparations. Covered drugs, injectables and other prescribed drug services are described in the Prescribed Drugs Services and Limitations Handbook. These services also include payment for Medicaid reimbursable psychotropic drugs. The contractor must furnish those drugs in dosage forms currently covered by the Medicaid Program and must not place a dollar limit on this service. The contractor must not have a pharmacy benefits management program that is more restrictive than Medicaid fee-for-service. The contractor's pharmacy benefits management program must comply with all applicable federal and state laws.
        I. Visual Services: These services include a visual examination; fitting, dispensing, and adjustment of eyeglasses; follow-up examinations, and contact lenses as specified in the Medicaid Visual Services Coverage and Limitations Handbook. Examinations and treatment for eye diseases are part of the physician services program. Specific information to order glasses is available in Chapter 4 of the Medicaid Visual Services Coverage and Limitations Handbook. Lenses must meet American National Standards Institute (ANSI) standards. Eyeglasses are available through Prison Rehabilitative Industries and Diversified Enterprise (PRIDE) or may be purchased elsewhere if available at lower prices for comparable quality than those charged by the Division of Corrections optical laboratory. An abbreviated list of products/services available from PRIDE may be obtained by contacting PRIDE's Tallahassee branch office at (850) 487-3774.

4.4     OPTIONAL SERVICES

        The following services may be rendered within Medicaid guidelines at the option of the contractor:

        A. DENTAL SERVICES: The contractor may choose to provide adult dental services as defined in the Medicaid Dental Coverage and Limitations Handbook including services necessary to seat complete dentures, and repair and reline dentures for enrollees. Extractions and other surgical procedures, essential to the preparation of the mouth for dentures, are included only if the enrollee is to receive dentures. The adult dental service does not include routine preventive, restorative, or palliative treatment.
        B. TRANSPORTATION SERVICES: The contractor may choose to provide transportation. These services are the arrangement and provision of an appropriate mode of transportation for enrollees to receive necessary medical services. Types of transportation services include: ambulance, non-emergency medical vehicles, public and private transportation vehicles, and air ambulances as specified in the Medicaid Transportation Coverage and Limitations Handbook.

                             Attachment I- 29 of 55

                                                       Contract No. 2002-2003-02

4.5     EXPANDED SERVICES

        The contractor may provide services offered by the plan and approved by the agency in excess of the amount, duration, and scope of those listed in Sections 4.2, Long-Term Care Services, 4.3 Acute Care Services, and
        4.4. Optional Services.

4.6     MINIMUM LONG-TERM CARE SERVICE PROVIDER QUALIFICATIONS

        The long-term care services authorized in this project must be provided in accordance with the following requirements.
        A. Adult Companion Services: Providers must be employed by a licensed home health agency pursuant to Chapter 400, Part IV, Florida Statutes, or have a certificate of registration issued by the Agency for Health Care Administration pursuant to Section 400.509, Florida Statutes.
        B. Adult Day Health Services: Providers must be licensed by the Agency for Health Care Administration as an adult day care center pursuant to Chapter 400, Part V, Florida Statutes, or meet the adult day care center exemption requirements in Section 400.553, Florida Statutes.
        C.      Assisted Living Facility Services: Providers must be licensed pursuant to Chapter 400, Part III, Florida Statutes.
        D.      Case Management Services: Providers must have a Bachelor's
                Degree in Social Work, Sociology, Psychology, Nursing, Gerontology or a related field and be trained or have experience in geriatric case management and must complete four hours of in-service training annually.
        E.      Chore Services: Providers must be a lead agency as defined in
                Section 430.203(9), Florida Statutes; a home health agency licensed in accordance with Chapter 400, Part IV, Florida Statutes; a pest control agency licensed pursuant to Section 482.071, Florida Statutes; a construction contractor licensed to do home repair pursuant to Section 489.131, Florida Statutes; or a person, employed by or under the direct supervision of the contractor, who the contractor has confirmed is qualified by training or experience to provide chore services and who has received the following training:
                1.      Safety and home accident prevention.
                2.      Enrollee record confidentiality.
                3.      Project policies and procedures.
                4.      Background and purpose of the program.
                5. Emergency procedures in the event of a crisis during the course of work.
                6.      House and yard cleaning and sanitation.
                7. Simple repairs and the use of related tools and equipment.
                8.      Training about the aging process and first aid.
        F.      Consumable Medical Supply Services: Providers must be pharmacies or drug stores permitted under Section 465.022, Florida
                Statutes; medical supply companies licensed pursuant to Chapter 205, Florida Statutes; or home health agencies licensed pursuant to Chapter 400, Part IV, Florida Statutes.
        G. Environmental Accessibility Adaptation Services: Providers must be properly licensed pursuant to state and local building requirements, and be confirmed by the provider to have knowledge and experience needed to satisfactorily perform the service.
        H.      Escort Services: Providers must be lead agencies as defined in
                Section 430.203(9), Florida Statutes; home health agencies licensed pursuant to Chapter 400, Part IV, Florida Statutes; or persons employed by or working under the direct supervision of the contractor and trained in the following areas: the dynamics of aging; communication and assistance with hearing and visually impaired patients; emergency procedures; and enrollee confidentiality.
        I. Family Training Services: Providers must be home health agencies licensed pursuant to Chapter 400, Part IV, Florida Statutes; lead agencies as defined in Section 430.203(9), Florida Statutes; or licensed medical practitioners providing training or counseling within the scope of their practice.

                             Attachment I- 30 of 55

                                                       Contract No. 2002-2003-02

        J. Financial Assessment/Risk Reduction Services: Services must be provided by persons who have been confirmed to be qualified to perform the service by experience and training such as certified financial planners, bank employees or individual bookkeepers, lead agencies as defined in Section 430.203(9), Florida Statutes; or qualified persons employed by or working under the direct supervision of the contractor.
        K. Home Delivered Meal Providers: Providers must be lead agencies as defined in Section 430.203(9), Florida Statutes with a contract or referral agreement for the preparation of meals; or be employed by or under subcontract with the contractor and meet the food service standards as defined in Chapters 500 and 509, Florida Statutes.
        L. Homemaker Service Providers: Services must be provided by home health agencies licensed pursuant to Chapter 400, Part IV, Florida Statutes; lead agencies as defined in Section 430.203(9), Florida Statutes; or have a certificate of registration issued by the agency pursuant to Section 400.509, Florida Statutes.
        M. Nutritional Assessment Risk Reduction Services: Services must be provided by Registered Licensed Dietitians or other health professionals functioning in their legal scope of practice. A dietetic technician (DTR) may, according to the American Dietetic Association, assist a dietitian and assume full responsibility under supervision of a Registered Licensed Dietitian for a wide range of duties including counseling enrollees on specific diets. Nutritional education materials must be approved by a Registered Licensed Dietitian. Providers may include lead agencies as defined in Section 430.203(9), Florida Statutes.
        N.      Nursing Facility Services: Providers must be licensed under
                Chapter 395 or Chapter 400 Part II, Florida Statutes.
        O.      Personal Care Providers: Providers must be lead agencies as defined in Section 430.203(9), Florida Statutes; Certified Nursing Assistants under Nurse Registries licensed pursuant to
                Section 400.506, Florida Statutes; or home health agencies licensed pursuant to Chapter 400, Part IV, Florida Statutes.
        P. Respite Care Providers: Providers must be employed by a licensed home health agency pursuant to Chapter 400, Part IV, Florida Statutes; have a certificate of registration issued by the Agency for Health Care Administration pursuant to Section 400.509, Florida Statutes; or be lead agencies as defined in
                Section 430.203(9), Florida Statutes.
        Q. Occupational, Physical, and Speech Therapy Providers: Providers must be home health agencies licensed pursuant to Chapter 400,
                Part IV, Florida Statutes, or, providers holding current registration, certification, or licenses pursuant to Chapters 455, 468, and 486, Florida Statutes.
        R. Personal Emergency Response System Service Providers: Providers must meet the requirements as defined in Chapter 489, Part II, Florida Statutes.

4.7     ACUTE CARE PROVIDER QUALIFICATIONS

        For the acute care services that are covered under the contract and are also covered by Medicare, the provider qualifications will be those of the Medicare program.

        For the acute care services covered under the contract that are not covered by Medicare, the contractor must meet the provider requirements of the Medicaid programs except that provider type limitations associated with certain services will not apply when other provider types can legally perform the service.

4.8     AVAILABILITY/ACCESSIBILITY OF SERVICES

        The contractor must make available and accessible sufficient facilities, service locations, service sites, and personnel to provide the services. The contractor's network of providers must be accessible to the enrollees in its service area. Services covered under this contract must be available to enrollees to the same extent that such services are available in the project service area to persons, with comparable functional impairment and health conditions that are not served under this contract.

                             Attachment I- 31 of 55

                                                       Contract No. 2002-2003-02

        The contractor must establish appropriate scheduling guidelines for service delivery. These guidelines must be communicated in writing to providers in the contractor's network. The contractor must develop a process for monitoring the scheduling of service delivery and the actual time enrollees must wait to receive the service. When the service delivery scheduling, or waiting times are excessive the contractor must take appropriate action to ensure adequate service delivery.

        The contractor must arrange for a 24 hour on-call system for each enrollee. The system may vary by enrollee and should be reflected in the enrollee's plan of care. The system should provide for the availability of a qualified person with information regarding the enrollee's plan of care.

4.9     STAFFING REQUIREMENTS

        A.      A person designated to be responsible for the contract.
        B. A licensed physician, board certified in geriatrics, to serve as a consultant for the contract.
        C. A person, qualified by training, to be responsible for the contract's quality assurance and improvement systems.
        D. A person designated to be responsible for the contractor's orientation, outreach and educational activities who is qualified by training and experienced in working with frail elders.
        E. A person designated to be responsible for the health information and/or the enrollee records system.
        F. A person designated to be responsible for the processing and resolution of grievances.
        G. Sufficient support staff to conduct daily business in an orderly manner, including having enrollee services staff directly available during business hours for enrollee services consultation, as determined through management and medical reviews. The contractor must maintain sufficient staff available 24 hours per day to handle care inquiries.
        H. A person designated to be responsible for the contractor's utilization control. A person designated to be responsible for case management and qualified case managers in sufficient numbers to ensure that the case management requirements are met.
        J. A plan for recruiting and retaining health care practitioners who are minorities as defined in Section 288.703(3), Florida Statutes, as required by Section 641.27 in Chapter 96-199, Laws of Florida.

4.10    INTEGRATION OF CARE

        A. Project case managers are responsible for long-term care planning and for developing and carrying out strategies to coordinate and integrate the delivery of all acute and long-term care services to enrollees.
        B. For those persons enrolled in the contractor's Medicare+Choice plan (where applicable), the contractor must have protocols to ensure that all acute care services and services are coordinated. The enrollee's case manager must coordinate with the primary care physician, as well as the enrollee or other appropriate person, in the development of acute and long-term care plans. The contractor must ensure that all subcontractors, delivering services covered by the contract, agree to cooperate with the goal of an integrated and coordinated service delivery system for the enrollee.
        C. When contract enrollees elect to remain in the Medicare fee-for-service system, the contractor must establish protocols to ensure that services are coordinated to the maximum extent feasible. The case manager must actively pursue coordination with the enrollee's primary care physician and other care providers.

                             Attachment I- 32 of 55

                                                       Contract No. 2002-2003-02

        D. In addition, the contractor will be responsible for the following activities to facilitate care coordination:
                1. The contractor must implement a systematic process for generating or receiving referrals and, with the enrollee's written consent, sharing clinical and treatment plan information, including management of medications.
                2. The contractor must implement a systematic process for obtaining consent from enrollees or their representatives to share confidential medical and treatment planning information with providers.
                3. The contractor must implement a systematic process for coordinating care with organizations which are not part of the contractor's network of providers but are otherwise important to the health and well-being of enrollees.
                4. For enrollees in an assisted living or nursing facility, the contractor will ensure coordination with the medical, nursing, or administrative staff designated by the facility to ensure that the enrollees have timely and appropriate access to the contractor's providers and to coordinate care between those providers and the facility's providers.

4.11    PLAN OF CARE

        A. The contractor is required to develop an individualized written plan of care, in a format approved by the department, for every new enrollee within 10 calendar days of the effective date of enrollment.
        B. Services included in the plan of care will be determined by the contractor in consultation with the enrollee and be necessary to address health and social service needs of the enrollee identified through an assessment.
        C. The plan of care must be based on a comprehensive assessment of the enrollee's health status, physical and cognitive functioning, environment, social supports, and end-of-life decisions. The plan of care must clearly identify barriers to the enrollee and caregivers, if applicable. The case manager must discuss barriers and explore potential solutions with the enrollee, and caregivers when applicable. The plan of care must detail all interventions designed to address specific barriers to independent functioning. The plan may include services provided through the enrollee's own informal network or by volunteers from community social service agencies or other organizations such as churches and synagogues.
        D.      In developing the plan of care, the contractor must:
                1. Assess the immediacy of the new enrollee's services needs and include a description of the project participant's condition (e.g., ADL and IADL limitations, incontinence, cognitive impairment, arthritis, high blood pressure), as identified through an appropriate comprehensive assessment and a medical history review.
                2.      Identify any existing care plans and service providers
                        and assess the adequacy of current services.
                3.      Provide for continuous care to the new enrollee if the
                        enrollee is receiving active treatment prior to the effective date of enrollment.
                4. Ensure that the care plan contains, at a minimum, information about the enrollee's medical condition, the type of services to be furnished, the amount, frequency and duration of each service, and the type of provider to furnish each service.
                5. Ensure that treatment interventions address identified problems, needs, and conditions. In consultation with the enrollee and, as appropriate, the enrollee's legal guardian or caregiver, the plan of care must specify the long-term care service interventions, and when such services are the responsibility of the contractor, the medical interventions for the enrollee.
                6. Ensure that review of the care plan is performed through face-to-face contact with the enrollee at least every six (6) months to determine the appropriateness and adequacy of services and to ensure that the services furnished are consistent with the nature and severity of the enrollee's needs.

                             Attachment I- 33 of 55

                                                       Contract No. 2002-2003-02

                7. Ensure that the care plan is reviewed sooner than the minimum required time frame if in the opinion of the medical professionals involved in the care of the enrollee there is reason to believe significant changes have occurred in the enrollee's condition or in the services the enrollee receives, or an enrollee or an enrollee's legal representative requests another review due to the changes in the enrollee's physical or mental condition.
                8. The contractor will work to ensure the maintenance or creation of an enrollee's informal network of caregivers and services providers. Primary caregivers, family, neighbors and other volunteers will be integrated into an enrollee's plan of care when it is determined through multi-disciplinary assessment and care planning that these services would improve the enrollee's capability to live safely in the home setting and are agreed to by the enrollee.
                9. The contractor will implement a systematic process for determining whether enrollees have advance directives, health care powers of attorney, or do not resuscitate orders. This information will become part of the enrollee's medical record and these orders and preferences will be integrated into the care coordination process.
        E. A copy of the plan of care must be forwarded to the enrollee's primary care physician.
        F. A copy of the plan of care must be forwarded to the department's CARES office within 30 days of development.
        G. Revisions to the plan of care must be done in consultation with the enrollee, the caregiver, and when feasible the primary care physician. If the primary care physician is not under contract with the contractor to deliver services to the enrollee, an effort must be made by the case manager to obtain physicians input regarding care plan revisions. Changes in service provision resulting from a care plan review must be implemented within ten (10) calendar days of the review date.

4.12    OUT OF NETWORK USE OF NON-EMERGENCY SERVICES

        Unless otherwise specified in this document, when an enrollee uses non-emergency services available under the project from a non-subcontracted provider, the contractor is not liable for the cost of such utilization unless the contractor referred the enrollee to the non-subcontracted provider or authorized such out-of-network utilization. The contractor must provide timely approval or denial of authorization of out-of-network use through the assignment of a prior authorization number which refers to and documents the approval. A contractor may not require paper authorization as a condition of an enrollee receiving treatment if the contractor has an automated authorization system. Written follow-up documentation of the approval must be provided to the out-of-network provider within one business day from the request for approval. The enrollee is liable for the cost of such unauthorized use of contract-covered services from non-subcontracted providers.

        However, in accordance with the Balanced Budget Act of 1997, and pursuant to 42 CFR 422.100(b)(1)(iv), the plan must also cover post-stabilization services without authorization, regardless of whether the enrollee obtains the service within or outside the plan's network, for the following situations:

                A. Post stabilization care services that were pre-approved by the plan; or were not pre-approved by the plan because the plan did not respond to the treating provider's request for pre-approval within one hour after being requested to approve such care, or could not be contacted for pre-approval.

                B. Post stabilization services are services subsequent to an emergency that a treating physician views as medically necessary after an emergency medical condition has been stabilized. These are not emergency services, but are non-emergency services that the plan chooses not to cover out-of-plan except in the circumstances described above.

                             Attachment I- 34 of 55

                                                       Contract No. 2002-2003-02

SECTION 5       QUALITY ASSURANCE AND IMPROVEMENT REQUIREMENTS

5.1     GENERAL

        The contractor's quality assurance program must address the needs of enrollees, promote improved clinical outcomes and quality of life, and identify and address service delivery issues. The quality assurance program required by this section must comply with applicable provisions of Section 409.912(24), Florida Statutes, and Section 641.51, Florida Statutes, and may be incorporated into an existing quality improvement system.

5.2     QUALITY ASSURANCE PROGRAM

        The contractor must formally adopt a quality assurance program for enrollees. The quality assurance program must include written goals, policies, and procedures that ensure enhancement of quality of life for enrollees, emphasize quality patient outcomes, and, to the extent feasible, promote the coordination of acute and long-term care services. The quality assurance program must have a system to identify and prioritize problem areas for resolution and a process to design and implement strategies to resolve identified problems. The system must include: a process for changing the current quality assurance program as needed; a protocol that dictates the active involvement of the medical director, the quality assurance director, medical/clinical providers, and the director of the program; and a description of the mechanism for measuring the success of quality assurance strategies and for providing feedback to all providers involved in the program. Specifically, the contractor must have a quality assurance program which includes the following:
        A.      A written description of the quality assurance program.
        B. Written responsibilities of the governing body for monitoring, evaluating, and improving care.
        C.      A procedure for quality assurance program supervision.
        D. Assurance of adequate resources to carry out the program's specified activities effectively.
        E. A protocol for provider participation in the quality assurance program.
        F. A procedure for delegation of quality assurance responsibilities to designated personnel.
        G.      A procedure for credentialing and re-credentialing providers.
        H. A procedure for informing enrollees about their rights and responsibilities.
        I. Assurance of availability of and accessibility to services and care.
        J. A procedure to ensure the accessibility and availability of medical and long-term care records, as well as proper record keeping, and a process for record review.
        K.      A procedure for utilization review.
        L.      A procedure for quality assurance program documentation.
        M. A procedure for coordination of quality assurance activities with other management activities.
        N.      A continuity of care system.
        O.      An active quality assurance committee.

5.3     QUALITY ASSURANCE COMMITTEE

        The contractor must have a quality assurance committee that is either a separate mechanism for addressing the quality assurance concerns of eligible frail enrollees, or incorporated into an existing quality assurance committee.

        The quality assurance committee must:
        A. Oversee quality of life indicators such as, but not limited to the degree of personal autonomy, provision of services and supports to assist people in exercising medical and social choices, self-direction of care and maximum use of natural support networks.

                             Attachment I- 35 of 55

                                                       Contract No. 2002-2003-02

        B. Review grievances identified through the contractor's formal and informal complaint procedures and through external oversight.
        C. Review case records of all fair hearings and document internal complaint/grievance steps involved in the fair hearing.
        D. Review quality assurance policies, standards and written procedures to ensure that they adequately address the needs of its enrollees.
        E. Review utilization of services with adverse or unexpected outcomes for its enrollees.
        F. Develop and periodically review written guidelines, procedures and protocols on areas of concern in the care of the frail elderly; for example: falls, incontinence, dementia, depression, congestive heart failure, inadequate family care, family caregiver stress, family conflict, out-of-home placements, alcohol problems, and problems of compliance in procedures of medical treatment.
        G. Develop an ethics committee to review ethical questions such as end-of-life decisions and advance directives.
        H. Develop a system of peer review by physicians and other service providers.

5.4     QUALITY OF CARE STUDIES

        The contractor must conduct quality of care studies to monitor the quality, appropriateness, and effectiveness of enrollee care. The studies must include quarterly reviews of long-term care records of enrollees who have received services during the previous quarter. Review elements include management of diagnosis, appropriateness and timeliness of care, comprehensiveness of and compliance with the plan of care, and evidence of special screening for, and monitoring of, high risk persons and conditions.

        In accordance with Section 409.912(24) Florida Statutes, the studies must:
        A. Target specific conditions and health service delivery issues appropriate to enrollees for focused monitoring and evaluation.
        B. Use clinical care standards or practice guidelines to objectively evaluate health services delivery issues and the care the contractor delivers or fails to deliver for acute and long-term care conditions.
        C. Use quality indicators derived from the clinical care standards or practice guidelines to screen and monitor care and services delivered.
        The contractors selection of conditions and issues to study should be based on member profile data.

5.5     INDEPENDENT QUALITY REVIEW

        The agency shall provide for an independent review of all Medicaid services provided or arranged by the contractor. The review shall be performed at least once annually by an entity outside state government. If the independent review indicates that quality of care is not acceptable pursuant to contractual requirements, the department may restrict the contractor's enrollment until quality of care issues are resolved.

SECTION 6.      GRIEVANCE PROCEDURES

        A. The contractor must develop and implement grievance procedures, subject to department and agency written approval, prior to implementation. The contractor must refer all enrollees and providers on behalf of enrollees who are dissatisfied with the contractor, to the grievance coordinator for the appropriate follow-up and documentation in accordance with the contractor's approved grievance procedures.

                             Attachment I- 36 of 55

                                                       Contract No. 2002-2003-02

        B. The contractor must make copies of the approved grievance procedures available to the enrollee and to a provider acting on behalf of an enrollee.
        C. The contractor's grievance procedures must incorporate the time limitations in section (D) and include the following requirements:
                1.      How to pursue redress of a grievance.
                2. Names of the appropriate employees or a list of grievance departments that are responsible for implementing the contractor's grievance procedures. The list must include the address and the toll-free telephone number of each grievance department and the address of the Statewide Provider and Subscriber Assistance Panel and its toll-free hotline telephone number - Agency for Health Care Administration, Bureau of Consumer Protection and Health Quality, Building 1, Room 339, 2727 Mahan Drive, Tallahassee, Florida 32308,
                        (850) 419-3456-Extension 6.
                3. Allow for the participation of a representative of the Department of Elder Affairs.
                4. Provide assurance that all enrollees who are dissatisfied with the contractor are referred to the grievance coordinator for the appropriate follow-up and documentation and that someone with problem solving authority on behalf of the contractor is included in the grievance process.
                5. Upon request, the contractor or the contractor's grievance assistant, as appropriate, must provide the enrollee or provider with a grievance form(s) within three (3) business days of request.
                6. Respond to a complaint from an enrollee within a reasonable time after its submission. At the time of receipt of the initial complaint, the contractor must inform the enrollee that the enrollee has a right to file a written grievance at any time and that assistance in preparing the written grievance will be provided by the contractor. This requirement also includes a provision where the contractor must offer to meet with the enrollee during the formal grievance process at the administrative offices of the contractor within the service area or at a location within the service area convenient to the enrollee.
                7. If the contractor is unable to resolve the grievance to the enrollee's satisfaction, the contractor must provide a final decision letter to the enrollee that includes the following:
                        a. A notice of the right to appeal upon completion of the full grievance procedure and supply the agency with a copy of the final decision letter. In addition, for expedited grievances, the contractor must provide the enrollee notice of the right to appeal immediately upon request.
                        b. A notice that the enrollee may request a review of the contractor's decision concerning the grievance by the Statewide Provider and Subscriber Assistance Panel, and that such request must be made by the enrollee within 365 days after receipt of the final decision letter from the contractor. The contractor must also inform the enrollee how to initiate such a review, and must include the panel's address and telephone number as follows: Agency for Health Care Administration, Bureau of Consumer Protection and Health Quality, Building I, Room 339, 2727 Mahan Drive, Tallahassee, Florida 32308, (888) 419-3456 Extension 6. In accordance with Section 408.7056, Florida Statutes, the Statewide Provider and Subscriber Assistance Panel will not consider a grievance taken to Medicaid fair hearing.
                        c. A notice that the enrollee retains the right to pursue a Medicaid fair hearing, as provided by Rule 65-2.042. F.A.C., in addition to pursuing the contractor's grievance procedure, and may contact the Department of Children and Families at the following address to pursue a Medicaid fair hearing: Office of Public Assistance Appeals Hearings, 1317 Winewood Boulevard, Building 5, Room 203, Tallahassee, Florida 32399, (859)488-1429.

                             Attachment I- 37 of 55

                                                       Contract No. 2002-2003-02

                8. Require the participation of physician(s) in reviewing medically related grievances.
                9. Method for classification of the urgency of grievances and for establishing time limits for an expedited review within which such grievances must be resolved. In an expedited review, all necessary information, including the contractor's decision, must be transmitted between the contractor and the enrollee, or the provider acting on behalf of the enrollee, by telephone, facsimile, or the most expeditious method available. In any case when the expedited review process does not resolve a difference of opinion between the contractor and the enrollee or the provider acting on behalf of the enrollee, the enrollee or the provider acting on behalf of the enrollee may submit a written grievance to the Statewide Provider and Subscriber Assistance Panel. The contractor must not provide an expedited retrospective review of an adverse determination. A request for an expedited review may be submitted orally or in writing. Unless it is submitted in writing, for purposes of the grievance reporting requirements, the request must be considered an appeal of a utilization review decision and not a grievance.
                10. Notify enrollees that they may voluntarily pursue binding arbitration in accordance with the terms of the contract if offered by the contractor, after completing the grievance procedure and as an alternative to the Statewide Provider and Subscriber Assistance Panel. Such notice must include an explanation that the enrollee may incur some costs.
                11. Describe of the process through which a enrollee may, at any time, contact the toll-free telephone hotline of the agency, (888) 419-3456, to inform it of the unresolved grievance.
                12. State that the enrollee has the right to pursue a Medicaid fair hearing as provided by Rule 65-2.042, F.A.C., in addition to pursuing the contractor's grievance procedure. It must also state that the enrollee always has the right to appeal to the agency and the Statewide Provider and Subscriber Assistance Panel after receiving a final disposition of the grievance through the organization's grievance process with the following exception; a grievance taken to Medicaid fair hearing will not be considered by the Panel. In addition, the contractor must notify enrollees of the right to a Medicaid fair hearing at orientation, during care plan development, and at any time an action is taken to reduce, suspend or terminate services, or to deny or terminate participation of the service providers within the contractor's network.
        D.      TIME LIMITATIONS
                1. The contractor must notify enrollees that a grievance must be submitted within one year after the date of occurrence of the action initiating the grievance.
                2. With the exception of urgent grievances, the contractor's grievance procedures must have guidelines in place to resolve a grievance within 60 days after receipt of the grievance, or within a maximum of 90 days if the grievance involves the collection of information outside the service area. These time limitations can be tolled if the contractor has notified the enrollee, in writing, that additional information is required for proper review of the grievance and that such time limitations are tolled until such information is provided. After the contractor receives the requested information, the time allowed for completion of the grievance process resumes.
                3. For an expedited review, the contractor must make a decision and notify the enrollee, or the provider acting on behalf of the enrollee, as expeditiously as the enrollee's medical condition requires, but in no event more than 72 hours after receipt of the request for review. If the expedited review is a concurrent review determination (utilization review conducted during the enrollee's course of treatment) the service must be continued without liability to the enrollee until the enrollee has been notified of the determination. The contractor must provide written confirmation of its decision concerning an expedited review within 2 working days after providing notification of that decision, if the initial notification was not in writing. The contractor must provide reasonable access, not to exceed 24 hours after receiving a request for an expedited review, to an

                             Attachment I- 38 of 55

                                                       Contract No. 2002-2003-02

                        appropriate clinical peer who can perform the expedited review. The clinical peer or peers must not have been involved in the initial adverse determination.
                4. In the case of an adverse determination the contractor must make available, to the enrollee, a review of the grievance by an internal review panel; such review must be requested within 30 days after the contractor's transmittal of the final determination notice of an adverse determination. A majority of the panel must be persons who previously were not involved in the initial adverse determination. A person who previously was involved in the adverse determination may appear before the panel to present information or answer questions. The panel must have the authority to bind the contractor to the panel's decision. The contractor must ensure that a majority of the persons reviewing a grievance involving an adverse determination are providers who have appropriate expertise. The contractor must issue a copy of the written decision of the review panel to the enrollee and to the provider, if any, who submits a grievance on behalf of an enrollee. In cases where there has been a denial of coverage of service, the reviewing provider must not be a provider previously involved with the adverse determination.
        E. Both informal and formal steps must be available to resolve grievances. A grievance is not considered formal until it is written and signed by an enrollee or completed on such forms as prescribed and received by the contractor. A complaint is not considered a grievance until the complaint is written and received by the contractor.
        F. Procedural steps must be clearly specified in the enrollee handbook for enrollees and the provider manual for providers, including the address, telephone number and office hours of the grievance coordinator.
        G. The contractor must insure that appropriate foreign language versions of grievance materials are developed and available to enrollees and potential enrollees. These foreign language versions of materials are required if the population speaking a particular foreign (non-English) language in a county is greater than five (5) percent.
        H. The contractor must have sufficient support staff available to process grievances within the required time frames, and to assist the enrollee in properly filing grievances. The staff must also be educated concerning the importance of the grievance procedure and the rights of the enrollee.
        I. The contractor must specify phone numbers for the enrollee, subcontractor or other service provider to call to present a complaint or to contact the grievance coordinator. Each phone number must be toll-free within the enrollee's geographic area and provide reasonable access to the contractor without undue delays. There must be an adequate number of phone lines to handle incoming grievances.
        J. Grievance procedures must be clearly specified in the enrollee handbook, including the address, telephone number and office hours of the grievance coordinator.
        K. The contractor must maintain an accurate record of each formal grievance. Each record must include the following:
                1. A complete description of the grievance, the enrollee's name and address, the provider's name and address, and the contractor's name and address.
                2. A complete description of the contractor's factual findings and conclusions after the completion of the full formal grievance procedure.
                3. A complete description of the contractor's conclusions pertaining to the grievance as well as the contractor's final disposition of the grievance.
                4. A statement as to which levels of grievance procedure the grievance has been processed and how many more levels of the grievance procedure are remaining before the grievance has been processed through the contractor's entire grievance procedure.
        L. A record of informal complaints received which are not grievances must be maintained and include date, time, nature of complaint and disposition. The contractor must submit this report upon request by the department.

                             Attachment I- 39 of 55

                                                       Contract No. 2002-2003-02

        M. A report on grievances must be submitted on a monthly basis as required in the Reporting Requirements section of this document. The report must list the number and nature of all formal grievances that have not been resolved to the satisfaction of the enrollee, after the enrollee has utilized the full grievance procedure of the contractor.

SECTION 7               ENROLLEE RECORDS

                A. The contractor is responsible for assuring that there is a complete long-term care record for each enrollee.
                B. The contractor must use procedures that promote the development of a centralized, comprehensive medical and long-term care record for enrollees. The contractor must ensure, with written consent of the enrollee, all providers involved in the enrollees care have access to the enrollee's record for the purpose of providing care.
                C. The contractor must maintain an enrollee records system which is consistent with professional standards and which permits the prompt retrieval of information. Each record must include timely information accurately documented and must be readily available to all appropriate and authorized practitioners involved in the integration and coordination of care.
                D. The contractor will ensure that all subcontract providers, including medical specialists and long-term care providers, properly document the care provided to enrollees including, diagnoses determined, medications prescribed, and treatment plans developed.
                E. The contractor will ensure that enrollee record information is accessible only to authorized persons in accordance with written consent or an executed authorization granted by the enrollee or the enrollee's representative and with all applicable federal and state laws, rules and regulations.
                F. The contractor must disclose enrollee records, including enrollee and caregiver identifying information to the department and agency in order to fulfill the department's and agency's obligation to oversee the performance or to conduct assessment, investigation, or evaluation of this contract. Not withstanding provisions to the contrary, release of material to the department and agency will not be construed as public disclosure of confidential information.

SECTION 8               REPORTING REQUIREMENTS

8.1     GENERAL REQUIREMENTS

        The contractor is responsible for complying with all reporting requirements established by the department and agency. The contractor will be responsible for assuring the accuracy and completeness of all required reports as well as the timely submission of each report. The contractor will be furnished with the appropriate reporting formats, instructions, submission timetables and technical assistance as required.

        A. Level of Analysis: The following levels of analysis will be used, as indicated, for the required reports:
                1. Individual Level - One report is required for each enrollee, e.g., one grievance record for each grievance, one record per hospital discharge.
                2. Location Level - One report required for each nine-digit Medicaid provider number the contractor has under contract.
                3. Contractor Level - One report is required for each seven-digit Medicaid provider number the contractor has under contract.

                             Attachment I- 40 of 55

                                                       Contract No. 2002-2003-02

                        Example: ABC Health Plan, Medicaid Provider Number 1234567, operates three locations: ABC of Palm Beach (123456701), ABC of Indian River (123456702), and ABC of Martin (123456703). A plan level report would be summarized over all plans with the seven-digit Medicaid provider code (1234567). A location level report would have one report for each nine-digit provider number (123456701, 123456702, and 123456703).

The following table summarizes the required data reporting for the project

                                LEVEL OF
REPORT NAME                     ANALYSIS       FREQUENCY OF REPORT              SUBMISSION MEDIA
------------------------------------------------------------------------------------------------------
Enrollment, Disenrollment, and  Location       Monthly                          Asynchronous
Cancellation Report for                                                         Transfer to Fiscal
Payment                                                                         Agent

Disenrollment Summary           Location       Monthly                          Electronic mail or
                                                                                diskette

Encounter Data Report           Individual     Quarterly, within 3 months of    Electronic mail or
                                               the end of reporting period      diskette

Grievance Report                Individual     Monthly                          Electronic mail or
                                                                                diskette

Financial Statements            Contractor     Quarterly, within 45 days of     AHCA supplied template
                                               end of reporting period          on diskette

Audited Financial               Contractor     Annually, within 90 days of end  Electronic mail or
Statement                                      of contractor's fiscal year      diskette

Minority Business               Individual     Monthly by the 15th              Electronic mail
Enterprise Contract             Level
Reporting

8.2     ENROLLMENT, DISENROLLMENT, AND CANCELLATION REPORT FOR PAYMENT

        A. This report is to be submitted monthly to the Florida Medicaid fiscal agent. This report may only be submitted in a file of the structure defined below and transmitted asynchronously to the Medicaid fiscal agent using the communications protocol defined below. The contractor is required to submit each month the data shown in the table below for every person who is to be enrolled, disenrolled, or canceled during the reported monthly period: The transfer file will be a fixed record length ASCII file (80 bytes) to be transferred to the Medicaid fiscal agent using a Hayes Compatible Modem of 9600-57600 BPS operating over the public phone network. The data will be transferred using the X-MODEM or Z-MODEM transfer protocol. Communications protocol will be 8 data bits, 1 stop bit, no parity, full duplex, echo off.
        B. The fiscal agent is authorized to process the monthly enrollment input data as an electronic transaction in which payment is generated for each enrollee according to the established capitation rate. On a specified date each month the plan will receive the remittance invoice accompanied by a payment warrant. The amount of payment is determined by the number of enrollees enrolled in each capitation category and any adjustments that may apply.
        C. File Layout for Monthly Enrollment, Disenrollment, and Cancellation Report for Payment

                             Attachment I- 41 of 55

                                                       Contract No. 2002-2003-02

                                                       FIELD                             START     END         CHARACTER
        DATA ELEMENT                                   NAME                   LENGTH     COLM.     COLM.       OR NUMERIC
-------------------------------------------------------------------------------------------------------------------------
6 = enrollment, 2 = disenrollment                  Action Code                  1          1         1                  N

Valid 9 digit provider number                     Provider Number               9          2        10                  N

Valid 10 digit Medicaid enrollee I.D.            Enrollee Medicaid             10         11        20                  N
number                                                Number

Enrollee last name                               Enrollee Last Name            12         21        32                  C

Enrollee first name                              Enrollee First Name            9         33        41                  C

Enrollee date of birth (MMDDYYYY)                 Enrollee Date of              8         42        49                  N
                                                  Birth-MM DDYYYY

Contractor assigned enrollee I.D.               Contractor Enrollee ID          9         50        58                  C

Contractor location, assigned by                 Contractor Location           10         59        68                  C
contractor

Fiscal year identifier, used to represent       Contractor Fiscal Year          1         69        69                  C
the fiscal or contract year to which                  Identifier
action code 0 information pertains. Enter
last digit of the last year of the
contract year in which inpatient days were
utilized, (e.g., for the 1996-97 contract
year enter 7)

Number of inpatient days being                  CAP Contractor Units            3         70        72                  N
reported via action code 0 (cap                     Used - Input
update). Must be right justified in field

Inactive field, zero fill                             Filler                    4         73        76                  C

Transaction date (MMYY)                        Contractor Transaction           4         77        80                  C
                                                    Date-MMYY

8.3     CONTRACTOR DISENROLLMENT SUMMARY

        A. This report provides a uniform means of reporting each contractor's monthly disenrollments. The report is required to assess the reasons for each disenrollment and to assure that enrollees are disenrolled in compliance with contract guidelines.

        B.      File Layout for Monthly Disenrollment Summary Reporting

    FIELD NAME                                       DESCRIPTION                            DATA TYPE      LENGTH
-------------------------------------------------------------------------------------------------------------------
CONTRACTOR ID                   9 digit provider code (includes 2 digit location)           Character         9

FROM-DATE                        The beginning date of the reporting period                   Date            8

TO-DATE                          The ending date of the reporting period                      Date            8

REPT-TYPE                       Report Type (always equal to MDS for this report)           Character         5

V1                                           Expects to move                                 Numeric          7

V2                              Wishes to see private M.D., practitioner, or                 Numeric          7
                                          attend another clinic

V3                               Dissatisfied with plan policies or procedures               Numeric          7

                             Attachment I- 42 of 55

                                                       Contract No. 2002-2003-02

   Field Name                                        Description                            Data Type       Length
-------------------------------------------------------------------------------------------------------------------
V4                                    Enrolled/Enrolling in other Medicaid HMO               Numeric          7

V7                                             Other Voluntary                               Numeric          7

I1                                 Missed 3 consecutive appointments in a continuous         Numeric          7
                                                six month period

I2                                              Moved out of service area                    Numeric          7

I4                                      Fraudulent use of Medicaid or plan ID card           Numeric          7

I5                                                  Death of enrollee                        Numeric          7

I6                                             Loss of Medicaid eligibility                  Numeric          7

I8                                                   Other involuntary                       Numeric          7

8.4     ENCOUNTER DATA

        The contractor will be required to provide encounter level service utilization data in an electronic format to the department as specified below, however additional data may be requested as needed to meet state and federal requirements:

        The Long-Term Care file should be provided as an ASCII, fixed length text file, one record per enrollee, per month, per line. Each record will have the following fields (see section 4.2 in your contract for a full description of each service). Fill with spaces if there were no units of service provided. Right justify all fields unless noted otherwise. All "Hours" fields should be accurate to the nearest quarter hour (.25). Please be sure to enter the hours as a decimal (e.g., 2.5 is two and a half hours; .25 is a quarter hour).

FIELD                                        UNIT OF                           START
NAME            DESCRIPTION                  MEASUREMENT          LENGTH       COL.        END COL.  TEXT/NUMBER
------------------------------------------------------------------------------------------------------------------
SSN             Social Security Number       000000000            9             1          9         N
                (left justify)

MID             Medicaid ID Number           0000000000          10            10          19        N

MO              Report month                 MMYYYY               6            20          25        N

HMKS            Adult Companion Services     Hours (00000.00)     8            26          33        N

ADHC            Adult Day Health Services    Hours (00000.00)     8            34          41        N

ALFP            Assisted Living Services     Days                 5            42          46        N

CM              Case Management              Hours (0000)         5            47          51        N

CHO             Chore Services               Hours (00000.00)     8            52          59        N

EAA             Environmental                Episodes             8            60          67        N
                Accessibility Adaptations

ESCW            Escort Services              Hours (00000.00)     8            68          75        N

EST             Family Training Services     Episodes             5            76          80        N

RRFA            Financial Assessment/        Hours (00000.00)     8            81          88        N
                Risk Reduction services

HDM             Home Delivered Meals         Meals                5            89          93        N

HMK             Homemaker Services           Hours (00000.00)     8            94         101        N

RRNU            Nutritional                  Hours (00000.00)     8           102         109        N
                Assessment/Risk
                Reduction Services

PECA            Personal Care Services       Hours (00000.00)     8           110         117        N

EARI            Personal Emergency           Episodes             5           118         122        N
                Response System
                Installation

EAR             Personal Emergency           Day                  5           123         127        N
                Response System

RESP            Respite Care                 Hours (00000.00)     8           128         135        N

OCTH            Occupational Therapy         Hours (00000.00)     8           136         143        N

PHTH            Physical Therapy             Hours (00000.00)     8           144         151        N

SPTH            Speech Therapy               Hours (00000.00)     8           152         159        N

NF              Nursing Facility Services    Days                 5           160         165        N

        The Acute Care file should be provided as an ASCII, fixed length text file, one record per enrollee, per month, per line. Each record will have the following fields (see section 4.2 in your contract for a full description of each service). Fill with spaces if there were no units of service provided. Right justify all fields unless noted otherwise. For charges, include actual

                             Attachment I- 43 of 55

                                                       Contract No. 2002-2003-02

        amounts for Medicaid (co-pays, payments for non-Medicare covered services). All "Hours" fields should be accurate to the nearest quarter hour (.25). Please be sure to enter the hours as a decimal (e.g., 2.5 is two and a half hours; .25 is a quarter hour).

                                                           UNIT OF                      START    END
FIELD NAME      DESCRIPTION                                MEASUREMENT      LENGTH      COL.     COL.   TEXT/NUMBER
--------------------------------------------------------------------------------------------------------------------
SSN             Social Security Number (left justify)      000000000         9           1        9     N

                Medicaid ID Number

MENTAL          Mental Health Services                     Hours             8          26       33     N
                                                           (00000.00)

DENTAL          Dental Services including dentures         Charges           9          34       42     N
                                                           (000000.00)

HEARING         Hearing Services including hearing aids    Charges           9          43       51     N
                                                           (000000.00)

HOME            Home Health Care Services                  Hours             8          52       59     N
                                                           (00000.00)

LABXRAY         Independent Laboratory or Portable         Charges           9          60       68     N
                X-ray Services                             (000000.00)

INPATIENT       Inpatient Hospital Services, including     Charges           9          69       77     N
                E/R that is admitted                       (000000.00)

OUTPATIENT      Outpatient Hospital Services including     Charges           9          78       86     N
                E/R not admitted to inpatient              (000000.00)

PHYSICIAN       Physician Services                         Charges           9          87       95     N
                                                           (000000.00)

PRESCRIP        Prescribed Drug Services                   Charges           9          96      104     N
                                                           (000000.00)

VISUAL          Visual Services including eyeglasses       Charges           9         105      113     N
                                                           (000000.00)

TRANS           Transportation services (not included in   Trips             5         114      118     N
                Escort services)

A file with DME and Consumable Supplies should be provided as an ASCII fixed length text file, one record per enrollee, per medical supply code, per line. Internal codes provided in the Durable Medical Equipment-Medical Supplies handbook should be used. The handbook may be accessed from the agency's website as follows:

http://floridamedicaid.consultee-inc.com
Choose Provider Support
Choose Handbooks
Choose Durable Medical Equipment-Medical Supplies (PDF file)

For contractors who use the HCFA 1500, the Medicaid Code for each supply may be included as well but is optional. The DME/Supply list may be obtained from the Durable Medical Equipment-Medical Supplies handbook accessible from the agency's website as specified above.

Field                                                      Unit of                      Start    End
Name            Description                                Measurement       Length     Col      Col    Text/Number
---------------------------------------------------------------------------------------------------------------------
SSN             Social Security Number(left                000000000          9          1        9     N
                justify)

MID             Medicaid ID Number                         0000000000        10         10       19     N

MONTH           Report Month                               MMYYYY             6         20       25     N

TYPE            1.  DME                                                       1         26       26     N
                2.  Consumable .Supply

COST            Cost of Service                            Charges            9         37       45     N
                                                           (000000.00)

                             Attachment I- 44 of 55

                                                       Contract No. 2002-2003-02

8.5     GRIEVANCE REPORT

        A. The Grievance Report provides detailed information about each enrollee.

        B.      Structure for Grievance Reporting File

FIELD NAME        TYPE          WIDTH                   DESCRIPTION
---------------------------------------------------------------------------------------------------------------------
PROV-ID         Character         9       Nine digit Medicaid provider number

RECIP-ID        Character         9       The enrollee's 9 digit Medicaid ID
                                                      number

LAST-NAME       Character        15            The enrollee's last name

FIRST-NAME      Character        15            The enrollee's first name

MID-INIT        Character         1            The enrollee's middle initial

COMP-TYPE        Numeric          2                The type of complaint

DISP-DATE         Date            8            The date of the disposition

DISP             Numeric          2            The disposition of the grievance

                                          1. Referral Made to Specialist        10.  In Contractor Grievance Process
                                          2. PCP Appointment Made               11.  Referred to Area Agency on Aging
                                          3. Bill Paid                          12.  Enrollee Sent OLC form
                                          4. Procedure Scheduled                13.  Lost Contact with Enrollee
                                          5. Reassigned PCP                     14.  Hospitalized / Institutionalized
                                          6. Reassigned Center                  15.  Contractor Complies with Contract
                                          7. Disenrolled Self                   16.  Reinstated in HMO
                                          8. Disenrolled by Plan                17.  Other
                                          9. In HMO QA Review

SECTION 9       FINANCIAL REPORTING

9.      GENERAL

        The reporting requirements outlined in this section are designed in accordance with the agency's Medicaid prepaid plan contract financial reporting requirements.

9.2     AUDITED FINANCIAL STATEMENTS

        The contractor must submit annual audited financial statements which summarize the contractor's financial activities for the contract period. In addition, the contractor must annually send a statement, signed by the president of the organization, attesting that no assets of the contractor have been pledged to secure personal loans. The financial statements must be submitted no later than three calendar months after the end of the contractor's fiscal year and must be prepared by an independent certified public accountant on the accrual basis of accounting in accordance with generally accepted accounting principles as established by the American Institute of Certified Public Accountants (AICPA). Audits performed to meet the requirements of OMB Circular 128 satisfy this requirement. For government owned and operated facilities operating on a cash method of accounting, data

                             Attachment I- 45 of 55

                                                       Contract No. 2002-2003-02

        based on such a method of accounting will be acceptable. The certified public accountant (CPA) preparing the financial statements must sign statements as the preparer and in a separate letter state the scope of his work and opinion in conformity with generally accepted auditing standards and AICPA statements on auditing standards. The annual audited report will be for the contractor unless prior approval is obtained from the department for some other alternative.

        If the period covered by this contract is less than six months, the contractor may request of the department's contract manager, in writing, an exemption from the requirements of this section for this contract period. The department's contract manager will grant the exception provided that all other performance measures are satisfactory and the contractor provides a complete set of financial statements accompanied by an attestation of accuracy signed by a corporate officer.

9.3     UNAUDITED QUARTERLY FINANCIAL STATEMENTS

        The contractor must submit the following unaudited quarterly financial statements: Balance Sheet, Statement of Revenues and Expenses, and Statement of Changes in Financial Position and Net Worth.

        A. These statements must be filed, on a diskette using the supplied spreadsheet template and are due 45 days after the end of each quarter in a contractor's fiscal year.

        B. Quarterly financial reports are to be specific to the operation of the contractor rather than to a parent or umbrella organization.

        C. The reporting date, and the name of the provider, must be plainly written or stamped on the certification page, along with the Chief Executive Officer's (CEO) signature.

        D. Do not leave blanks. If no entry is to be made, write ANONE, @ not applicable (N/A) or "-0-" in the space provided. Any item which cannot be readily classified under one of the printed items should be entered as an aggregated item and adequately described.

        E. If additional supporting statements or schedules are added in connection with providing information on the financial statement, the additions should be properly keyed to the item being answered (Example - "Current Assets, #4").

        F. One copy of the financial template is required to be filed with the diskette.

        G. Minimum requirements needed to run the financial report program include: IBM compatible computer with an 80286 processor or higher, 3.5@ disk drive; hard disk drive, graphics display monitor EGA or VGA, 4 Mb of memory, mouse, MS-DOS 3.1 or later and Microsoft Windows 3.1 or later, Excel 5.0.

9.4     FINANCIAL REPORTING TEMPLATE

        The contractor will be supplied with a template for financial reporting that can be used with Excel or Lotus 1-2-3 spreadsheet applications. The spreadsheets are to be completed and the diskette mailed to the department.

        A. Master financial sheet - This is the balance sheet, profit and loss statement and changes in financial position that reflects four (4) quarters plus the contractor's fiscal year totals. Variances have been placed within the quarters to track fluctuations on a line-item basis. Ratios have been created to monitor or detect material weaknesses in the contractor.

        B. Enrollment sheet - Consists of quarterly summaries of enrollment detailed by county penetration. Indicators have been placed to reflect potential over or under enrolling practices.

                             Attachment I- 46 of 55

                                                       Contract No. 2002-20O3-02

        C. Profit and Loss sheets - Contains three (3) sheets to track individual performance by commercial, Medicare, and Medicaid product lines.

        D. Aggregate write-in sheets - These four (4) sheets track any information recorded on the balance sheet or profit and loss statements, which needs further explanation.

        E. Certification page - Showing the contractor's name, address, telephone number, and other elements.

9.5     Balance Sheet

        A.      Balance Sheet Asset Definitions

                1. Current Assets - These assets are relatively liquid and usually held for less than one year. Restricted assets for grants, contracts and reserves are not included. Five general types of assets are usually included in the current asset classification.

                        a. Cash - Money in any form, cash awaiting deposit, balances on deposit in checking accounts and certificates of deposit. Funds with availability for current use which are restricted by contract, state reserve requirements or other formal arrangements are reported as Other Assets. Loan funds held in escrow are reported as Other Assets.

                        b. Secondary Cash Resources - Various investments that are readily marketable, held for less than one year or intended for sale within a twelve-month period. Any funds with availability for current use but restricted by contract, state requirement or other formal arrangements are excluded.

                        c. Short-Term Receivables - Open accounts receivable and notes receivable with short-term maturities of less than one year.

                        d. Short-Term Prepayments - Expenses, such as insurance, taxes, rent, paid for in advance of use in operations. These items are usually referred to as prepaid expenses.

                        e. Other - Includes inventories that are consumable supplies, such as x-ray, laboratory and other operating supplies. The category includes items that will be consumed by the contractor during the current period in ordinary course of operation and items that are held for resale such as pharmacy inventories.

                2. Other Assets - Assets including insolvency requirements, contracts, grants and reserves.

                3. Property and Equipment - Fixed assets including land, building improvements, furniture and equipment.

        B.      Balance Sheet Asset Lines

                1. Cash - Cash in the bank or on hand, available for current use and does not include restricted cash.

                2. Short-Term Investments - Readily saleable investments acquired with temporarily unneeded cash and does not include restricted securities.

                3. Premiums Receivable - Net-Gross amounts collectible from groups or enrollees who receive services from the contractor, less the amount accrued for premiums determined to be uncollectible for the period. This should not include fee-for-service.

                4. Interest Receivable - Interest earned on investments but not received.

                5. Other Receivables - Net-Gross amounts collectible from sources other than enrollees or groups, less the amount accrued for receivables determined to be uncollectible

                              Attachment I- 47 of 55

                                                       Contract No. 2002-2003-02

                        during the period. Example: fee-for-service. This should not include restricted receivables.

                6. Prepaid Expenses - Future expenses paid in advance such as unexpired insurance.

                7. Aggregate Write-ins For Current Assets - Enter the total of the write-ins listed on the aggregate write-in sheet for current assets.

                8.      Total Current Assets - Total of the above categories.

                9. Restricted Assets - Assets restricted for statutory insolvency requirements.

                10. Restricted Funds - Assets held for contract (i.e., Medicaid) grants, reserves including cash, securities, receivables, and other.

                11. Loan Escrow - Funds for which loan notes have been signed by the provider but not drawn down. Funds may be held by the provider or an escrow agent.

                12. Long-Term Investments - Investments held for a period longer than twelve months.

                13. Intangible Assets and Goodwill Net - Assets of no physical substance. These may include patents, copyrights, licenses, and franchises. Provide gross amount less amortization.

                14. Aggregate Write-ins for Other Assets - Enter the total of the write-ins listed on lines 1501 through 1597.

                15.     Total Other Assets - Total of the above categories.

                16.     Land - Real estate owned by the contractor.

                17. Buildings & Improvements - Buildings owned by the contractor and improvements made to provider-owned buildings.

                18. Construction in Progress - Buildings or improvements in progress or under construction. These items will be capitalized upon completion or utilization.

                19. Furniture and Equipment - Includes medical equipment, office equipment and furniture owned by the contractor.

                20. Aggregate Write-ins for Other Equipment - Enter the total of the write-ins listed on the aggregate write-in for property and equipment.

                21. Total Property and Equipment-Net - Total of Property and Equipment categories, less Accumulated Depreciation. The cumulative amount of depreciation on property and equipment. Depreciation is an accounting practice recognizing the consumption of the value of a fixed asset during the asset's useful life. Depreciation expenses are charged to the expense categories representing the cost center to which the fixed asset is assigned.

                22. Total Assets - Total of Current Assets, Other Assets and Net Property and Equipment.

                23. Details of Write-ins Aggregated for Current Assets - Show non-restricted current assets, including inventories, not included in the other Current Assets categories.

                24. Details of Write-ins Aggregated for Other Assets - Show non-current assets not included in the Other Assets categories.

                25. Details of Write-ins Aggregated for Other Equipment - Include automobiles, fixtures, and other fixed assets not reported in other Property and Equipment categories.

                             Attachment I- 48 of 55

                                                       Contract No. 2002-2003-02

        C.      Balance Sheet Liabilities and Net Worth Definitions

                1. Current Liabilities - Obligations whose liquidation is reasonably expected to occur within one year. Three main classes or liabilities fall within this definition.

                2. Obligations for goods and services which were acquired for use in the operating cycle - These include claims for hospital and physician services and accounts payable.

                3. Other debts that may be expected to require payment within the operating cycle or one year - This includes short-term notes and the currently maturing portion of long-term obligations.

                4. Revenues received and recorded prior to being earned - These advances are often described as "deferred revenues." The obligation to furnish the services or to refund the payment is recognized as a liability. These include unearned premiums.

                5. Other Liabilities - Liabilities of a long-term nature; liquidation of liabilities is not expected in the current year.

                6. Net Worth - Includes ownership or donated capital, restricted funds, reserves, and earnings or losses.

                7.      Balance Sheet Liabilities and Net Worth Lines.

                8. Accounts Payable - Amounts due to creditors for the acquisition of goods and services (trade and vendors rather than health care providers) on a credit basis.

                9. Claims Payable (Reported) - Claims reported and booked as payables.

                10. Accrued Inpatient Claims (Not reported) - Hospital and institutional care claims incurred but not reported and/or booked as payables.

                11. Accrued Physician Claims (Not reported) - Claims incurred but not reported and/or booked as payables for physicians and ancillary (such as lab and x-ray) services by providers under an arrangement with the prepaid health plan. These may include capitation payments to medical groups or fees to IPAs.

                12. Accrued Referral Claims (Not reported) - Claims incurred but not reported and/or booked as payables for consultants and referrals to providers outside a contractor arrangement. These claims are usually paid on a fee-for-service basis.

                13. Accrued Other Medical (Not Reported) - Other incurred medical expenses but not reported and/or booked as payables including emergency room, out-of-area services, and payroll.

                14. Accrued Medical Incentive Pool - Accruals for withholds from IPAs or capitated medical groups and other such arrangements in which the provider may return incentive funds to contractors.

                15. Unearned Premiums - Income received or booked in advance of the period to which it applies. A liability exists to render service in the future.

                16. Loans and Notes Payable - The principal amount on loans due within one year.

                17. Aggregate Write-Ins for Current Liabilities - Enter the total of the write-ins listed on the aggregate write-ins for current liabilities.

                18. Total Current Liabilities - Total of Current Liability Categories.

                19. Loans and Notes - Loans and notes signed by the contractor not including current portion payable. Include federal loans.

                20. Statutory Liability - Reserve required as a liability by statute (e.g., government purchaser requirements).

                             Attachment I- 49 of 55

                                                       Contract No. 2002-2003-02

                21. Aggregate Write-ins for Other Liabilities - Enter the total of the write-ins listed on the aggregate write-ins for other liabilities.

                22.     Total Other Liabilities - Total of Other Liability
                        Categories.

                23.     Total Liabilities - Lines 11 and 15.

                24. Donated Capital - Capital donated to nonprofit organization. Do not include loans. Describe the nature of donation as well as any restrictions on this capital in the notes to financial statements.

                25. Capital - Par Value of stock. Stated amount of owners's direct equity in provider.

                26. Paid in Surplus - Amount over stated value of Line 17. Reflects actual amount in excess of par or stated value.

                27. Unassigned Surplus - Unassigned Retained Earnings. Cumulative earnings or deficit from operations, net of reserves and restricted funds.

                28. Aggregate Write-ins for Other Net Worth Items - Enter the total of the write-ins listed on the aggregate write-ins for net worth.

                29.     Total Net Worth - Total of Lines 16 to 20.

                30.     Total Liabilities and Net Worth - Total of Lines 16 and
                        22.

                31.     Details of Write-ins Aggregated for Current Liabilities
                        - Show current liabilities not included in other Current Liabilities categories; include accrued payroll and taxes.

                32. Details of Write-ins Aggregated for Other Liabilities - Show other liabilities of a long-term nature.

                33. Details of Write-ins Aggregated for Other Net Worth Items - May include statutory reserves, subordinated debt, and accrued interest on subordinated debt.

9.6     STATEMENT OF REVENUES, EXPENSES, AND NET WORTH

        A. Revenue: components are broken down to show the sources of income and revenue dependency on public or private enrollment bases. Coordination of Benefits (C.O.B.) and Insurance Recoveries are also shown. Expenses: Medical, Services, Administration and Marketing components are shown. The report includes a contra item for year-end adjustments to the full expenses reported and for withholds or incentives claimed. Report full accrued revenues and expenses as defined below for the period. Full expenses, whether or not the contractor ultimately bears financial responsibility, should be shown. For example, the full hospital and institutional expenses are shown in "Inpatient" line. Offsets to these expenses such as C.O.B. and Insurance Recoveries are shown as revenue. Similarly, full physician service expenses are shown with a year end adjustment for withholds or other offsets returned to the provider as a contra category. Project staff should footnote differences in reporting if they are unable to report in lines similar to these revenue/expense accounts.

        B.      Statement of Revenues, Expenses, and Net Worth Lines

                1. Premium - Revenue recognized on a prepaid basis from enrollees and groups for provision of a specified range of health services over a defined period of time, normally one month. Also included are premiums from Medicare Wrap-Around subscribers for health benefits which supplement Medicare coverage. If advance payments are made to the contractor for more than one reporting period, the portion of the payment that has not yet been earned must be treated as a liability.

                             Attachment I- 50 of 55

                                                       Contract No. 2002-2003-02

                2. Fee-for-Service - Revenue recognized by the contracting entity for provision of health services to non-enrollees by contractor providers and to enrollees through provision of health services excluded from their prepaid benefit packages.

                3. Co-payments - Revenue recognized by the contracting entity from enrollees on a utilization related basis for certain health services included in the HMO benefit package.

                4. Title XVIII Medicare - Revenue as a result of an arrangement between a provider and the Centers for Medicare and Medicaid Services for services to a Medicare beneficiary.

                5. Title XIX Medicaid - Revenue as a result of an arrangement between a contractor and a Medicaid state agency for services to a Medicaid beneficiary.

                6. Interest - Interest earned from all sources, including the federal loan in escrow and reserve accounts.

                7. C.O.B. and Insurance Recoveries - Income from Coordination of Benefits and insurance recoveries.

                8. Reinsurance Recoveries - Income from the settlement of stop-loss (reinsurance) claims.

                9. Other Revenue - Revenue from sources not covered in the previous revenue accounts, such as recovery of bad debts or gain on sales of capital assets.

                10.     Total Revenue - Total of the above revenue accounts.

                11. Medical and Hospital - Expenses for health service delivery including the following components:

                        a. Physician Services - Expenses for physician services provided under contractual arrangement to the contractor including the following: salaries, including fringe benefits, paid to physicians for delivery of medical services; capitated payments paid by the contractor to physicians for delivery of medical services to contractor subscribers; and fees paid by the contractor to physicians on a fee-for-service basis for delivery of medical services to contractor subscribers. This includes capitated referrals. Do not include expenses for medical personnel time devoted to administrative tasks.

                        b. Other Professional Services - Compensation, including fringe benefits, paid by the contractor to non-physician providers engaged in the delivery of services and to personnel engaged in activities in direct support of the provision of medical services. This includes dentists, psychologists, optometrists, podiatrists, extenders, nurses, clinical personnel such as ambulance drivers, technicians, para professionals, janitors, quality assurance analysts, administrative supervisors, secretaries to medical personnel, and medical record clerks.

                        c. Outside Referrals - Expenses for services from providers not under provider arrangement such as consultations.

                        d. Emergency Room, Out-of-Area, Other - Expenses for other non-contracted health delivery services incurred by contractor enrollees for which the contractor is responsible on a fee-for-service basis. These include emergency room costs and out-of-area emergency physician and hospital costs.

                        e. Occupancy, Depreciation and Amortization - Expenses associated with medical services including the amount of depreciation and amortization

                             Attachment I- 51 of 55

                                                       Contract No. 2002-2003-02

                                expense which is directly associated with the delivery of medical services. The costs of occupancy to the contractor which are directly associated with the delivery of medical services. Included in occupancy are costs of using a facility, fire and theft insurance, utilities, maintenance, and lease.

                        f. Inpatient - Inpatient hospital costs of routine and ancillary services for enrollees while confined to an acute care hospital. Does not include out-of-area hospitalization.

                        g. Routine hospital service includes regular room and board (including intensive care units, coronary care units, and other special inpatient hospital units), dietary and nursing services, medical surgical supplies, medical social services, and the use of certain equipment and facilities for which the contractor does not customarily make a separate charge.

                        h. Ancillary services may also include laboratory, radiology, drugs, delivery room and physical therapy services. Ancillary services may also include other special items and services for which charges are customarily made in addition to routine service charge. Charges for non-contractor physician services provided in a hospital are included in this line item only if included as an undefined portion of charges by a hospital to the contractor. Include the cost of utilizing skilled nursing and intermediate care facilities. Skilled nursing facilities are primarily engaged in providing skilled nursing care and related services for patients who require medical or nursing care or rehabilitation service. Intermediate care facilities are for enrollees who do not require the degree of care and treatment which a hospital or nursing care facility provides, but do require care and services above the level of room and board.

                        i. Reinsurance Expenses - Expenses for Reinsurance or "Stop-loss" insurance.

                        j. Other Medical - Costs directly associated with the delivery of medical services under contractor arrangement which are not appropriately assigned to the medical expense categories defined above, e.g., costs of medical supplies, medical administration expense (except compensation), malpractice insurance, etc.

                        k. Incentive Pool Adjustment - A contra category for adjusting the full medical expenses reported. For example, physician withholds or hospital volume discounts returned by or to the provider should be included here. Adjustments should be made only on the annual report.

                        l. Total Medical and Hospital - Total of the above categories.

        C. Administration - Costs associated with the overall management and operation of the contractor including the following components:

                        1. Compensation - All expenses for administrative services including compensation and fringe benefits for personnel time devoted to or in direct support of administration. Include expenses for management contracts. Do not include marketing expenses. However, when a management company pays rent, insurance, and other non-salary or non-commission payments, these amounts should not be reported as compensation.

                        2. Interest Expenses - Interest on loans paid during period.

                        3. Occupancy, Depreciation and Amortization - Expenses associated with administrative services including the costs of occupancy to the contractor entity which are directly associated with contractor administration. Included in occupancy are costs of using a facility, fire and theft insurance,

                             Attachment I- 52 of 55

                                                       Contract No. 2002-2003-02

                                utilities, maintenance, and lease. Do not include expenses for marketing in this category.

                        4. The amount of depreciation and amortization expense which is directly associated with administrative services. Depreciation expense is the incremental consumption of the value of a fixed asset during the asset's useful life.

                        5. Amortization Expense - the cost of certain assets are spread over their estimated service lives. e.g., leasehold improvements.

                        6. Marketing - Expenses directly related to marketing activities including advertising, printing, marketing representative compensation and fringe benefits, commissions, broker fees, travel, occupancy, and other expenses allocated to the marketing activity.

                        7. Other - Costs which are not appropriately assigned to the health plan administration categories defined above. Included are costs to update enrollee records, servicing of enrollee inquiries and complaints, claims adjudication and payment, legal, audit, data processing, accounting, insurance, bad debts, and all taxes except federal income taxes. Do not include marketing expenses.

                        8. Total Administration - Total of the above categories.

                        9. Total Expenses - Total of Medical and Hospital and Administration Expenses.

                        10. Income (Loss) - Excess or deficiency of total revenues over total expenses.

                        11. Extraordinary Item - A nonrecurring gain or loss that meets the following criteria:

                                a. The event must be unusual. It should be highly abnormal and unrelated to, or only incidentally related to, the ordinary activities of the entity.

                                b. The event must occur infrequently. It should be of a type that would not reasonably be expected to recur in the foreseeable future.

                                c.      The following gains and losses are
                                        specifically not extraordinary: write-
                                        down or write-off of accounts
                                        receivable, inventory, or intangible
                                        assets; gains or losses from changes in
                                        the value of foreign currency; gains or
                                        losses on disposal of a segment of a
                                        business; gains or losses from the
                                        disposal of fixed assets; effects of a
                                        strike; and adjustments of accruals on
                                        long-term contracts.

                        12. Provision for taxes - State and federal taxes for the period (for-profit organizations only).

                        13. Net Income (Loss) - Excess or deficiency of total revenues over total expenses less state and federal taxes for the period.

9.7     STATEMENT OF CHANGES IN FINANCIAL POSITION AND NET WORTH

        A. This report reflects the concept of funds as working capital, rather than the more limited cash concept. Use brackets to show negative balances. Inclusion of statutory reserves as a component of working capital is dependent in each situation on the use of the reserve as defined by the regulatory authority. The applicable test is whether the reserve is available for use in current operations. This report shows funds generated and applied to operations. Sources and applications of funds indicate funds generated (or lost) from operations, as well as other sources and applications. Net worth indicates changes in components of net worth over the past year. Sources of funds used in operations including the following:

                             Attachment I- 53 of 55

                                                       Contract No. 2002-2003-02

        B.      Statement of Changes in Financial Position and Net Worth Lines

                1. Net Income (Loss) - Report the figure calculated for this line.

                2. Add items not affecting working capital in the current period - depreciation, amortization and deferred taxes are expenses not affecting working capital. These expenses are added back.

                3.      Depreciation and Amortization

                4. Deferred Taxes - These are accrued taxes expensed for the period which are held for payment to the government during a later period.

                5.      Show other expenses not affecting working capital.

                6. Other Additions to Working Capital: Additions are generally from borrowing or from liquidating non-current assets and include the following:

                        a. Proceeds from borrowing - Additions from borrowing which increase current asset accounts.

                        b.      Show other additions to working capital.

                        c. Total Sources of Funds - Total of the above categories.

                7. Applications - Uses of Working Capital, usually additions to non-current assets or reductions in long term liabilities, including the following:

                        a. Additions to Property and Equipment - Increase in property and equipment from last period.

                        b. Reductions in Long-Term Debt - Decrease in long-term liabilities from last period.

                        d.      Show other uses of Working Capital.

                        e. Total Applications of Funds - Total of the above categories.

                8. Increase (Decrease) in Working Capital - Excess or deficiency of Sources over Applications of Funds.

                9.      Net Worth Beginning of Period

                10.     Increase (Decreases) in Donated Capital

                11. Increase (Decrease) in Capital - (Current year less previous year)

                12. Increase (Decrease) in Reserves and Restricted Funds - (Current year less previous year)

                13. Increase (Decrease) in Unassigned Surplus - (Current year less previous year)

                14.     Net Worth End of Period

SECTION 10      PAYMENT

10.1    PAYMENT TO CONTRACTOR

        The funds provided in this contract are identified in CFDA #93.778. The agency, through the Medicaid fiscal agent, will make a fixed rate payment, not to exceed the amount set forth in Attachment IV, to the contractor on a monthly basis for the contractor's satisfactory performance of its duties and responsibilities as set forth in the contract. The capitation rate will have two components: 1) a payment for medical care and 2) a payment for long-term care services.

                             Attachment I- 54 of 55

                                                       Contract No. 2002-2003-02

        CAPITATION RATES

        A. The medical care payment component is developed using the Medicaid fee-for-service claims experience of Medicaid enrollees aged 65 or older and who were assessed by CARES staff to meet nursing home level of care.

        B. The long-term care payment component is developed using the Social Services Estimating Conference figure for the statewide average cost of nursing home care less patient responsibility.

        C. The capitation rate to be paid will be as indicated in Attachment IV and may be re-calculated at least annually prior to the beginning of each state fiscal year.

        D. The capitation rate to be paid will not exceed that amount which would have been paid, on an aggregate basis, by Medicaid under fee-for-service for the same services to a demographically similar population of enrollees.

10.3    PAYMENT IN FULL

        Unless otherwise specified in this contract, the contractor must accept the capitation payment received each month as payment in full for all services provided to enrollees covered under this contract and the administrative costs incurred by the contractor in providing or arranging for such services.

10.4    CAPITATION RATE ADJUSTMENTS

        The contractor and the agency acknowledge that the capitation rate paid under this contract as specified in Attachment IV of this contract, is subject to approval by the federal government.

        A. Adjustments to funds previously paid and to be paid may be required. Funds previously paid will be adjusted when capitation rate revisions are the result of legislatively mandated changes in Medicaid services, when capitation rate calculations are determined to have been in error, or an error is made in enrolling an ineligible person. In such events, the contractor agrees to refund any overpayment and the agency agrees to pay any underpayment.

        B. The agency agrees to reflect changes in the Medicaid fee-for-service program. The rate of payment and total dollar amount may be adjusted with a properly executed amendment when Medicaid fee-for-service expenditure changes have been established through the appropriations process and subsequently identified in the agency's operating budget. Legislatively mandated changes will take effect on the dates specified in the legislation.

        Payment Errors

        If after preparation and electronic submission, a contractor error is discovered either by the contractor or the agency, the contractor has ten (10) business days to correct the error and resubmit accurate reports and/or invoices. Failure to respond within the ten (10) business day period may result in a loss of any money due the contractor.

                             Attachment I- 55 of 55

                                                                   Attachment II

                        CERTIFICATION REGARDING LOBBYING
      CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND COOPERATIVE AGREEMENTS

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1) No Federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or an employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in the connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan or cooperative agreement.

(2) If any funds other than Federal appropriated funds have been paid or will be paid, to any person for influencing or attempting to influence an officer or an employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in the connection with this Federal contract, grant, loan or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, Disclosure Form to Report Lobbying, in accordance with its instructions.

(3) The undersigned shall require that the language of this certification be included in the award documents for all sub-awards at all tiers (including subcontracts, sub-grants and contracts under grants, loans and cooperative agreements) and that all sub-recipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by Section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

/s/ Miguel B. Fernandez                                      6-25-02
---------------------------------                 ------------------------------
Signature                                         date

/s/ Miguel B. Fernandez                                   2002-2003-02
---------------------------------                 ------------------------------
name of authorized individual                     Application or Contract Number

Physicians Healthcare Plans, Inc.
---------------------------------
name of organization

55 Alhambra, 7th Floor,
Cotal Gables, Fl. 33134
--------------------------------
address of organization

                                                                  Attachment III

INSTRUCTIONS
CERTIFICATION REGARDING
DEBARMENT, SUSPENSION, INELIGIBILITY
AND VOLUNTARY EXCLUSION CONTRACTS/SUBCONTRACTS

        Each recipient or vendor whose contract equals or exceeds $100,000 in federal monies must sign this debarment certification prior to contract execution. Independent auditors who audit federal programs regardless of the dollar amount are required to sign a debarment certification form. Neither the Department of Elder Affairs nor its contract recipients or vendors can contract with subrecipients if they are debarred or suspended by the federal government.

2. This certification is a material representation of fact upon which reliance is placed when this contract is entered into. If it is later determined that the signed knowingly rendered an erroneous certification, the Federal Government may pursue available remedies, including suspension and/or debarment.

3. The recipient or vendor shall provide immediate written notice to the contract manager at any time the recipient or vendor learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

4. The terms "debarred," "suspended," "ineligible," "person," "principal," and "voluntarily excluded," as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549 and 45 CFR (Code of Federal Regulations), Part 76. You may contact the contract manager for assistance in obtaining a copy of those regulations.

5. The recipient or vendor further agrees by submitting this certification that, it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract unless authorized by the Federal Government.

6. The recipient or vendor further agrees by submitting this certification that it will require each subrecipient of this contract whose payment will equal or exceed $100,000 in federal monies, to submit a signed copy of this certification with each contract.

7. The Department of Elder Affairs and its contract recipients or vendor may rely upon a certification of a recipient/subrecipients that is not debarred, suspended, ineligible, or voluntarily exclude from contracting/subcontracting unless it knows that the certification is erroneous.

8. If the recipient or vendor is an Area Agency on Aging (AAA), the AAA may rely upon a certification of a recipient/subrecipient or vendor entity that is not debarred, suspended, ineligible, or voluntarily excluded from contracting/subcontracting unless the AAA knows that the certification is erroneous.

9. The signed certifications of all subrecipients or vendors shall be kept on file with recipient.

                                                                  Attachment III

CERTIFICATION REGARDING
DEBARMENT, SUSPENSION, INELIGIBILITY
AND VOLUNTARY EXCLUSION CONTRACTS/SUBCONTRACTS

This certification is required by the regulation implementing Executive Order 12549, Debarment and Suspension, signed February; 18, 1986. The guidelines were published in the May 29, 1987 Federal Register (52 Fed. Reg., pages 20360-20369).

(1) The prospective recipient or vendor certifies, by signing this certification, that neither he nor his principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in contracting with the Department of Elder Affairs by any federal department or agency.

(2) Where the prospective recipient or vendor is unable to certify to any of the statements in this certification, such prospective recipient or vendor shall attach an explanation to this certification.

Signature            /s/ Miguel B. Fernandez
         ----------------------------------------
Date 6-25-02
    ---------------------------------------------

/s/ Miguel B. Fernandez, Chief Executive Officer
-------------------------------------------------
Name and Title of Authorized Individual
(Print or type)

Physicians Healthcare Plans, Inc.
---------------------------------
Name of Organization

                                                                   Attachment IV

                                     PAYMENT

The contractor will be paid a monthly capitation rate in accordance with the following table:

TABLE 1

Long-Term Care Community Diversion Pilot Project Capitation Rate  $    2342.41

                                                                    Attachment V
                                                                   (Page l of 4)

                         FINANCIAL AND COMPLIANCE AUDIT

The administration of resources awarded by the Agency for Health Care Administration to the recipient may be subject to audits and/or monitoring by the Agency as described in this section.

MONITORING

In addition to reviews of audits conducted in accordance with OMB Circular A-133 and Section 215.97, F.S., as revised (see "AUDITS" below), monitoring procedures may include, but not be limited to, on-site visits by Agency staff, limited scope audits as defined by OMB Circular A-133, as revised, and/or other procedures. By entering into this agreement, the recipient agrees to comply and cooperate with any monitoring procedures/processes deemed appropriate by the Agency. In the event the Agency determines that a limited scope audit of the recipient is appropriate, the recipient agrees to comply with any additional instructions provided by the Agency to the recipient regarding such audit. The recipient further agrees to comply and cooperate with any inspections, reviews, investigations, or audits deemed necessary by the Comptroller or Auditor General.

AUDITS

PART I: FEDERALLY FUNDED

This Attachment is applicable if the recipient is a State or local government or a non-profit organization as defined in OMB Circular A-133, as revised.

        In the event that the recipient expends $300,000 or more in Federal awards in its fiscal year, the recipient must have a single or program-specific audit conducted in accordance with the provisions of OMB Circular A-133, as revised. PART VI of this agreement indicates Federal resources awarded through the Agency. In determining the Federal awards expended in its fiscal year, the recipient shall consider all sources of Federal awards, including Federal resources received from the Agency. The determination of amounts of Federal awards expended should be in accordance with the guidelines established by OMB Circular A-133, as revised. An audit of the recipient conducted by the Auditor General in accordance with the provisions of OMB Circular A-133, as revised, will meet the requirements of this part.

2. In connection with the audit requirements addressed in Part I, paragraph 1., the recipient shall fulfill the requirements relative to auditee responsibilities as provided in Subpart C of OMB Circular A-133, as revised.

3. If the recipient expends less than $300,000 in Federal awards in its fiscal year, an audit conducted in accordance with the provisions of OMB Circular A-133, as revised, is not required. In the event that the recipient expends less than $300,000 in Federal awards in its fiscal year and elects to have an audit conducted in accordance with the provisions of OMB Circular A-133, as revised, the cost of the audit must be paid from non-Federal resources (i.e., the cost of such an audit must be paid from recipient resources obtained from other than Federal entities).

4. Information concerning this section can be found on the Federal Office of Management and Budget Web page at: http://www.whitehouse.gov/omb/ index

PART II: STATE FUNDED

This part is applicable if the recipient is a nonstate entity as defined by
Section 215.97(2)(1), Florida Statutes.

        In the event that the recipient expends a total amount of State Financial Assistance (i.e., State financial assistance provided to the recipient to carry out a State project) equal to or in excess of $300,000 in any fiscal year of such recipient, the recipient must have a State single or project-specific audit for such fiscal year in accordance with Section 215.97, Florida Statutes; applicable rules of the Executive Office of the Governor and the Comptroller, and Chapters
        10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General. PART VI of this agreement indicates State Financial Assistance awarded through the Agency by this agreement. In determining the State Financial Assistance expended in its fiscal year, the recipient shall consider all sources of State Financial Assistance, including State Financial Assistance received from the Agency, other state agencies, and other nonstate entities. State Financial Assistance does not include Federal direct or pass-through awards and resources received by the nonstate entity for Federal program matching requirements.

                                                                    Attachment V
                                                                   (Page 2 of 4)

2. In connection with the audit requirements addressed in Part II, paragraph 1, the recipient shall ensure that the audit complies with the requirements of Section 215.97(7), Florida Statutes. This includes submission of a financial reporting package as defined by Section 215.97(2)(d), Florida Statutes, and Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General.

3. If the recipient expends less than $300,000 in State Financial Assistance in its fiscal year, an audit conducted in accordance with the provisions of Section 215.97, Florida Statutes, is not required. In the event that the recipient expends less than $300,000 in State Financial Assistance in its fiscal year and elects to have an audit conducted in accordance with the provisions of Section 215.97, Florida Statutes, the cost of the audit must be paid from the nonstate entity's resources (i.e., the cost of such an audit must be paid from the recipient's resources obtained from other than State entities).

4. Information concerning this section can be found on the State of Florida Web page at:
        http://www.myflorida.com/myflorida/government/govermorinitiatives/fsaa/

PART III: OTHER AUDIT REQUIREMENTS

        45 CFR, Part 74.26(d) extends OMB requirements, as stated in Part I above, to for-profit organizations.

PART IV: REPORT SUBMISSION

        Copies of reporting packages for audits conducted in accordance with OMB Circular A-133, as revised, and required by PART I of this agreement shall be submitted, when required by Section .320 (d), OMB Circular A-133, as revised, by or on behalf of the recipient directly to each of the following:

        A. The Agency for Health Care Administration at the following address:

                        See AHCA Standard Contract document, Section III,C,1

        B. The Federal Audit Clearinghouse designated in OMB Circular A-133, as revised (the number of copies required by Sections .320 (d)(l) and (2), OMB Circular A-133, as revised, should be submitted to the Federal Audit Clearinghouse), at the following address:

                        Federal Audit Clearinghouse
                        Bureau of the Census
                        1201 East 10th Street
                        Jeffersonville, IN 47132

        C. Other Federal agencies and pass-through entities in accordance with Sections .320 (e) and (f), OMB Circular A-133, as revised.

2. Pursuant to Section .320 (f), OMB Circular A-133, as revised, the recipient shall submit a copy of the financial reporting package described in Section .320 (c), OMB Circular A-133, as revised, and any management letters issued by the auditor, to the Agency at the following address:

        A. The Agency for Health Care Administration at the address indicated in the Standard Contract document, Section III,C,1.

        B. To the Federal Agency or pass-through entity making the request for a copy of the reporting package.

        Copies of financial reporting packages required by PART II of this agreement shall be submitted by or on behalf of the recipient directly to each of the following:

        A. The Agency for Health Care Administration at the address indicated in the Standard Contract document, Section III,C,l.

        B.      The Auditor General's Office at the following address:

                        Auditor General's Office
                        Room 401, Pepper Building
                        111 West Madison Street
                        Tallahassee, Florida 32399-1450

                                                                    Attachment V
                                                                   (Page 3 of 4)

4. Copies of reports or management letters required by PART III of this agreement shall be submitted by or on behalf of the recipient directly to:

        A. The Agency for Health Care Administration at the address indicated in the Standard Contract document, Section III,C,l.

        B.      The Federal Department of Health and Human Services

                        National External Audit Resources Unit
                        323 West 8th St., Lucas Place-Room 514
                        Kansas City, MO 64105.

        C. The Federal Audit Clearinghouse designated in OMB Circular A-133, as revised (the number of copies required by Sections .320 (d)(1) and (2), OMB Circular A-133, as revised, should be submitted to the following address:

                        Federal Audit Clearinghouse
                        Bureau of the Census
                        1201 East 10th Street
                        Jeffersonville, IN 47132

5 Any reports, management letters, or other information required to be submitted to the Agency pursuant to this agreement shall be submitted timely in accordance with OMB Circular A-133, Florida Statutes, and Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General, as applicable.

6 Recipients, when submitting financial reporting packages to the Agency for audits done in accordance with OMB Circular A-133, or Chapters
        10.550 (local government entities) or 10.650 (nonprofit and for-profit) organizations, Rules of the Auditor General, should indicate the date that the reporting package was delivered from the auditor to the recipient in correspondence accompanying the reporting package. This can be accomplished by providing the cover letter from the reporting package received from the auditor or a cover letter indicating the date the reporting package was received by the recipient.

PART V:  RECORD RETENTION

        The recipient shall retain sufficient records demonstrating its compliance with the terms of this agreement for a period of five (5) years from the date the audit report is issued, and shall allow the Agency or its designee, Comptroller, or Auditor General access to such records upon request. The recipient shall ensure that audit working papers are made available to the Agency or its designee, Comptroller, or Auditor General upon request for a period of five (5) years from the date the audit report is issued unless extended in writing by the Agency.

NOTE: Section .400(d) of the OMB Circular A-133, as revised, and Section 215.97(5)(a), Florida Statutes, require that the information about Federal Programs and State Projects included in Part VI of this attachment be provided to the Provider organization if the Provider is determined to be a recipient. If Part VI is not included the Provider has not been determined to be a recipient as defined by the above referenced federal and state laws.

                                                                    Attachment V
                                                                   (Page 4 of 4)

PART VI:  SCHEDULE OF FEDERAL AND STATE FUNDING

(Mandatory to be completed by Agency Contract Manager and included as part of Attachment II, if Provider is determined to be a recipient of either state or federal financial assistance as defined in the OMB Circular A-133 as revised or
Section 2l5.97(2)(m) F.S. Contract Managers should utilize the Federal funding checklist to determine the Provider's status per OMB Circular A-133 or the Florida Single Audit Act Checklists to determine the applicability and Provider's status per Section 215.97, F.S.)

1. Compliance requirements for Federal Financial Assistance, State Matching and State Financial Assistance awarded pursuant to this agreement are included in the Agency Standard Contract document and the Attachment I, Special Provisions section.

        a) Federal Financial Assistance awarded to the recipient pursuant to this agreement are as follows:
                (Check appropriate Federal Program funding source(s) and provide amount per source.)

                Department of Health and Human Services, Center for Medicaid/Medicare

                  [X]Medicaid Title 19(CFDA# 93.778)          Amount: $
                  Medical Assistance Payments

                  [ ]Medicaid Title 21(CFDA# 93.767)          Amount: $
                  Children's Health Insurance program

                  [ ]Medicaid Title 18,19,CLIA
                  Survey and Certification(CFDA# 93.777)      Amount: $

        b) State matching funds awarded to the Recipient pursuant to this agreement are as follows:
                (Check appropriate Federal Program funding source and provide State matching amount per source.)

                Department of Health and Human Services, Center for Medicaid/Medicare

                  [ ]Medicaid Title 19(CFDA# 93.778)          Amount: $
                  Medical Assistance Payments

                  [ ]Medicaid Title 21(CFDA# 93.767           Amount: $
                  Children's Health Insurance Program

                  [ ]Medicaid Title 18,19, CLIA (CFDA# 93.777)
                  Survey and Certification                    Amount: $

        c) State Financial Assistance awarded pursuant to Section 215.97, F.S., Florida Single Audit Act
                (If this section is checked provide CSFA #)

                  [ ]State Project     (CSFA#                 Amount: $
                  State Project Title:

                                                                   Attachment VI
                                                                   (Page 1 of 2)

                                  CERTIFICATION

      REGARDING HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996
                                   COMPLIANCE

This certification is required for compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA)

The undersigned Provider certifies and agrees as to abide by the following:

                Protected Health Information. For purposes of this Certification, Protected Health Information shall have the same meaning as the term "protected health information" in 45 C.F.R.
                Section 164.501, limited to the information created or received by the Provider from or on behalf of the Agency.

        2. Limits on Use and Disclosure of Protected Health Information. The Provider shall not use or disclose Protected Health Information other than as permitted by this Contract or by federal and state law. The Provider will use appropriate safeguards to prevent the use or disclosure of Protected Health Information for any purpose not in conformity with this Contract and federal and state law. The Provider will not divulge, disclose, or communicate in any manner any Protected Health Information to any third party without prior written consent from the Agency. The Provider will report to the Agency within two (2) business days of discovery any use or disclosure of Protected Health Information not provided for in this Contract of which the Provider is aware. A violation of this paragraph shall be a material violation of this Contract.

        3. Use and Disclosure of Information for Management, Administration, and Legal Responsibilities. The Provider is permitted to use and disclose Protected Health Information received from the Agency for the proper management and administration of the Provider or to carry out the legal responsibilities of the Provider, in accordance with 45 C.F.R. 164.504(e)(4). Such disclosure is only permissible where required by law, or where the Provider obtains reasonable assurances from the person to whom the Protected Health Information is disclosed that: (1) the Protected Health Information will be held confidentially, (2) the Protected Health Information will be used or further disclosed only as required by law or for the purposes for which it was disclosed to the person, and (3) the person notifies the Provider of any instance of which it is aware in which the confidentiality of the Protected Health Information has been breached.

        4. Disclosure to Subcontractors or Agents. The Provider agrees to enter into a subcontract with any person, including a subcontractor or agent, to whom it provides Protected Health Information received from, or created or received by the Provider on behalf of, the Agency. Such subcontract shall contain the same terms, conditions, and restrictions that apply to the Provider with respect to Protected Health Information.

        5. Access to Information. The Provider shall make Protected Health Information available in accordance with federal and state law, including providing a right of access to persons who are the subjects of the Protected Health Information.

                Amendment and Incorporation of Amendments. The Provider shall make Protected Health Information available for amendment and to incorporate any amendments to the Protected Health Information in accordance with 45 C.F.R. Section 164.526.

        7. Accounting for Disclosures. The Provider shall make Protected Health Information available as required to provide an accounting of disclosures in accordance with 45 C.F.R. Section 164.528.

                                                                   Attachment VI
                                                                   (Page 2 of 2)

        8. Access to Books and Records. The Provider shall make its internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by the Provider on behalf of, the Agency to the Secretary of the Department of Health and Human Services or the Secretary's designee for purposes of determining compliance with the Department of Health and Human Services Privacy Regulations.

        9. Termination. At the termination of this contract, the Provider shall return all Protected Health Information that the Provider still maintains in any form, including any copies or hybrid or merged databases made by the Provider; or with prior written approval of the Agency, the Protected Health Information may be destroyed by the Provider after its use. If the Protected Health Information is destroyed pursuant to the Agency's prior written approval, the Provider must provide a written confirmation of such destruction to the Agency. If return or destruction of the Protected Health Information is determined not feasible by the Agency, the Provider agrees to protect the Protected Health Information and treat it as strictly confidential.

                In witness whereof, the Provider and the Agency have caused this Certification to be signed and delivered by their duly authorized, representatives, as of the date set forth below

                Provider                                State of Florida, Agency for Health Care
                By: /s/ Miguel B. Fernandez             Administration
                   -----------------------------
                Print Name: Miguel B. Fernandez         By:  /s/ [ILLEGIBLE]
                           ----------------------          ---------------------------------
                Title: Chief Executive Officer          Print Name: [ILLEGIBLE]
                       --------------------------                  -------------------------
                Date: 6-25-02                           Title: [ILLEGIBLE]
                      ---------------------------              -----------------------------
                                                        Date: 6/27/02
                                                            -------------------------------

                                  AMENDMENT #1

THIS AMENDMENT, entered into between the State of Florida, Department of Elder Affairs hereinafter referred to as the "department," the Agency for Health Care Administration hereinafter referred to as the "agency," and Amerigroup Florida, Inc. (formerly Physicians Healthcare Plans, Inc.), hereinafter referred to as the "contractor," amends contract number 2002-2003-02.

1.   Section III.D.2 is hereby amended to read:

     The name, address and telephone number of the representative for the agency:

     Elizabeth Y. Kidder
     Agency for Health Care Administration
     2727 Mahan Drive
     Mail Stop 20
     Tallahassee, Florida 32308
     (850) 922-7349

2.   Section III.G is hereby amended to read

     This contract and Attachments I, II, III, IV, V, VI, and Exhibits A, B, and C as referenced, contain all terms and conditions agreed upon by the parties.

3.   Attachment I, Section 10 is hereby amended to add

     If the contractor wishes to terminate a subcontract with an Assisted Living Facility or a Nursing Facility in which any of its project enrollees are currently residing, written notice must be provided to the other parties to this agreement at least ten (10) calendar days prior to notifying the subcontractor of its intent to terminate. This requirement is waived if the facility is not licensed or the Department or Agency waives the notice period.

4.   Attachment I, Section 4.1.G.8 is hereby amended to read

     Services must be delivered by qualified providers as defined in sections 4.4, 4.5, 4.6, and 4.7. The contractor must have a credentialing system approved by an accreditation organization that has been approved by the agency pursuant to Section 641.512, Florida Statutes. The system must include procedures for credentialing long-term care providers.

5.   Attachment I, Section 4.2.T is hereby amended to read:

     Nursing Facility Services: Services furnished in a health care facility licensed under Chapter 395 or Chapter 400 Part II, Florida Statutes.

6. Attachment I, Section 4.4., Optional Services, is hereby amended to revise the following definition:

     A. Dental Services: The contractor may choose to provide adult dental services as defined in the Medicaid Dental Coverage and Limitations Handbook.

7.   Attachment I, Section 6.M is hereby deleted.

8.   Attachment I, Section 8.1.A.3 is hereby amended to read:

     Contractor Level - One report is required for each seven-digit Medicaid provider number the contractor has under contract.

     Example: ABC Health Plan, Medicaid Provider Number 1234567, operates three locations: ABC of Palm Beach (123456701), ABC of Indian River (123456702), and ABC of Martin (123456703). A contractor level report would be summarized over all plans with the seven-digit Medicaid Provider number (1234567). A location level report would have one report for each nine-digit provider number (123456701, 123456702, and 123456703).

     The following table summarizes the required data reporting for the project:

                          LEVEL OF        REPORTING          SUBMISSION      REPORTING
      REPORT NAME         ANALYSIS        FREQUENCY            METHOD         LOCATION
     ----------------------------------------------------------------------------------
     Enrollment,         Location    Monthly, by 5:00     Asynchronous       Fiscal
     Disenrollment, and              PM on the            Transfer           Agent
     Cancellation                    Wednesday
     Report for Payment              preceding the
                                     second to last
                                     Saturday

     Enrollment and      Location    Monthly within 5     Electronic Mail,   Department
     Disenrollment                   calendar days after  Facsimile,
     Report                          the beginning of     Compact Disc,
                                     the reporting month  Diskette, or Mail

     Encounter Data      Individual  Quarterly, within 3  Electronic Mail,   Department
     Report                          months of end of     Compact Disc, or
                                     reporting quarter    Diskette

     Grievance Report    Individual  Quarterly within 5   Electronic Mail,   Department
                                     calendar days of     Facsimile,
                                     end of reporting     Compact Disc,
                                     quarter              Diskette, or Mail

     Updated Provider    Location    Quarterly, within 5  Electronic Mail,   Department
     Network Listing                 calendar days of     Facsimile,
                                     end of reporting     Compact Disc,
                                     quarter              Diskette, or Mail

     Minority Business   Contractor  Monthly, by the      Electronic Mail,   Department
     Enterprise Contract             15th of the month    Facsimile,         and
     Report                          following the        Compact Disc,      Agency
                                     reporting month      Diskette, or Mail

     Financial           Contractor  Quarterly, within    Agency Supplied    Agency
     Statements                      45 calendar days of  Template on
                                     end of reporting     Compact Disc or
                                     quarter              Diskette

     Audited Financial   Contractor  Annually, within     Electronic Mail,   Agency
     Statements                      90 calendar days of  Compact Disc, or
                                     end of contractors'  Diskette
                                     fiscal year

9.   Attachment I, Section 8.1.A.4 is hereby deleted.

10. The format in which monthly enrollment and disenrollment information is reported to the Department is hereby revised. The contractor agrees to use the revised format beginning with the submission of enrollment and disenrollment information for the month of January 2003.

     Attachment I, Section 8.3 is hereby amended to read:

     ENROLLMENT AND DISENROLLMENT SUMMARY

     This report provides a uniform means of reporting each contractor's monthly enrollments and disenrollments. The report is required to track enrollment and assess the reasons for each disenrollment, and to ensure that disenrollments are in compliance with contract guidelines.

     This report must be provided as a Microsoft Excel spreadsheet in the format specified in Exhibit A of this contract. Enrollments and disenrollments shall be numbered, and information shall be listed in alphabetized ascending order by enrollee last name, then by enrollee first name. Information shall pertain only to enrollments or disenrollments that are effective for the month being reported. For example, the November 2002 report of disenrollments would include information on an enrollee that expired on October 28, 2002. October 28, 2002 would be provided as the Disenrollment Reason Occurrence Date for that enrollee in the Enrollment and Disenrollment Summary report.

11. The format in which encounter data is reported to the Department is hereby revised. The contractor agrees to use the revised format beginning with the submission of encounter data for the quarter January through March 2003.

     Attachment I, Section 8.4 is hereby amended to read

     ENCOUNTER DATA

     The contractor shall provide encounter level service utilization data as specified in Exhibit B of this contract. The services reported represent the comprehensive array of services that might be necessary to maintain a member at home while avoiding nursing home placement, including acute and long-term care services.

     These reports must be provided as ASCII, fixed length text files, with two files, per enrollee, per month. There will be one file for long-term care services and one file for acute care services. For example, if an enrollee were enrolled for an entire quarter, you would have three separate records in each of two separate files that are submitted once for the entire quarter. These two files, the Long-Term Care Services file and the Acute Care Services file, must be submitted once every quarter to the Department.

     The contractor may resubmit files with more current data during the subsequent reporting quarter to replace the data previously submitted. If files are resubmitted, the previously submitted data will be discarded, and the more recent data will be utilized.

     Attachment I, Section 8.5 is hereby amended to read:

     GRIEVANCE REPORT

     This report provides a uniform means of reporting each contractor's quarterly grievances, and is needed in order to track the number of grievances, as well as the reason and disposition of grievances. Grievance reporting provides a method by which to assess the contractor's ability to manage formal grievances through its internal grievance process.

     The Grievance Report must be provided as a Microsoft Excel spreadsheet in the format specified in Exhibit C of this contract. The Grievance Report shall be submitted by the contractor to report all formal grievances or updates to previously reported grievances, or to report whether there have been no new grievances during the reporting quarter.

13. The contractor agrees to submit a quarterly updated Provider Network Listing beginning with the reporting quarter January through March 2003.

     Attachment I, Section 8.6 is hereby added as follows:

     PROVIDER NETWORK LISTING

     This updated listing provides current information on the contractor's provider network to ensure that adequate resources are available to enrollees at all times.

     The Provider Network Listing may be provided electronically as a Microsoft Word or Excel file, or as a hard copy via facsimile or mail. The Provider Network Listing shall be updated to include information on providers who joined the contractor's provider network, or who were terminated from the contractor's provider network during the reporting quarter.

     If the contractor has not added or terminated a subcontract to its provider network within the reporting quarter, a statement to that effect shall be provided to the Department in lieu of an updated Provider Network Listing.

14. EXHIBIT A, Enrollment/Disenrollment Summary, is hereby made a part of the contract.

15. EXHIBIT B, Encounter Data Reporting Format, is hereby made a part of the contract.

16.  EXHIBIT C, Report of Grievances, is hereby made a part of the contract.

     This amendment shall begin on January 21, 2003, or the date on which the amendment has been signed by all parties, whichever is later.

     All provisions in the contract and any attachments thereto in conflict with this amendment shall be and are hereby changed to conform to this amendment.

     All provisions in the contract and any attachments thereto in conflict with this amendment shall be and are hereby changed to conform to this amendment.

     All provisions not in conflict with this amendment are still in effect and are to be performed at the level specified in the contract.

     This amendment and all its attachments are hereby made a part of the contract.

     IN WITNESS WHEREOF, the parties hereto have caused this ten (10) page amendment to be executed by their officials thereunto duly authorized.

CONTRACTOR:  AMERIGROUP FLORIDA, INC.        STATE OF FLORIDA
             (formerly, Physicians           DEPARTMENT OF ELDER AFFAIRS
             Healthcare Plans, Inc.)

SIGNED BY:    /s/ Imtiaz Sattaur             SIGNED BY:    /s/ Terry F White
             ----------------------                       ----------------------

NAME:             Imtiaz Sattaur             NAME:             Terry F White
             ----------------------

TITLE:          President and CEO            TITLE:            Secretary
             ----------------------

DATE:               1/31/03                  DATE:             2/11/03
             ----------------------                       ----------------------

CONTRACTOR FEDERAL ID NUMBER:
          65-0318864
-----------------------------

CONTRACTOR FISCAL YEAR ENDING DATE:
          December 31
-----------------------------------

                                              STATE OF FLORIDA
                                              AGENCY FOR HEALTH CARE
                                              ADMINISTRATION

                                              SIGNED BY : /s/ Rhonda M. Medows
                                                          ----------------------
                                              NAME:       Rhonda M. Medows, M.D.

                                              TITLE:      Secretary

                                              DATE:       2/17/03
                                                          ----------------------

                                    EXHIBIT A
                                  (Page 1 of 1)

                                   (Plan Name)
                        ENROLLMENT/DISENROLLMENT SUMMARY

                                (Reporting Month)

  DISENROLLMENT
  ---------------------------------------------------------------------------------------------
                                                                                DISENROLLMENT
                                                               DISENROLLMENT  REASON OCCURRENCE
    LAST NAME     FIRST NAME  MEDICAID ID#  SOCIAL SECURITY #   REASON CODE*        DATE
  ---------------------------------------------------------------------------------------------
 1
 2
 3
 4
 5
  ---------------------------------------------------------------------------------------------

  * Disenrollment Reason Codes:

  EXP = Expired
  ELG = Lost Medicaid Eligibility
  HOS = Enrolled in Hospice

  NET = Left Provider Network
  CTY = Moved Outside of Service Area
  INV = Involuntary for Reason Other than Above

  VOL = Voluntary for Reason Other than Above
  FRD = Fraudulent Use of Medicaid or Plan ID Card
  CAN = Enrollment Cancelled Prior to Effective Date

  ENROLLMENT
  ------------------------------------------------------------------------------------------------
                                                               DATE OF INITIAL  DATE OF SUBSEQUENT
   LAST NAME      FIRST NAME  MEDICAID ID#  SOCIAL SECURITY #    ENROLLMENT        ENROLLMENT **
  ------------------------------------------------------------------------------------------------
   1
   2
   3
   4
   5
   6
   7
   8
   9
  10
  ------------------------------------------------------------------------------------------------

  ** If applicable, enter the date of re-enrollment following a period of appropriate disenrollment

  SUMMARY

  Final Enrollment for (Previous Reporting Month):        ###
  Total New Enrollments:                                   ##
  Total Disenrollments:                                   (##)
                                                       ---------
  Final Enrollment for (Current Reporting Month):         ###
                                                       =========

SERVICE UTILIZATION REPORTING

The plan shall provide recipient-specific service utilization date in the electronic format as specified below. The services reported represent the comprehensive array of services that might be necessary to maintain a member at home while avoiding nursing home placement, including acute and long-term care services.

These reports must be provided as ASCII, fixed length text files, with two files, per recipient, per month. There will be one file for long-term care services and one file for acute care services. For example, if a recipient were enrolled for an entire quarter, you would have three separate records in each of two separate files that are submitted once for the entire quarter. These two files, the LTC Services file and the Acute Care Services file, must be submitted once every quarter to your DOEA/AHCA contract manager. You will have up to three months after the last month in a specific quarter to submit the quarterly report.

If no units of service are provided in a category or if the category is not applicable to you, fill that field with the specified number of spaces (using the spacebar) that match that particular field length. Right justify all fields unless noted otherwise. For amount paid, include the sum of Medicaid and Medicare crossover claims (deductibles and co-pays for Medicare claims).* If you have questions about the definitions of these services please reference the appropriate Medicaid coverage and limitations handbook for Medicaid state plan services. Note: Please do not use commas between fields and round currency to the nearest dollar amount.

FILE LONG-TERM CARE SERVICES

--------------------------------------------------------------------------------------------------------------
                                           UNIT OF           FIELD
FIELD NAME         DESCRIPTION           MEASUREMENT        LENGTH     START COL.   END COL.    TEXT/NUMERIC
--------------------------------------------------------------------------------------------------------------
SSN                Social Security
                   Number (left
                   justify)                    000000000            9           1           9          Numeric
--------------------------------------------------------------------------------------------------------------
MEDICAID           Medicaid ID
                   Number                     0000000000           10          10          19          Numeric
--------------------------------------------------------------------------------------------------------------
ENROLL             Initial Date of
                   Program
                   Enrollment                     MMYYYY            6                      25          Numeric
--------------------------------------------------------------------------------------------------------------
DISENROL           Date of
                   Disenrollment,
                   if Applicable                  MMYYYY            6                      31          Numeric
--------------------------------------------------------------------------------------------------------------
REINST             Reinstate date                 MMYYYY            6                      37          Numeric
--------------------------------------------------------------------------------------------------------------
ALF                ALF Resident
                   Indicator                 1=Yes; 2=No            1                      38          Numeric
--------------------------------------------------------------------------------------------------------------
MONTH              Report Month                   MMYYYY            6                                  Numeric
--------------------------------------------------------------------------------------------------------------

                                       UNIT OF SERVICE/
LTC SERVICES       DESCRIPTION              COST
--------------------------------------------------------------------------------------------------------------
ADCOMP             Adult Companion
                   Services               15 Minute Unit            4          45          48          Numeric
--------------------------------------------------------------------------------------------------------------
ADAYHLTH           Adult Day
                   Health Services        15 Minute Unit            4          49          52          Numeric
--------------------------------------------------------------------------------------------------------------
ALFSVS             Assisted Living
                   Services                         Days            2          53          54          Numeric
--------------------------------------------------------------------------------------------------------------
ALFSVS$$           Assisted Living
                   Services                  Amount Paid            6          55          60          Numeric
--------------------------------------------------------------------------------------------------------------
ATTCARE            Attendant Care
                   Services               15 Minute Unit            4          61          64          Numeric
--------------------------------------------------------------------------------------------------------------
CASEAID            Case Aide              15 Minute Unit            4          65          68          Numeric
--------------------------------------------------------------------------------------------------------------
CASEMGMT           Case Management
                   (Internal)             15 Minute Unit            4          69          72          Numeric
--------------------------------------------------------------------------------------------------------------
CHORE              Chore Services         15 Minute Unit            2          73          74          Numeric
--------------------------------------------------------------------------------------------------------------
COM_MH             Community
                   Mental Health                   Visit            2          75          76          Numeric
--------------------------------------------------------------------------------------------------------------
CNMS_$$            Consumable
                   Medical Supplies          Amount Paid            6          77          82          Numeric
--------------------------------------------------------------------------------------------------------------
COUNSEL            Counseling             15 Minute Unit            4          83          86          Numeric
--------------------------------------------------------------------------------------------------------------
DME_$$             Durable Medical
                   Equipment                 Amount Paid            6          87          92          Numeric
--------------------------------------------------------------------------------------------------------------
ENVIRAA            Environmental
                   Accessibility
                   Adaptations                       Job            2          93          94          Numeric
--------------------------------------------------------------------------------------------------------------
ESCORT             Escort Services        15 Minute Unit            4          95          98          Numeric
--------------------------------------------------------------------------------------------------------------
FAMT_I             Family Training
                   Services
                   (Individual)           15 Minute Unit            2          99         100          Numeric
--------------------------------------------------------------------------------------------------------------
FAMT_G             Family Training
                   Services (Group)       15 Minute Unit            2         101         102          Numeric
--------------------------------------------------------------------------------------------------------------
FINARRS            Financial
                   Assessment
                   /Risk Reduction
                   Services               15 Minute Unit            4  [ILLEGIBLE]         106
--------------------------------------------------------------------------------------------------------------

----------
* Medicare crossovers are amounts that are billed to Medicaid for those Medicaid clients who are also eligible for Medicare.

                                    EXHIBIT B
                                  (Page 2 of 3)

--------------------------------------------------------------------------------------------------------------
                                           UNIT OF           FIELD
FIELD NAME        DESCRIPTION            MEASUREMENT        LENGTH     START COL.   END COL.    TEXT/NUMERIC
--------------------------------------------------------------------------------------------------------------
FINM RRS          Financial
                  Maintenance/Risk
                  Reduction Services      15 Minute Unit            4         107         110          Numeric
--------------------------------------------------------------------------------------------------------------
HDMEAL            Home Delivered
                  Meal                              Meal            2         111         112          Numeric
--------------------------------------------------------------------------------------------------------------
HOMESRVS          Homemaker Services      15 Minute Unit            4         113         116          Numeric
--------------------------------------------------------------------------------------------------------------
                                          15 Minute Unit            4         117         120          Numeric
--------------------------------------------------------------------------------------------------------------
                                                    Days            2         121         122          Numeric
--------------------------------------------------------------------------------------------------------------
                                          15 Minute Unit            4         123         126          Numeric
--------------------------------------------------------------------------------------------------------------
                                          15 Minute Unit            4         127         130          Numeric
--------------------------------------------------------------------------------------------------------------
                                          15 Minute Unit            4         131         134          Numeric
--------------------------------------------------------------------------------------------------------------
PERS_I            Personal Emergency
                  Response System
                  Installation                       Job            2         135         136          Numeric
--------------------------------------------------------------------------------------------------------------
PERS_M            Personal Emergency
                  Response System -
                  Maintenance                        Day            2         137         138          Numeric
--------------------------------------------------------------------------------------------------------------
PEST_I            Pest Control -
                  Initial Visit                      Job            2         139         140          Numeric
--------------------------------------------------------------------------------------------------------------
                                                   Month            1         141         141          Numeric
--------------------------------------------------------------------------------------------------------------
                                          15 Minute Unit            4         142         145          Numeric
--------------------------------------------------------------------------------------------------------------
                                          15 Minute Unit            4         146         149          Numeric
--------------------------------------------------------------------------------------------------------------
                                          15 Minute Unit            4         150         153          Numeric
--------------------------------------------------------------------------------------------------------------
                                                   Visit            2         154         155          Numeric
--------------------------------------------------------------------------------------------------------------
                                          15 Minute Unit            4         156         159          Numeric
--------------------------------------------------------------------------------------------------------------
                                          15 Minute Unit            4         160         163          Numeric
--------------------------------------------------------------------------------------------------------------
                                                    Days            2         164         165          Numeric
--------------------------------------------------------------------------------------------------------------
                                                   Visit            4         166         169          Numeric
--------------------------------------------------------------------------------------------------------------
SPTH                                      15 Minute Unit            4         170         173          Numeric
--------------------------------------------------------------------------------------------------------------
TRANSPOR          Transportation
                  Services (not
                  included in Escort
                  or Adult Day
                  Health services)                 Trips            3         174         176          Numeric
--------------------------------------------------------------------------------------------------------------
OTH_UNIT          Other LTC Service
                  not listed (unit)           Unit/Visit            6         177         182          Numeric
--------------------------------------------------------------------------------------------------------------
                                                                   35         183         217             Text
--------------------------------------------------------------------------------------------------------------
                                             Amount Paid            6
--------------------------------------------------------------------------------------------------------------
                                                                   35
--------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

FILE 2: ACUTE CARE SERVICES

-------------------------------------------------------------------------------------------------------------
                                                   UNIT OF          FIELD     START    END     TEXT/NUMERIC
CODE        FIELD NAME     DESCRIPTION           MEASUREMENT       LENGTH      COL.    COL.
-------------------------------------------------------------------------------------------------------------
            ACUTE          DESCRIPTION                  UNITS OF
            SERVICES                                SERVICE/COST
-------------------------------------------------------------------------------------------------------------
            SSN            Social Security
                           Number (left
                           justify)                    000000000          9         1       9         Numeric
-------------------------------------------------------------------------------------------------------------
            MEDICAID       Medicaid ID
                           Number                     0000000000         10        10      19         Numeric
-------------------------------------------------------------------------------------------------------------
            MONTH          Report  Month                  MMYYYY          6        20      25         Numeric
-------------------------------------------------------------------------------------------------------------
            CLINIC         Clinic Services                 Visit          2        26      27         Numeric
-------------------------------------------------------------------------------------------------------------
            CLINIC$$       Clinic Services                 Visit          2        28      29         Numeric
                           Costs
-------------------------------------------------------------------------------------------------------------
            DENTAL         Dental Services                 Visit          6        30      35         Numeric
-------------------------------------------------------------------------------------------------------------
            DENTAL$$       Dental Services
                           Costs                     Amount Paid          6        36      41         Numeric
-------------------------------------------------------------------------------------------------------------
            DIALYSIS       Dialysis Center                 Visit          2        42      43         Numeric
-------------------------------------------------------------------------------------------------------------
            DIALYS$$       Dialysis Center
                           Costs                     Amount Paid          6        44      49         Numeric
-------------------------------------------------------------------------------------------------------------
            ER             Emergency Room
                           Services                        Visit          2        50      51         Numeric
-------------------------------------------------------------------------------------------------------------
            ER_$$          Emergency Room
                           Services Costs            Amount Paid          6        52      57         Numeric
-------------------------------------------------------------------------------------------------------------
            FQHC           FQHC Services                   Visit          2        58      59         Numeric
-------------------------------------------------------------------------------------------------------------
            FQHC_$$        FQHC Services
                           Costs                     Amount Paid          6        60      65         Numeric
-------------------------------------------------------------------------------------------------------------
            HEAR           Hearing Services
                           Including
                           hearing aids              Amount Paid          6        66      71         Numeric
-------------------------------------------------------------------------------------------------------------
            INPTSVS        Inpatient
                           Hospital Services                 Day          3        72      74         Numeric
-------------------------------------------------------------------------------------------------------------
            INPTSVSS       Inpatient
                           Hospital
                           Services Costs            Amount Paid          6        75      80         Numeric
-------------------------------------------------------------------------------------------------------------
                                                     Amount Paid          6        81      86         Numeric
-------------------------------------------------------------------------------------------------------------
            ??SP           Nurse P?                        Visit          2        87      88         Numeric
-------------------------------------------------------------------------------------------------------------
            ??RNP_$$       Nurse P??                 Amount Paid          6        89      94         Numeric
-------------------------------------------------------------------------------------------------------------
            ?X_$$          Pharmaceuticals           Amount Paid          6        95     100         Numeric
-------------------------------------------------------------------------------------------------------------
            PA             Physical
                           Assistant                       Visit          2       101     102         Numeric
-------------------------------------------------------------------------------------------------------------
            PA_$$          Physical
                           Assistant Costs           Amount Paid          6       103     106         Numeric
-------------------------------------------------------------------------------------------------------------
            MD             Physician
                           Services                        Visit          2       109     110         Numeric
-------------------------------------------------------------------------------------------------------------
                           Physician
                           Services Costs            Amount Paid          6       111     116         Numeric
-------------------------------------------------------------------------------------------------------------
                                                       Encounter          3       117     119         Numeric
-------------------------------------------------------------------------------------------------------------
            OUTPT_$$                                 Amount Paid          6       120     125         Numeric
-------------------------------------------------------------------------------------------------------------
                                                           Visit          2       126     127         Numeric
-------------------------------------------------------------------------------------------------------------
            PODIAT$$                                 Amount Paid          6       128     133         Numeric
-------------------------------------------------------------------------------------------------------------
                           Rural Health
                           Services                        Visit          2       134     135         Numeric
-------------------------------------------------------------------------------------------------------------
                           Rural Health
                           Services Costs            Amount Paid          6       136     141         Numeric
-------------------------------------------------------------------------------------------------------------
            SNFREHAS       Skilled nursing
                           facility
                           services  -
                           rehabilitation **         Amount Paid          6       142     147         Numeric
-------------------------------------------------------------------------------------------------------------
            EYE_$$         Visual Services
                           including
                           eyeglasses                Amount Paid          6       148     153         Numeric
-------------------------------------------------------------------------------------------------------------
                           Other Acute
                           Service not
                           listed (unit)              Unit/Visit          6       154     159         Numeric
-------------------------------------------------------------------------------------------------------------
            DESCR 1        Description of
                           other Acute
                           service                                       35       160     194            Text
-------------------------------------------------------------------------------------------------------------
            OTH_$          Other Acute
                           Service not
                           listed (amount)           Amount Paid          6       195     200         Numeric
-------------------------------------------------------------------------------------------------------------
                           Description of
                           other Acute
                           service                                       35       201     235            Text
-------------------------------------------------------------------------------------------------------------

**Medicare Crossovers

                                    EXHIBIT C
                                  (Page 1 of 1)

                                   (Plan Name)
                              REPORT OF GRIEVANCES

                               (Reporting Quarter)

Were any new grievances filed during this reporting quarter? YES [ ]   NO [ ]

 -------------------------------------------------------------------------------------------------------------------------------
  ENROLLEE'S    ENROLLEE'S  ENROLLEE'S   ENROLLEE'S  GRIEVANCE    GRIEVANCE   EXPEDITED    DISPOSITION   DISPOSITION   RESOLVED?
  LAST NAME     FIRST NAME   MEDICAID      SOCIAL      TYPE *       DATE       REQUEST?      TYPE **        DATE       (Y OR  N)
                               ID #      SECURITY #                           (Y OR N)
 -------------------------------------------------------------------------------------------------------------------------------

1
2
3
4
5
 -------------------------------------------------------------------------------------------------------------------------------

 -----------------------------------------------------------------------
                          Grievance Type
 -----------------------------------------------------------------------
 1 = Quality of Care                  7 =  Enrollment/Disenrollment
 2 = Access to Care                   8 =  Termination of Contract
 3 = Not Medically Necessary          9 =  Unauthorized out of plan svcs
 4 = Excluded Benefit                 10 = Unauthorized in-plan svcs
 5 = Billing Dispute                  11 = Benefits available in plan
 6 = Contract Interpretation          12 = Other
 -----------------------------------------------------------------------

 -----------------------------------------------------------------------
                          Disposition Type
 -----------------------------------------------------------------------
 1 = Reassigned Case Manager          7 =  Disenrolled Self
 2 = Service Added to Plan of Care    8 =  Disenrolled by plan
 3 = Service Increased                9 =  In QA Review
 4 = Changed to Another Provider      10 = In Grievance Process
 5 = Reinstated in Plan               11 = Lost Contact with Enrollee
 6 = Billing Issue Resolved           12 = Other
 -----------------------------------------------------------------------

                                       10